Exhibit 4(a) EXECUTION COPY SHARE PURCHASE AGREEMENT AMONG MITSUBISHI UFJ FINANCIAL GROUP, INC., MUFG AMERICAS HOLDINGS CORPORATION and U.S. BANCORP September 21, 2021

TABLE OF CONTENTS -i- Page ARTICLE 1 DEFINITIONS Section 1.1 Definitions.............................................................................................................1 Section 1.2 Interpretation and Construction ..........................................................................19 ARTICLE 2 THE TRANSACTION Section 2.1 Purchase and Sale ...............................................................................................21 Section 2.2 The Closing; Closing Deliverables; Post-Closing Cash Consideration ..............21 Section 2.3 Purchase Price Adjustment .................................................................................22 Section 2.4 Certain Adjustments............................................................................................25 Section 2.5 Tax Treatment .....................................................................................................25 Section 2.6 Withholding ........................................................................................................25 Section 2.7 Nonassignability of Excluded Assets and Liabilities ..........................................25 Section 2.8 Bank Merger .......................................................................................................26 Section 2.9 Lock-up Agreement ............................................................................................27 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS Section 3.1 Organization, Standing and Authority ................................................................27 Section 3.2 Capital Structure .................................................................................................28 Section 3.3 Subsidiary Equity Holdings ................................................................................29 Section 3.4 Corporate Authorization and Binding Effect ......................................................29 Section 3.5 Regulatory Filings; No Defaults .........................................................................29 Section 3.6 Financial Statements; No Material Adverse Effect ............................................30 Section 3.7 Material Contracts ...............................................................................................32 Section 3.8 Property ...............................................................................................................34 Section 3.9 Compliance with Laws .......................................................................................34 Section 3.10 Derivative Instruments ........................................................................................35 Section 3.11 Litigation .............................................................................................................36 Section 3.12 No Brokers ..........................................................................................................36 Section 3.13 Employee Benefit Plans ......................................................................................36 Section 3.14 Labor Matters ......................................................................................................38 Section 3.15 Taxes ...................................................................................................................39 Section 3.16 Insurance .............................................................................................................41 Section 3.17 Intellectual Property ............................................................................................41 Section 3.18 Privacy and Cybersecurity ..................................................................................42 Section 3.19 Extensions of Credit ............................................................................................43 Section 3.20 Certain Loan Matters ..........................................................................................44

TABLE OF CONTENTS -ii- Section 3.21 Trust and Other Fiduciary Businesses ................................................................44 Section 3.22 Compliance with Environmental Laws ...............................................................44 Section 3.23 Use of Assets.......................................................................................................45 Section 3.24 Escheat and Unclaimed Property ........................................................................46 Section 3.25 No Other Representations or Warranties ............................................................46 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER Section 4.1 Organization, Standing and Authority ................................................................46 Section 4.2 Capital Structure .................................................................................................47 Section 4.3 Corporate Authorization and Binding Effect ......................................................48 Section 4.4 Regulatory Filings; No Defaults .........................................................................48 Section 4.5 Purchaser SEC Reports; Financial Statements; No Material Adverse Effect ...................................................................................................................48 Section 4.6 Compliance with Laws .......................................................................................50 Section 4.7 Litigation .............................................................................................................50 Section 4.8 No Brokers ..........................................................................................................50 Section 4.9 Availability of Funds ..........................................................................................50 Section 4.10 Investment ...........................................................................................................51 Section 4.11 Offering of Securities ..........................................................................................51 Section 4.12 No Other Representations or Warranties ............................................................51 ARTICLE 5 COVENANTS Section 5.1 Access and Reports .............................................................................................51 Section 5.2 Conduct of the Business......................................................................................53 Section 5.3 Efforts; Regulatory Filings and Other Actions ...................................................58 Section 5.4 Notice of Changes ...............................................................................................60 Section 5.5 Confidentiality ....................................................................................................61 Section 5.6 Publicity ..............................................................................................................62 Section 5.7 Non-Compete; Non-Solicitation .........................................................................62 Section 5.8 Employee Non-Solicitation .................................................................................64 Section 5.9 Taxes ...................................................................................................................64 Section 5.10 Employee Matters ...............................................................................................70 Section 5.11 Intellectual Property ............................................................................................76 Section 5.12 Intercompany Items ............................................................................................79 Section 5.13 Insurance .............................................................................................................79 Section 5.14 Excluded Assets and Liabilities Transfer ...........................................................79 Section 5.15 Special Dividend Transaction .............................................................................79 Section 5.16 Excess Capital .....................................................................................................80 Section 5.17 Release ................................................................................................................80 Section 5.18 Further Assurances..............................................................................................81 Section 5.19 Removal; Resignations .......................................................................................81

TABLE OF CONTENTS -iii- Section 5.20 D&O Indemnification and Insurance ..................................................................81 Section 5.21 Other Offers ........................................................................................................82 Section 5.22 Other Transaction Documents ............................................................................82 Section 5.23 Treatment of Bank Indebtedness ........................................................................82 Section 5.24 Updated Financial Information ...........................................................................83 Section 5.25 Certain Commercial Arrangements ....................................................................84 Section 5.26 Transition ............................................................................................................84 Section 5.27 Additional Covenant ...........................................................................................85 ARTICLE 6 CONDITIONS TO CLOSING Section 6.1 Conditions to the Obligations of Purchaser and Sellers......................................85 Section 6.2 Conditions to the Obligations of Purchaser ........................................................85 Section 6.3 Conditions to the Obligations of Sellers .............................................................86 ARTICLE 7 TERMINATION Section 7.1 Termination .........................................................................................................87 Section 7.2 Effect of Termination ..........................................................................................87 ARTICLE 8 GENERAL PROVISIONS Section 8.1 Survival of Representations and Warranties; Indemnification ...........................88 Section 8.2 Amendment; Waiver ...........................................................................................93 Section 8.3 Entire Agreement ................................................................................................93 Section 8.4 Assignment .........................................................................................................93 Section 8.5 Specific Performance ..........................................................................................93 Section 8.6 Counterparts ........................................................................................................93 Section 8.7 Notices ................................................................................................................93 Section 8.8 Provisions Separable ...........................................................................................95 Section 8.9 Parties in Interest.................................................................................................95 Section 8.10 Expenses .............................................................................................................95 Section 8.11 Deadlines.............................................................................................................96 Section 8.12 Waiver of Jury Trial ............................................................................................96 Section 8.13 Governing Law; Consent to Jurisdiction ............................................................96 SCHEDULES Schedule 1 Business Employees Schedule 2 Example Balance Sheet and TBV

TABLE OF CONTENTS -iv- Schedule 3 Requisite Regulatory Approvals Schedule 4 Excluded Assets and Liabilities ANNEXES Annex A Form of Excluded Assets and Liabilities Purchase and Assumption Agreement Annex B Form of Transitional Services Agreement Annex C Form of Reverse Transitional Services Agreement Annex D Form of Registration Rights Agreement

SHARE PURCHASE AGREEMENT SHARE PURCHASE AGREEMENT, dated as of September 21, 2021, by and among Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (“Seller Holdco”), MUFG Americas Holdings Corporation, a corporation organized under the laws of the state of Delaware and a wholly owned (directly and indirectly) Subsidiary of Seller Holdco (“Seller” and, collectively with Seller Holdco, “Sellers”) and U.S. Bancorp, a corporation organized under the laws of Delaware (“Purchaser”). RECITALS WHEREAS, Seller is a financial holding company conducting certain business operations through its commercial banking subsidiary MUFG Union Bank, N.A., a national banking association (the “Bank”); WHEREAS, Seller owns all the issued and outstanding shares of Common Stock of the Bank (the “Shares”); WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, convey, assign and deliver (“Transfer”) to Purchaser, and Purchaser desires to purchase and accept (“Purchase”) from Seller, all the Shares; and WHEREAS, prior to the Closing (as defined herein), Sellers and the Bank will effectuate the Excluded Assets and Liabilities Transfer; NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Definitions. In this Agreement, the following definitions and other terms shall apply: “Acquisition Proposal” has the meaning set forth in Section 5.21. “Action” means any civil, criminal, regulatory or administrative action, cause of action, suit, demand, claim, case, litigation, arbitration, inquiry, hearing, dispute, investigation or other proceeding. “ADRs” has the meaning set forth in Section 5.10(h). “Adviser Subsidiary” has the meaning set forth in Section 5.3(f). “Advisory Client” has the meaning set forth in Section 5.3(f).

-2- “Advisory Contract” has the meaning set forth in Section 5.3(f). “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. “Agreement” means this Agreement, as it may be amended and supplemented from time to time in accordance with Section 8.2, including the Sellers’ Disclosure Schedule and all Annexes hereto. “AML Laws” means (i) the USA Patriot Act of 2001, (ii) the U.S. Money Laundering Control Act of 1986, (iii) the Bank Secrecy Act, (iv) any other anti-money laundering Laws to which the Bank or any Transferred Subsidiary is subject or (v) any other regulation or guidance related to any of the foregoing. “Anticorruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 and all other U.S. federal, state or local and foreign anti-corruption and anti-bribery Laws applicable to the Bank or any Transferred Subsidiary. “Bank” has the meaning set forth in the Recitals. “Bank 401(k) Plan” has the meaning set forth in Section 5.10(g). “Bank Call Report” means each Consolidated Report of Condition and Income publicly filed by the Bank. “Bank ERISA Affiliate” means any trade or business, whether or not incorporated, all of which together with Bank would be deemed (at the relevant time) a “single employer” within the meaning of Section 4001 of ERISA. “Bank Marks” means the Marks owned by the Bank and the Transferred Subsidiaries immediately after Closing, after giving effect to the transfers contemplated by Section 5.11(a). “Bank Merger” has the meaning set forth in Section 2.8. “Bank Merger Agreement” has the meaning set forth in Section 2.8. “Bank Qualified Plans” has the meaning set forth in Section 3.13(c). “Bank Tax Return” has the meaning set forth in Section 5.9(b). “Bankruptcy and Equity Exception” has the meaning set forth in Section 3.4. “Basket” has the meaning set forth in Section 8.1(b). “Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit

-3- plan, program, agreement, contract, policy, arrangement or remuneration of any kind (each, an “Employee Plan”) with respect to which the Bank or any Transferred Subsidiary is a party or has any current or future obligation or liability that are maintained, contributed to or sponsored by the Bank or any Transferred Subsidiary for the benefit of any Business Employee, excluding, in each case, any Multiemployer Plan. “BHC Act” means the Bank Holding Company Act of 1956. “Bonus Plan” has the meaning set forth in Section 5.10(d). “Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in (i) New York, New York, (ii) Tokyo, Japan, or (iii) Minneapolis, Minnesota, are authorized or required by applicable Law or other governmental action to be closed. “Business Employee” means each current employee, officer, director or natural person who is an independent contractor of the Bank or any Transferred Subsidiary and is set forth on Schedule 1. Schedule 1 sets forth an initial list of Business Employees, which shall be updated following the date hereof in accordance with Section 5.10(e). “Cap” has the meaning set forth in Section 8.1(b). “Carveout Financial Statements” has the meaning set forth in Section 5.24(b). “Cash Consideration” means an amount in U.S. dollars in cash equal to (a) the Purchase Price minus (b) the Stock Consideration Value. “CECL” means Current Expected Credit Losses, a credit loss accounting standard that was issued by the Financial Accounting Standards Boards on June 16, 2016, pursuant to Accounting Standards Update (ASU) No. 2016, Topic 326. “Claim Notice” has the meaning set forth in Section 8.1(d). “Closing” has the meaning set forth in Section 2.2(a). “Closing Balance Sheet” means a balance sheet of the Bank as of the close of business on the day immediately preceding the Closing Date, using the same methodologies, assumptions, accounting policies, principles, practices and categories used in the preparation of the balance sheet shown in Schedule 2 (including, for the avoidance of doubt, with such balance sheet being calculated (a) on a “going concern” basis, (b) not taking into account any changes in the assets or liabilities of the Bank as a result of purchase accounting or any other accounting adjustments in each case arising as a consequence, in and of themselves, of the Stock Sale, (c) taking into account any changes in the assets or liabilities of the Bank as a result of any accounting adjustments in each case arising as a consequence, in and of themselves, of the Excluded Assets and Liabilities Transfer.) For the avoidance of doubt, the Closing Balance Sheet will reflect the effect of the Excluded Assets and Liabilities Transfer and the effect of the Special Dividend Transaction.

-4- “Closing Date” means the date on which the Closing occurs. “Closing Date Cash Consideration” means an amount in U.S. dollars in cash equal to $5,500,000,000. “Closing TBV” means the amount in dollars equal to the TBV, as of the close of business on the day immediately preceding the Closing Date, as calculated from the Closing Balance Sheet. “Code” means the Internal Revenue Code of 1986. “Collective Bargaining Agreement” has the meaning set forth in Section 3.14(a). “Combined Tax Return” has the meaning set forth in Section 5.9(b). “Common Stock” has the meaning set forth in Section 3.2(a). “Competing Banking Business” has the meaning set forth in Section 5.7(a). “Confidential Information” has the meaning set forth in Section 5.1(b). “Confidentiality Agreements” means, collectively, (a) the confidentiality agreement, dated October 18, 2020, between Seller Holdco and Purchaser, as amended on June 21, 2021 and (b) the confidentiality agreement, dated September 10, 2021, between Purchaser and Seller Holdco. “Constituent Documents” means the charter documents, bylaws or similar organizational documents of a corporation and comparable organizational documents of any other entity. “Contagion Event” means the outbreak or continued presence of contagious disease, epidemic or pandemic (including SARS-CoV-2 or COVID-19, or any evolutions or mutations of thereof, or any other viruses (including influenza)), and the governmental responses thereto. “Contagion Event Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other directives, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Contagion Event. “Continuing Employee” has the meaning set forth in Section 5.10(a). “Continuing Employee Retirement Plan” has the meaning set forth in Section 5.10(f).

-5- “Contract” means, with respect to any Person, any agreement, indenture, debt instrument, contract, lease or other binding commitment to which such Person is a party or by which such Person is bound or to which such Person’s properties is subject. “Controlled Affiliate” means, with respect to any Person, any other Person directly or indirectly controlled by such specified Person; provided that, with respect to Seller, any joint ventures between Morgan Stanley or its Affiliates, on the one hand, and Seller Holdco or its Affiliates, on the other hand, shall not be deemed to be a Controlled Affiliate of Seller, nor, for the avoidance of doubt, should Morgan Stanley be deemed an Affiliate of Seller. “Controlling Party” has the meaning set forth in Section 5.9(g)(iv). “Covered Continuing Employee” means each employee, officer, director or natural person who is an independent contractor of the commercial banking or real estate industries businesses of the Bank or any Transferred Subsidiary (other than the Excluded Employees) and is set forth on Schedule 1 who continues to remain employed with the Bank and the Transferred Subsidiaries immediately following the Effective Time. “Dataroom” means the electronic data room established by Sellers for the Transactions at https://services.intralinks.com (a) as populated at 12:01 a.m. New York time on the day immediately preceding the date hereof and (b) such other documents that may be included therein following such time as agreed to by Sellers and Purchaser. “Deposit Insurance Fund” means the Deposit Insurance Fund administered by the FDIC. “Derivative Contract” has the meaning set forth in Section 3.10. “Disclosing Party” has the meaning set forth in Section 5.5. “EBITDA” means earnings before interest, taxes, depreciation and amortization. “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the SEC. “Effective Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, if such day is not a Business Day or the Effective Federal Funds Rate is not so published for any day, the Effective Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day. “Effective Time” means 12:01 a.m., New York time, or another time that is agreed to in writing by the parties hereto, on the Closing Date.

-6- “Environmental Laws” means all Laws that: (w) regulate air, water, soil and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition or management of any Hazardous Substance; (x) regulate or prescribe requirements for air, water or soil quality; (y) are intended to protect public health from exposure to any hazardous or toxic substance or to protect the environment; or (z) establish liability for the investigation, removal or cleanup of, or damage caused by, any Hazardous Substance. “ERISA” means the Employee Retirement Income Security Act of 1974. “Estimated Closing Balance Sheet” means a balance sheet of the Bank as of the close of business on the Estimated Closing Balance Sheet Date, using the same methodologies, assumptions, accounting policies, principles, practices and categories used in the preparation of the balance sheet shown in Schedule 2 (including, for the avoidance of doubt, with such balance sheet being calculated (a) on a “going concern” basis, (b) not taking into account any changes in the assets or liabilities of the Bank as a result of purchase accounting or any other accounting adjustments in each case arising as a consequence, in and of themselves, of the Stock Sale, and (c) taking into account any changes in the assets or liabilities of the Bank as a result of any accounting adjustments in each case arising as a consequence, in and of themselves, of the Excluded Assets and Liabilities Transfer). The Estimated Closing Balance Sheet will reflect the estimated effect of the Excluded Assets and Liabilities Transfer and the estimated effect of the Special Dividend Transaction (to the extent either such transaction has not yet occurred by the date of the Estimated Closing Balance Sheet) or the effect of such transactions (to the extent they have occurred prior to the date of the Estimated Closing Balance Sheet). “Estimated Closing Balance Sheet Date” means the last day of the second (2nd) month immediately preceding the month in which the Closing Date occurs. “Estimated Closing TBV” means the amount in dollars equal to the TBV, as of the Estimated Closing Balance Sheet Date, as calculated from the Estimated Closing Balance Sheet. “Estimated Purchase Price” means (a) the Estimated Closing TBV plus (b) the Premium minus (c) the Excess Capital Amount, if any. “Excess Capital” means the amount (if any) by which the Estimated Closing TBV exceeds the Target Closing TBV. “Excess Capital Amount” has the meaning set forth in Section 5.16. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Assets and Liabilities” has the meaning set forth in Section 5.14(a). “Excluded Assets and Liabilities Transfer” has the meaning set forth in Section 5.14(a). “Excluded Customer” means any customer that is (a) a private equity or other fund sponsor and its individual funds and portfolio companies or (b) a Japanese Corporate

-7- Customer, in each case that is identified on the list of Excluded Customers to be delivered by Sellers to Purchaser pursuant to Section 5.7(b). “Excluded Employee” means each current or former employee, officer, director, or natural person independent contractor of Seller and its Affiliates, including the Bank or of any Transferred Subsidiary, who is not a Business Employee. “Excluded Subsidiaries” means Intrepid Investment Bankers LLC and Union Bank of California Leasing, Inc. “Excluded Taxes” means (a) any Taxes imposed on Seller (including any Taxes required to be withheld from the payment of the Purchase Price) or any of its Affiliates (other than the Bank and the Transferred Subsidiaries) for any taxable period, (b) any Taxes imposed on the Bank, any Transferred Subsidiary or any Excluded Subsidiary for any Seller Tax Period, determined, with respect to any Straddle Period, in accordance with Section 5.9(a)(iii), (c) any Taxes attributable to or arising from (i) the Excluded Assets and Liabilities Transfer or (ii) any action taken pursuant to Section 5.12, (d) any Taxes attributable to or arising from any breach by Seller of its representations or warranties in Section 3.15 (without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein) or its covenants in this Agreement, (e) any liability for Taxes of any Person (other than the Bank or any Transferred Subsidiary) for which the Bank or any Transferred Subsidiary is liable as a result of having been a member of an affiliated, consolidated, combined, unitary or similar group prior to the Closing and any liability for the payment of any Tax as a transferee or successor, by contract or otherwise (in each case, as a result of a transaction or contract entered into prior to the Closing), (f) any Transfer Taxes for which Seller is responsible pursuant to Section 5.9(d), (g) any payroll, social security, unemployment or similar Taxes deferred by the Bank or the Transferred Subsidiaries pursuant to, or in connection with, the CARES Act, IRS Notice 2020-65, or any other state, federal or local law, notice or executive order providing similar relief in connection with COVID-19, and (h) reasonable costs and expenses (including attorneys’ and other advisors’ fees) related to any item described in clauses (a) through (g); provided that, notwithstanding anything to the contrary herein, any (x) Taxes attributable to a Purchaser Tax Period are not Excluded Taxes (except for (1) Taxes described in clause (a) of this definition and (2) any breach by Seller of its representations or warranties in Section 3.15(f), 3.15(g), or 3.15(l)) and (y) no Taxes shall be considered Excluded Taxes to the extent any current liability for such Taxes is reflected in the Closing TBV, such Taxes have been taken into account for purposes of adjusting the Purchase Price pursuant to Section 2.3, or payment has been made pursuant to Section 5.9(e). “Extension of Credit” has the meaning set forth in Section 3.19(a). “FDIC” means the Federal Deposit Insurance Corporation. “FDIC Approval” has the meaning set forth in Schedule 3. “Federal Reserve” means the Board of Governors of the Federal Reserve System. “Federal Reserve Approval” has the meaning set forth in Schedule 3. “FFIEC” means the Federal Financial Institution Examination Council.

-8- “Financial Statements” has the meaning set forth in Section 3.6(a). “Forfeited Seller Award” has the meaning set forth in Section 5.10(h). “GAAP” means generally accepted accounting principles in the United States. “Government Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator, tribunal, administrative agency or Governmental Authority. “Government Shutdown” means any shutdown or material limiting of certain U.S. or foreign federal, state or local government services. “Governmental Authority” means any Japanese, other non-U.S., or U.S. federal, state, county, city or local legislative, administrative, self-regulatory or regulatory authority, agency, court, tribunal or judicial or arbitral body or other governmental or quasi-governmental entity with competent jurisdiction, including any supranational body. “Hazardous Substance” means: (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law. “Highmark Registrations” means the Australian Reg. No. 786669 for “HIGHMARK”, the European Community Reg. No. 1087329 for “HIGHMARK”, the Switzerland Reg. No. 1690/1999 for “HIGHMARK”, and the United Kingdom Reg. No. 2190083 for “HIGHMARK”. “Indemnified Party” has the meaning set forth in Section 8.1(d). “Indemnifying Party” has the meaning set forth in Section 8.1(d). “Intellectual Property” means any intellectual property rights, including any of the following, whether or not Registered, and all rights therein, arising in the U.S. or any other jurisdiction throughout the world: (i) trademarks, service marks, Internet domain names, logos, brand names, common law trademark rights, trade dress and trade names and other indicia of origin, registrations and applications for registration of the foregoing, and the goodwill associated therewith and symbolized thereby (collectively, “Marks”), (ii) patents and patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, (iii) rights in confidential and proprietary information, including trade secrets and know-how and (iv) copyrights (including rights in works of authorship including all computer software (in object code and source code)), registrations and applications for registration of the foregoing, and all renewals, extensions, reversions and restorations thereof.

-9- “Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are payable by Seller or any of its Affiliates (other than the Bank or the Transferred Subsidiaries) to the Bank or the Transferred Subsidiaries. “Intercompany Receivables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are receivable by Seller or any of its Affiliates (other than the Bank or the Transferred Subsidiaries) from the Bank or the Transferred Subsidiaries. “IRS” means the Internal Revenue Service. “IT Assets” means any and all computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation (excluding any public networks). “Japanese Corporate Business” means any business of Sellers and their Controlled Affiliates servicing the needs of any Japanese Corporate Customer or of any Person that is directly or indirectly controlled by any Japanese Corporate Customer. “Japanese Corporate Customer” means any corporation, company, partnership, association, trust, unincorporated organization or any other form of business operations (including branches or other establishment) incorporated or formed in Japan. “JFSA” means the Japanese Financial Services Agency. “JFSA Approval” has the meaning set forth in Schedule 3. “Knowledge” means, as of any date, with respect to Sellers, the actual knowledge as of such date of any of the officers of the Sellers or the Bank listed on Section 1.1(a) of Sellers’ Disclosure Schedule. “Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, order, award, writ, decree, directive or injunction issued, promulgated or entered into by or with any Governmental Authority. “Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien or other similar encumbrance. “Loan Data File” has the meaning set forth in Section 3.19(d). “Lock-up Period” has the meaning set forth in Section 2.9. “Losses” means any damages, losses, payments, judgments, out-of-pocket costs and expenses (including reasonable and documented legal fees), liabilities, obligations, Taxes, interests, awards and penalties, including as a result of Actions.

-10- “Marks” has the meaning set forth in the definition of “Intellectual Property”. “Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, (i) has been or would reasonably be expected to be materially adverse to the business, financial condition, or the results of operations of the Bank and its Transferred Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the consummation of the Transactions; provided that none of the following (or the results thereof), either alone or in combination, shall constitute or contribute to a Material Adverse Effect under clause (i): (a) any change in GAAP or regulatory accounting requirements, or any adoption, proposal, implementation or change in Law (including any Law in respect of Taxes, and Laws newly enacted for, relating to or arising out of efforts to implement Contagion Event Measures and address the spread of any Contagion Event) or any interpretation thereof by any Governmental Authority; (b) changes, events, conditions or trends in economic, business, credit or financial conditions generally affecting the banking and financial sector specifically, and changes in the capital or credit markets, including any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally (including any such change resulting from or arising out of a Contagion Event); (c) any change in global or national political conditions (including as result of the outbreak of war, acts of terrorism or a Contagion Event); (d) changes as the result of other international, national, or regional calamity or global health conditions, including any Contagion Event (and the related Contagion Event Measures), any Government Shutdown, any declaration of martial law or similar directive, guidance, policy or guidance or other action by any Governmental Authority; (e) any change generally affecting the U.S. financial services industry and not specifically relating to the Bank and its Transferred Subsidiaries; (f) any change resulting from or arising out of hurricanes, earthquakes, floods, or other natural disasters; (g) the execution, announcement or performance of this Agreement or consummation of the Transactions (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or consummation of the Transactions); (h) the failure, in and of itself, of the Bank to meet any internal projections, forecasts or estimates of performance, revenues or earnings (it being understood and agreed that this clause (h) shall not preclude Purchaser from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); (i) any actions (or the effects of any action) taken (or omitted to be taken) upon the written request or instruction of, or with the written consent of, Purchaser or one of its Affiliates; or (j) any action (or the effects of any action) taken (or omitted to be taken) by the Sellers or any of their respective Subsidiaries as expressly required pursuant to this Agreement, except in the case of each of clauses (a) through and including (f), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Bank and its Transferred Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the industries in which the Bank or any Transferred Subsidiary materially engages; it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a disproportionate adverse effect on the Bank and its Transferred Subsidiaries, taken as a whole.

-11- “Material Contract” has the meaning set forth in Section 3.7(a). “Maximum Closing TBV” means $11,250,000,000. “Multiemployer Plan” means each “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. “Multiple Employer Plan” has the meaning set forth in Section 3.13(d). “New Plans” has the meaning set forth in Section 5.10(b). “Non-Compete Term” shall have the meaning set forth in Section 5.7(a). “Non-Controlling Party” has the meaning set forth in Section 5.9(g)(iv). “NYSE” means the New York Stock Exchange. “OCC” means the Office of the Comptroller of the Currency. “OCC Approval” has the meaning set forth in Schedule 3. “Outside Date” means September 30, 2022, as such date may be adjusted in accordance with Section 7.1(c). “P&A Agreement” has the meaning set forth in Section 5.14(a). “PBGC” has the meaning set forth in Section 3.13(e). “Permits” has the meaning set forth in Section 3.9(a)(i). “Permitted Liens” means, with respect to the Bank and the Transferred Subsidiaries, (a) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, landlord’s or repairmen’s liens or other similar common law or statutory Liens arising or incurred in the ordinary course of business and, in each case, with respect to which adequate reserves have been established, to the extent required by, and in such case in accordance with, GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) and set forth in the Bank Call Reports filed prior to the date hereof; (b) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, to the extent required by, and in such case in accordance with, GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) and set forth in the Bank Call Reports filed prior to the date hereof, (c) licenses and other similar rights under Intellectual Property; (d) exceptions (including easements, covenants, rights of way, restrictions or other similar charges), gaps or other imperfections or defects or irregularities in the chain of title or other Liens that are readily apparent from the records of the applicable Governmental Authority registries and which were incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto; (e) Liens against real estate that would be shown by a current title policy, title report or other similar report or listing

-12- or implied by law and which were incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the property subject thereto; (f) pledges incurred or deposits made in connection with workman’s compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and obligations, in each case in the ordinary course of business; (g) limitations on the transfer of securities arising under Securities Laws that do not materially detract from the value or the use of such securities; (h) Liens reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheets included in the Bank Call Reports filed prior to the date hereof; (i) any Liens that will be terminated at or prior to Closing in accordance with this Agreement; and (j) Liens that are not material to the Bank and the Transferred Subsidiaries, taken as a whole. “Person” means any individual, bank, savings association, corporation, partnership, limited liability company, association, joint stock company, business trust or unincorporated organization. “Personal Information” means all information that can be used to identify an individual person or household. “Pre-Closing Portion” has the meaning set forth in Section 5.10(d)(ii). “Premium” means $1,750,000,000. “Privacy Laws” means all applicable Laws relating to the privacy and data security of Personal Information, including with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information. “Purchase” has the meaning set forth in the Recitals. “Purchase Price” means (a) the Closing TBV plus (b) the Premium minus (c) the Excess Capital Amount, if any. “Purchaser” has the meaning set forth in the Preamble. “Purchaser 401(k) Plan” has the meaning set forth in Section 5.10(g). “Purchaser Bank” means U.S. Bank National Association, a national banking association and a wholly owned Subsidiary of Purchaser. “Purchaser Capital Stock” has the meaning set forth in Section 4.2. “Purchaser Common Stock” has the meaning set forth in Section 4.2. “Purchaser Financial Statements” has the meaning set forth in Section 4.5(a). “Purchaser Indemnified Party” has the meaning set forth in Section 8.1(b).

-13- “Purchaser Indemnified Taxes” means any Taxes imposed on the Bank or the Transferred Subsidiaries for any Purchaser Tax Period, other than any Excluded Taxes. “Purchaser Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, (i) has been or would reasonably be expected to be materially adverse to the business, financial condition, or the results of operations of the Purchaser and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the consummation of the Transactions; provided that none of the following (or the results thereof), either alone or in combination, shall constitute or contribute to a Purchaser Material Adverse Effect under clause (i): (a) any change in GAAP or regulatory accounting requirements, or any adoption, proposal, implementation or change in Law (including any Law in respect of Taxes, and Laws newly enacted for, relating to or arising out of efforts to implement Contagion Event Measures and address the spread of any Contagion Event) or any interpretation thereof by any Governmental Authority; (b) changes, events, conditions or trends in economic, business, credit or financial conditions generally affecting the banking and financial sector specifically, and changes in the capital or credit markets, including any downgrades in the credit markets, or adverse credit events resulting in deterioration in the credit markets generally (including any such change resulting from or arising out of a Contagion Event); (c) any change in global or national political conditions (including as result of the outbreak of war, acts of terrorism or a Contagion Event); (d) changes as the result of other international, national, or regional calamity or global health conditions, including any Contagion Event (and the related Contagion Event Measures), any Government Shutdown, any declaration of martial law or similar directive, guidance, policy or guidance or other action by any Governmental Authority; (e) any change generally affecting the U.S. financial services industry and not specifically relating to the Purchaser or its Subsidiaries; (f) any change resulting from or arising out of hurricanes, earthquakes, floods, or other natural disasters; (g) the execution, announcement or performance of this Agreement or consummation of the Transactions (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or consummation of the Transactions); (h) the failure, in and of itself, of the Purchaser to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood and agreed that this clause (h) shall not preclude Seller from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); (i) any actions (or the effects of any action) taken (or omitted to be taken) upon the written request or instruction of, or with the written consent of, Seller or one of its Affiliates; or (j) any action (or the effects of any action) taken (or omitted to be taken) by the Purchaser or any of its Subsidiaries as expressly required pursuant to this Agreement, except in the case of each of clauses (a) through and including (f), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the industries in which the Purchaser or any of its Subsidiaries materially engages; it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a disproportionate adverse effect on the Purchaser and its Subsidiaries, taken as a whole.

-14- “Purchaser Preferred Stock” has the meaning set forth in Section 4.2. “Purchaser SEC Reports” means the forms, statements, certifications, reports and documents publicly filed with or furnished to the SEC by the Purchaser, pursuant to the Exchange Act or the Securities Act, including any amendments thereto and those that may be filed or furnished subsequent to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature). “Purchaser Tax Period” means any taxable period beginning after the Closing Date and, with respect to a Straddle Period, the portion of such taxable period beginning after the Closing Date. “Purchaser Tax Return” has the meaning set forth in Section 5.9(b). “Purchaser’s Fundamental Warranties” means those representations and warranties set forth in Section 4.1 (Organization, Standing and Authority), Section 4.2 (Capital Structure), Section 4.3 (Corporate Authorization and Binding Effect), Section 4.4 (Regulatory Filings; No Defaults), Section 4.9 (Availability of Funds) and Section 4.10 (Investment) and, solely for purposes of Section 8.1, Section 4.8 (No Brokers). “Real Property” has the meaning set forth in Section 3.8(b). “Receiving Party” has the meaning set forth in Section 5.5. “Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar. “Registration Rights Agreement” has the meaning set forth in Section 5.22. “Related Party Contracts” means any Contract by the Bank or any Transferred Subsidiary with either Seller or any of its Affiliates (other than the Bank or any Transferred Subsidiary). “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching of any Hazardous Substance into the environment. “Replacement Award” has the meaning set forth in Section 5.10(h). “Reports” has the meaning set forth in Section 3.9(a)(iv). “Representatives” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, agents, attorneys and other advisors or representatives (including the employees or attorneys thereof). “Requisite Regulatory Approvals” has the meaning set forth in Section 5.3(a).

-15- “Restricted Banking Business” means any FDIC-insured branch-based or other retail banking, consumer lending or similar business (including any of the business/small business banking, wealth management and mass affluent/mass market businesses currently conducted by the Bank and the Transferred Subsidiaries); provided that, for the avoidance of doubt, “Restricted Banking Business” shall not include any Japanese Corporate Business. “Restricted Customer” means any customer of the commercial banking, real estate industries, business/small business banking, wealth management and consumer lending businesses currently conducted by the Bank and its Subsidiaries and in each case who shall be identified on the list of Restricted Customer to be delivered by Sellers to Purchaser prior to the Closing Date pursuant to Section 5.7(b) (for the avoidance of doubt, an Excluded Customer shall not constitute a “Restricted Customer” and shall not be listed on the list of Restricted Customers). “Restricted Territory” means the United States. “Retained Shared IP” means all Intellectual Property (excluding all Marks and Shared Software) owned by the Sellers or any of their Affiliates immediately following the Closing that is used in or necessary for the conduct of the Bank’s and the Transferred Subsidiaries’ respective businesses as of the Closing Date. “Reverse Transitional Services Agreement” has the meaning set forth in Section 5.22. “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any warrants, options, restricted shares, performance shares, restricted share units, performance share units, phantom equity, calls or commitments relating to, or any stock or equity appreciation right or other equity or equity-based awards or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of such Person or any of such Person’s Subsidiaries. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the U.S. Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the E.U. or other applicable Governmental Authority. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Securities Laws” means the Securities Act, the Exchange Act and any applicable securities Laws of any state. “Seller” has the meaning set forth in the Preamble.

-16- “Seller Bank” means MUFG Bank, Ltd. “Seller Benefit Plan” means each Employee Plan with respect to which the Sellers or any of their respective Subsidiaries (other than the Bank or the Transferred Subsidiaries) maintains, or sponsors, in each case, for the benefit of any Business Employee, excluding, in each case, any Multiemployer Plan. “Seller Holdco” has the meaning set forth in the Preamble. “Seller Indemnified Party” has the meaning set forth in Section 8.1(c). “Seller Marks” has the meaning set forth in Section 5.11(a). “Seller Tax Period” means any taxable period ending on or before the Closing Date and, with respect to a Straddle Period, the portion of such taxable period ending on and including the Closing Date. “Seller Tax Return” has the meaning set forth in Section 5.9(b). “Sellers’ Disclosure Schedule” has the meaning set forth in ARTICLE 3. “Sellers’ Fundamental Warranties” means, with respect to the representations and warranties set forth in Section 3.1 (Organization, Standing and Authority), Section 3.2 (Capital Structure) (other than the last sentence of Section 3.2(a)), Section 3.3 (Subsidiary Equity Holdings) and Section 3.4 (Corporate Authorization and Binding Effect) and, solely for purposes of Section 8.1, Section 3.12 (No Brokers). “Shared Software” means all software, firmware and middleware (in each case, in object code and source code) owned by the Bank or any of the Transferred Subsidiaries and used in the businesses of the Seller and its Affiliates (other than the Bank and the Transferred Subsidiaries, but including (i) the businesses conducted by the Bank and the Subsidiaries described in Schedule 4 attached hereto, and (ii) the Excluded Assets and Liabilities). “Shares” has the meaning set forth in the Recitals. “Special Dividend Amount” means an amount equal to the maximum amount approved by the OCC for the declaration and payment of a dividend by the Bank or any other return of, or reduction in, the Bank’s capital in connection with the consummation of the Transactions; provided that (a) the Special Dividend Transaction shall not result in the Estimated Closing TBV being more than the Maximum Closing TBV and (b) if the Special Dividend Transaction would result in the Estimated Closing TBV being less than the Target Closing TBV, then the Special Dividend Amount shall be reduced to an amount so that the Special Dividend Transaction would result in the Estimated Closing TBV being equal to the Target Closing TBV. “Special Dividend Approval” has the meaning set forth in Schedule 3. “Special Dividend Transaction” has the meaning set forth in Section 5.15.

-17- “Stock Consideration” means 44,374,155 shares of Purchaser Common Stock, free and clear of any Lien (other than restrictions on transfer which arise under applicable Securities Laws, this Agreement or the other Transaction Documents). “Stock Consideration Value” means $2,500,000,000. “Stock Sale” has the meaning set forth in Section 2.1. “Straddle Period” means a taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the voting stock is at the time owned or controlled, directly or indirectly. “Subsidiary Shares” has the meaning set forth in Section 3.3. “Target Closing TBV” means $6,250,000,000. “Tax” and “Taxes” mean all federal, state, local and foreign taxes, however denominated (including income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment or withholding taxes), together with any interest, penalties and additions imposed by any Taxing Authority with respect to taxes. “Tax Proceeding” means any inquiry, claim, audit, action, suit, proceeding, examination, contest, litigation or investigation by any Governmental Authority in respect of Taxes. “Tax Returns” means all federal, state, local and foreign returns, declarations, claims for refund and information reports, statements, schedules or attachments thereto filed or required to be filed with respect to any Tax, and any amendment thereof. “Taxing Authority” means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax. “TBV” means, as of any specified date, the tangible book value of the Bank calculated from the corresponding balance sheet of the Bank as of such specified date. For purposes of this definition, the tangible book value of the Bank will be calculated using the same methodologies, assumptions, accounting policies, principles, practices and categories used in calculating the tangible book value of the Bank as set forth in Schedule 2. Notwithstanding anything to the contrary, TBV shall not include any Tax refunds, Tax attributes relating to net operating loss carryforwards or Tax credits (and, for the avoidance of doubt, any reserves related thereto and any corresponding items which are derivative of such items, such as adjustments to deferred Tax assets due to federal benefits associated with state items). “Third Party” has the meaning set forth in Section 8.1(d).

-18- “Third Party Claim” has the meaning set forth in Section 8.1(e). “Third Party Consents” shall mean all material consents, approvals, waivers, registrations, permits, authorizations, notices or filings required to be obtained by Seller or its Affiliates, or to be given by Seller or its Affiliates to, or made by Seller or its Affiliates with, any third party other than a Governmental Authority, in connection with the execution, delivery and performance by Sellers of the Transaction Documents and the consummation of the Transactions, including to permit the continuation of any Material Contracts with the Bank or the Transferred Subsidiaries following the Closing. “Transaction Documents” means this Agreement, the P&A Agreement, the Transitional Services Agreement, Reverse Transitional Services Agreement, and the Registration Rights Agreement. “Transaction Expenses” means, without duplication, (a) to the extent incurred prior to the Closing Date in connection with the negotiation, execution or delivery of this Agreement or any other Transaction Documents or consummation of the Transactions, the out- of-pocket fees and expenses incurred by, or on behalf of, and paid or to be paid, directly by the Bank or the Transferred Subsidiaries, including to any Person that any of the Bank or the Transferred Subsidiaries prior to the Closing agrees to pay or reimburse, or is otherwise legally obligated to pay or reimburse in connection with the foregoing, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts and (ii) all brokers’, finders’ or similar fees and (b) all transaction-related bonuses, stay bonuses, sale bonuses, change in control payments, retention bonuses, severance or termination payments or any similar payments paid or payable by the Bank or the Transferred Subsidiaries in connection with or resulting from the Transactions ((x) excluding any such severance payments or similar obligations or benefits (A) accrued or payable before the Closing as a result of any requests by Purchaser or its Affiliates or (B) that become accrued or payable following the Closing but (y) notwithstanding the foregoing clause (x), Transaction Expenses shall include any obligations or benefits under the arrangements set forth under the heading “Transaction Expenses” in Section 1.1 of Sellers’ Disclosure Schedule to the extent the applicable individual is a Business Employee), together with all employer-side employment Taxes or similar obligations (without regard to any ability to defer any such Taxes) paid or payable with respect to any of the foregoing amounts in this clause (b). For the avoidance of doubt, all fees and expenses of Seller and its Affiliates (other than the Bank or the Transferred Subsidiaries) will be borne separately by Seller pursuant to Section 8.10 hereof and shall not under any circumstances constitute Transaction Expenses. “Transactions” means the transactions contemplated by and provided for in this Agreement and the other Transaction Documents (including the Excluded Assets and Liabilities Transfer, the Special Dividend Transaction, the Stock Sale and the Bank Merger). “Transfer” has the meaning set forth in the Recitals. “Transfer Taxes” means all U.S. federal, state and local sales, use, value added, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed on the Transfer and Purchase of the

-19- Shares pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. For the avoidance of doubt, Transfer Taxes shall not include any Taxes (i) measured, in whole or in part, by reference to income or gain, or (ii) imposed by any jurisdiction in which Seller is organized or resident for Tax purposes. “Transferred Shared IP” means all Intellectual Property (excluding any Mark) owned by the Bank or any Transferred Subsidiary immediately following the Closing that is used in or necessary for the conduct of the business of the Sellers or its Affiliates (other than the Bank or any Transferred Subsidiary) as of the Closing Date. “Transferred Subsidiary” means each Subsidiary of the Bank set forth on Section 3.1(a) of the Sellers’ Disclosure Schedule. “Transition Period” means the period beginning on the Closing Date and ending twelve (12) months thereafter, as may be extended by the mutual written agreement of the Parties. “Transition Plan” has the meaning set forth in Section 5.26. “Transition Representative” has the meaning set forth in Section 5.26. “Transitional Services Agreement” has the meaning set forth in Section 5.22. “Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of Treasury. “WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law. Section 1.2 Interpretation and Construction. (a) Unless the context otherwise requires, references herein to: (i) specific Articles, Sections, Exhibits or Schedules refer, respectively, to Articles, Sections, Exhibits or Schedules of this Agreement; (ii) any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any Section of any statute or regulation include any successor to such Section; (iii) any Contract (including this Agreement) or Constituent Document refer to the Contract or Constituent Document as amended, modified, supplemented or replaced from time to time; (iv) the term “ordinary course of business”, with respect to any party, means ordinary course of business taking into account the commercially reasonable

-20- actions taken by such party and its Affiliates in response to the Contagion Event and Contagion Event Measures; (v) any Governmental Authority include any successor to such Governmental Authority; (vi) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) the terms “Dollars” and “$” mean the lawful currency of the United States; (viii) the words “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (ix) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives prior to the execution and delivery of this Agreement, (ii) included in the virtual data room of a party prior to the execution and delivery of this Agreement, (iii) filed or furnished by a party with the SEC and publicly available on EDGAR prior to the execution and delivery of this Agreement, or (iv) filed by the Bank and publicly available on the FFIEC Central Data Repository’s Public Data Distribution website prior to the execution and delivery of this Agreement; (x) the word “control” means “control” for purposes of the BHC Act and the Federal Reserve’s regulations and formal written guidance thereunder; and the terms “controlling” and “controlled” have correlative meanings to the foregoing; and (xi) the word “day” means a calendar day. (b) The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement. (c) The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (d) No representation, warranty, covenant or other agreement or provision contained in this Agreement shall be deemed to contemplate or require the disclosure of “confidential supervisory information,” as such term is defined in the regulations of any applicable Governmental Authority.

-21- (e) Notwithstanding anything to the contrary contained herein, no covenant or other provision hereof shall be construed as enabling Purchaser to exercise control over the Bank or the Transferred Subsidiaries prior to the Closing. ARTICLE 2 THE TRANSACTION Section 2.1 Purchase and Sale. On the terms and subject to the conditions set forth herein, at the Closing, (a) Seller shall Transfer, or cause to be Transferred, to Purchaser and Purchaser shall Purchase from Seller, free and clear of any Liens (other than restrictions on transfer which arise under applicable Securities Laws), the Shares (the “Stock Sale”) and (b) Purchaser shall, in consideration of the Stock Sale, pay to Seller (or any Affiliate of Seller designated by Seller in writing) the Purchase Price in the manner and in the form set forth herein. Section 2.2 The Closing; Closing Deliverables. (a) The closing of the Stock Sale (the “Closing”) shall occur at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 at 10:00 a.m., New York City time, or remotely via electronic exchange of documents and signatures on (i) the first (1st) day of the month immediately following the month in which each of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived in accordance with this Agreement, or (ii) at such other time and place as the parties hereto may mutually agree. The Closing shall be deemed effective as of the Effective Time. (b) At the Closing, Purchaser shall deliver to Seller the following: (i) the Closing Date Cash Consideration, by wire transfer of immediately available funds, to one or more accounts which have been designated by Seller in writing at least three (3) Business Days prior to the Closing Date; (ii) stock certificates, or if (at Purchaser’s election) the applicable shares are uncertificated, other appropriate evidence of ownership reasonably acceptable to Seller, representing a number of duly authorized and validly issued shares of Purchaser Common Stock equal to the Stock Consideration, in each case registered in the name of Seller, unless Seller designates some or all of such shares be registered in one or more names of one or more Affiliates of Seller by written notice no later than ten (10) Business Days prior to the Closing Date; (iii) a written opinion of counsel with respect to the validity and due authorization of the shares of Purchaser Common Stock comprising the Stock Consideration and other customary matters with respect to the due incorporation and valid existence of Purchaser and such shares being legally issued, fully paid and non- assessable; (iv) duly executed counterparts of the Transitional Services Agreement, Reverse Transitional Services Agreement, and Registration Rights Agreement;

-22- (v) the certificate to be delivered pursuant to Section 6.3(d); and (vi) all such other documents, Contracts, certificates, instruments and records as may be reasonably necessary to consummate or effectuate the Transactions. (c) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following: (i) subject to the receipt by Seller or its designated Affiliates of the Closing Date Cash Consideration and Stock Consideration in accordance with Section 2.2(b), a receipt confirming that Seller or its designated Affiliate(s) has received payment of the Closing Date Cash Consideration and the Stock Consideration; (ii) certificates or, if uncertificated, other evidence of ownership, representing the Shares, registered in the name of Purchaser; (iii) a certificate of an authorized officer of Seller certifying the completion of the Excluded Assets and Liabilities Transfer and the Special Dividend Transaction; (iv) a duly executed IRS Form W-9 or “certificate of non-foreign status” of Seller, issued in accordance with Treasury Regulations Section 1.1445-2(b)(2); (v) duly executed counterparts of the Transitional Services Agreement, Reverse Transitional Services Agreement, and Registration Rights Agreement; (vi) the certificate to be delivered pursuant to Section 6.2(d); and (vii) all such other documents, Contracts, certificates, instruments and records as may be reasonably necessary to consummate or effectuate the Transactions. Section 2.3 Purchase Price Adjustment. (a) Not fewer than five (5) Business Days prior to the Closing Date, Seller shall deliver to Purchaser (1) the Estimated Closing Balance Sheet and (2) Seller’s resulting calculation of the Estimated Closing TBV, in each case accompanied by reasonably detailed calculations thereof. Prior to the Closing, Seller shall cooperate in good faith to answer questions and provide reasonable supporting documentation that may be reasonably requested by Purchaser in connection with its review of the Estimated Closing Balance Sheet; provided, that, if Seller and Purchaser are unable to agree as to any item set forth on the Estimated Closing Balance Sheet prior to the Closing, the amounts set forth in the Estimated Closing Balance Sheet provided by Seller (as modified to include any changes agreed to by Seller and Purchaser prior to the Closing) shall be binding for purposes of this Section 2.3(a). Following the Closing, any disputes relating to the Estimated Closing Balance Sheet, and the calculation of the Estimated Closing TBV set forth therein, shall be resolved in accordance with the remainder of this Section 2.3.

-23- (b) As soon as practicable, but in no event (i) more than the later of (x) ninety (90) days following the Closing Date and (y) ninety (90) days following the receipt by the Bank of the Excluded Assets and Liabilities Closing Balance Sheet under the P&A Agreement from Seller Bank, and (ii) no earlier than the receipt by the Bank of the Excluded Assets and Liabilities Closing Balance Sheet under the P&A Agreement from Seller Bank, Purchaser shall prepare and deliver to Seller (1) the Closing Balance Sheet and (2) Purchaser’s resulting calculation of the Closing TBV, in each case accompanied by reasonably detailed calculations thereof, detailed explanations of any changes or deviations from the Estimated Closing Balance Sheet and a reconciliation of any changes in the amount of the Closing TBV from the amount of the Estimated Closing TBV. Purchaser’s Closing Balance Sheet and Purchaser’s resulting calculation of the Closing TBV shall be consistent with the Bank’s determination of the Excluded Assets and Liabilities Closing Balance Sheet pursuant to the P&A Agreement, unless there is an unresolved disagreement with respect thereto that is submitted to a nationally recognized independent accounting firm selected in accordance with the terms of the P&A Agreement, in which case the disagreement shall be resolved under the P&A Agreement through a process that parallels the process outlined in Section 2.3(c) of this Agreement and shall be resolved prior to the Closing Balance Sheet (and the corresponding calculation of Closing TBV) shall become final and binding on the parties. In connection with Seller’s review of the foregoing, Purchaser shall, and shall cause its Affiliates to, afford Seller and its accountants and attorneys reasonable access to all work papers and documentation used in connection with, and to any of Purchaser’s employees and accountants involved in, the preparation of the items described in (1) and (2) above (subject to execution of customary access letters). (c) Except as otherwise expressly provided herein, the determination of the Closing Balance Sheet (and the corresponding calculation of Closing TBV) will be final and binding on the parties, unless, within ninety (90) days after receipt by Seller of the Closing Balance Sheet, Seller shall notify Purchaser in writing of its disagreement with any amount included therein or omitted therefrom. The parties shall negotiate in good faith to resolve any such disputed items during the fifteen (15) Business Day period following the receipt by Purchaser of notice of such disagreement, and disputed items that are resolved by written agreement of the parties in such time period shall be final and binding upon the parties, and the Closing Balance Sheet shall be updated accordingly. If the parties are unable to resolve all disputed items within such fifteen (15) Business Day period, the remaining disputed items will be determined by a nationally recognized independent accounting firm selected by mutual agreement of Seller and Purchaser (which shall be the same accounting firm, if any, selected pursuant to the P&A Agreement); provided, however, that in the event the fees of such accounting firm as estimated by such accounting firm would exceed fifty percent (50%) of the net amount of all remaining disputed items, the parties agree that such accounting firm will not be engaged by either party and that fifty percent (50%) of such net amount in dispute will be apportioned to each of Seller and Purchaser. Such accounting firm will make its determination based solely on written submissions to the accounting firm by the parties and their respective Representatives or any oral presentation (or additional written materials) requested by the accounting firm but, in any event, not by independent review. Within ten (10) Business Days of the submission of any disputed items to the accounting firm, Purchaser and Seller shall concurrently deliver supporting documentation (in writing) to the accounting firm (with a copy to the other party). The parties agree that all communications with or to the accounting firm will include the other party and that there will be no ex parte communications with the accounting

-24- firm (including with the personnel of the accounting firm assigned to resolve such disputes) with respect to any dispute. The parties shall instruct the accounting firm to render a written decision resolving such disputes within fifteen (15) Business Days after such written submissions (or, if later, the date of any oral presentations requested by the accounting firm), resolving only those issues in dispute specifically submitted to the accounting firm. In resolving any disputed item, the accounting firm: (1) will be bound by the applicable provisions set forth in this Agreement, including the applicable definitions, (2) will limit its review to the disputed items submitted to the accounting firm in the written submissions of the parties and shall not investigate matters independently and (3) will not assign a value greater than the greatest value, or lower than the lowest value, for such individual item claimed by any party. The fees and disbursements of the accounting firm will be allocated between Purchaser and Seller in the same proportion that the aggregate amount of such remaining disputed items so submitted to the accounting firm that is unsuccessfully disputed by each such party (as finally determined by the accounting firm) bears to the total amount of such remaining disputed items so submitted. By way of illustration, if Purchaser’s calculations would have resulted in a $1,000,000 net payment to Purchaser, and Seller’s calculations would have resulted in a $1,000,000 net payment to Seller and the accounting firm’s final determination pursuant to this Section 2.3(c) results in an aggregate net payment of $500,000 to Seller, then Purchaser and Seller shall pay 75% and 25%, respectively, of the fees and disbursements of the accounting firm. The parties agree that the resolution of disputes with respect to the calculations and amounts set forth in the Closing Balance Sheet (and the corresponding calculation of Closing TBV) (x) will be governed, solely and exclusively, by the procedures set forth in this Section 2.3(c) and (y) will be conclusive and binding on the parties when rendered by the accounting firm, except, in each case, in the case of fraud, intentional misconduct or manifest error. (d) If the Closing TBV (as mutually agreed by Seller and Purchaser or finally determined by the accounting firm pursuant to Section 2.3(c)) exceeds the Estimated Closing TBV, then Purchaser shall make an adjustment payment to Seller in an amount equal to such excess. If the Closing TBV (as mutually agreed by Seller and Purchaser or finally determined by the accounting firm pursuant to Section 2.3(c)) is less than the Estimated Closing TBV, then Seller shall make an adjustment payment to Purchaser in an amount equal to such difference. Any payment pursuant to this Section 2.3(d) will be made together with interest on the amount of such payment at the Effective Federal Funds Rate calculated on the basis of a 360-day year for the actual number of days elapsed, accrued from the Closing Date until, but not including, the date of payment. Within ten (10) days following such mutual agreement or final determination of the Closing TBV, any payment payable pursuant to this Section 2.3(d) will be paid in immediately available funds in cash to a bank account or accounts designated by Purchaser or Seller, as the case may be, at least two (2) Business Days prior to the expiration of such ten (10) day period. Any payments made pursuant to this Section 2.3(d) will be treated for all Tax purposes as adjustments to the Purchase Price. (e) For the avoidance of doubt, neither Purchaser and its Affiliates (on the one hand) nor Sellers and their Affiliates (on the other hand) shall be entitled to recover more than once with respect to the same amount under this Section 2.3 and the P&A Agreement (i.e., no double-counting).

-25- Section 2.4 Certain Adjustments. If, at any time or times between the date of this Agreement and the Closing, the Purchaser Common Stock shall have been changed into a different class of shares, then the class of securities comprising the Stock Consideration shall be appropriately adjusted to the extent necessary to preserve the economic effect of the Stock Consideration as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.4 shall be construed as permitting Purchaser to take any action or enter into any transaction otherwise prohibited by this Agreement. Section 2.5 Tax Treatment. Purchaser and Sellers acknowledge and agree that the Stock Sale shall be treated for U.S. federal income tax purposes as a taxable purchase and sale of the Shares, and neither Purchaser nor Sellers shall take any position on any Tax Return, or take any other reporting position, inconsistent with such treatment, unless otherwise required by any change in applicable Law or in the interpretation or application thereof. Section 2.6 Withholding. Purchaser shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts as it is required to deduct or withhold with respect to the making of such payment under the Code or any provision of any U.S. federal, state, local or foreign Tax Law. If Purchaser determines that it is required to deduct or withhold any amount from any payment to be made pursuant to this Agreement, Purchaser shall provide notice to Sellers of Purchaser’s intent to deduct or withhold such amount and the basis for such deduction or withholding at least thirty (30) days before any such deduction or withholding is made to the extent reasonably practicable, or shall otherwise provide such notice as promptly as reasonably practicable, and Purchaser shall reasonably cooperate with Sellers in order to eliminate or to reduce any such deduction or withholding, including providing a reasonable opportunity for Sellers to provide forms or other evidence that would mitigate, reduce or eliminate such deduction or withholding. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Section 2.7 Nonassignability of Excluded Assets and Liabilities. To the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Seller or any Affiliate thereof (other than the Bank or the Transferred Subsidiaries) of any asset or liability of the Bank or the Transferred Subsidiaries that would be part of the Excluded Assets and Liabilities or any claim or right or any benefit arising thereunder or resulting therefrom would require any third party authorizations, approvals, consents or waivers (in each case, other than a Requisite Regulatory Approval), and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such asset or liability to Seller or any Affiliate thereof (other than the Bank or the Transferred Subsidiaries) immediately prior to the Closing. In the event that Closing proceeds without the sale, assignment, sublease, transfer, conveyance or delivery of any such asset or liability to Seller or any Affiliate thereof (other than the Bank or the Transferred Subsidiaries) immediately prior to the Closing, then (i) the assets or liabilities with respect to any such asset or liability shall be regarded as Excluded Assets and Liabilities (including for purposes of the calculations required under Section 2.3 and the obligations of Seller Holdco under Section 8.1) (except, for the avoidance of doubt, the Bank and its Affiliates

-26- shall have access to the books and records related to any such asset or liability until such asset or liability is transferred to Seller or any Affiliate thereof) and (ii) following the Closing, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that none of Sellers or Purchaser or any of their respective Affiliates shall be required to pay any consideration therefor other than filing, recordation or similar fees which shall be borne by Seller. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Seller or its Affiliates, as applicable, the benefits of use of such asset or liability and to Purchaser or its Subsidiaries, as applicable, the benefits, including any indemnities, that they would have obtained had the asset or liability been conveyed to Seller or its Affiliates at the Closing; provided that Purchaser and its Subsidiaries shall not be required to extend or renew any Contract regarding such asset or liability; provided further Purchaser may cause the Bank to terminate any Contract regarding such asset or liability that contains material restrictive covenants that would otherwise be assumed by Purchaser Bank by operation of the Bank Merger, after consultation with Seller, within five (5) Business Days prior to effecting the Bank Merger and Seller shall bear the costs of any early termination fees resulting from any such termination. Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset or liability not sold, assigned, subleased, transferred, conveyed or delivered immediately prior to the Closing is obtained, Purchaser shall or shall cause its Subsidiaries to, assign, transfer, convey and deliver any such asset or liability to Seller or its Affiliate for no additional consideration. To the extent that any such asset or liability cannot be transferred from the Bank or the Transferred Subsidiaries to Seller or any Affiliate thereof (other than the Bank or the Transferred Subsidiaries) immediately prior to the Closing or the full benefits of use of any such asset or the full burden of any liability cannot be provided to Seller or its Affiliate following the Closing pursuant to this Section 2.7, then Purchaser and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the other party the economic (taking into account Tax costs and benefits) and operational equivalent, in each case, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Seller or its Affiliates of the obligations thereunder. Purchaser or its Subsidiaries shall hold in trust for and pay to Seller or its Affiliates promptly upon receipt thereof, all income, proceeds and other monies received by Purchaser or any of its Subsidiaries in connection with its use of any asset (net of any Taxes and any other costs imposed upon Purchaser or any of its Subsidiaries) in connection with the arrangements under this Section 2.7. Seller and its Affiliates shall promptly reimburse or indemnify Purchaser and any of its Subsidiaries for any costs imposed upon Purchaser or any of its Subsidiaries in connection with the arrangements under this Section 2.7. Within sixty (60) days of the date of this Agreement, Seller shall deliver to Purchaser a list of all consents, approvals, waivers, registrations, permits, authorizations, notices or filings required to be obtained by Seller or its Affiliates (including the Bank and its Subsidiaries), or to be given by Seller or its Affiliates to, or made by Seller or its Affiliates with, any third party in connection with the Excluded Assets and Liabilities Transfer, and Seller shall, and shall cause the Bank and the Transferred Subsidiaries to, use reasonable best efforts to obtain all such consents, approvals, waivers, registrations, permits, authorizations, notices or filings. Section 2.8 Bank Merger. Following the Effective Time, the Bank will merge with and into Purchaser Bank (the “Bank Merger”), with Purchaser Bank as the surviving entity

-27- in the Bank Merger and, following the Bank Merger, the separate corporate existence of the Bank shall cease. The parties agree that the Bank Merger shall become effective at such time following the Effective Time as Purchaser shall specify. The Bank Merger shall be implemented pursuant to an agreement and plan of merger in a customary form to be specified by Purchaser and approved by Seller (the “Bank Merger Agreement”), such approval not to be unreasonably withheld, conditioned or delayed. Prior to the Effective Time, (a) (i) Seller shall cause the Bank to approve the Bank Merger Agreement, (ii) Seller, as the sole shareholder of the Bank, shall approve the Bank Merger Agreement, and (iii) Seller shall cause the Bank Merger Agreement to be duly executed by the Bank and delivered to Purchaser, (b) (i) Purchaser shall cause the Purchaser Bank to approve the Bank Merger Agreement, (ii) Purchaser, as the sole shareholder of the Purchaser Bank, shall approve the Bank Merger Agreement, and (iii) Purchaser shall cause the Purchaser Bank to duly execute and deliver the Bank Merger Agreement to Seller, and (c) Seller shall cause the Bank, and Purchaser shall cause the Purchaser Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger. Section 2.9 Lock-up Agreement. During the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date (the “Lock-up Period”), Seller and its Affiliates shall not, directly or indirectly, offer, sell, contract to sell, transfer (by operation of law or otherwise), pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Purchaser Common Stock (or interest therein, through hedging or other derivative transaction or otherwise) received as part of the Stock Consideration (including any securities subsequently received in a stock dividend, stock split, recapitalization, recombination or other similar transaction in respect of such Stock Consideration). ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the disclosure schedule delivered to Purchaser by the Sellers concurrently with the execution and delivery of this Agreement (the “Sellers’ Disclosure Schedule”) (it being agreed that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Sellers’ Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Sellers that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect, and (iii) any disclosure of any item in any section or subsection of the Sellers’ Disclosure Schedule shall be deemed disclosure with respect to any other section specifically referenced or cross-referenced or any other section or subsection to which the relevance of such item is reasonably apparent on the face of the disclosure (notwithstanding the absence of a specific cross-reference)), the Sellers hereby represent and warrant to Purchaser, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date, as follows: Section 3.1 Organization, Standing and Authority.

-28- (a) Each of Seller Holdco, Seller and the Bank is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Seller has made an effective election to be treated as a financial holding company under the BHC Act. The Bank has all corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Bank is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Bank is the only subsidiary (within the meaning of the BHC Act) of Seller that is a U.S. depository institution, and the deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Satisfactory.” (b) Section 3.1(a) of the Sellers’ Disclosure Schedule contains a complete and accurate list of all the Transferred Subsidiaries, and such Transferred Subsidiaries’ jurisdiction of organization. Except as would not, individually or in the aggregate, reasonably be expected to be have a Material Adverse Effect, each Transferred Subsidiary (i) has been duly organized, is validly existing and, where such concept is recognized under applicable law, is in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (iii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. (c) Complete and accurate copies of the Constituent Documents of the Bank and the Transferred Subsidiaries, each as in effect as of the date of this Agreement, have been made available to Purchaser. Section 3.2 Capital Structure. (a) The authorized capital stock of the Bank consists of 45,000,000 shares of common stock, par value $15 per share (the “Common Stock”), of which 40,305,115 shares are issued and outstanding and none are held in treasury as of the date of this Agreement. All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding or authorized Rights that would require the Bank to issue, sell or otherwise cause to become outstanding any of its Common Stock, or to make a cash payment based on the value of any of its Common Stock. The Bank does not have any commitment to authorize, issue or sell any shares of Common Stock or other equity interests, and there are no shares of Common Stock authorized or reserved for issuance. None of the Bank’s issued and outstanding shares of Common Stock have been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of Common Stock may vote have been issued by the Bank and are outstanding. As of the date hereof, other than its ownership interests in the equity securities of the Transferred Subsidiaries, the Excluded Subsidiaries and the Persons set

-29- forth on Section 3.2(a) of the Sellers’ Disclosure Schedule, the Bank does not directly or indirectly “own” or “control” (as such terms are used within the meaning of the BHC Act and its implementing regulations) any equity securities of any other Person. (b) Seller has good and marketable title to all the Shares, free and clear of any and all Liens (other than restrictions on transfer which arise under applicable Securities Laws). Seller is not a party to any shareholders’ agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Bank. At the Closing, no restrictions applicable to the payment of dividends or other distributions by the Bank shall exist, except pursuant to corporate or banking laws of and regulations of general applicability. Section 3.3 Subsidiary Equity Holdings. Section 3.3 of the Sellers’ Disclosure Schedule contains a complete and accurate list of the type and number of authorized and outstanding equity interests of each of the Transferred Subsidiaries (the “Subsidiary Shares”). The Bank owns beneficially and of record all Subsidiary Shares and has good and marketable title to the Subsidiary Shares, free and clear of any and all Liens (other than restrictions on transfer which arise under applicable Securities Laws). There are no outstanding or authorized Rights that would require any of the Transferred Subsidiaries to issue, sell or otherwise cause to become outstanding any of its equity interests, or to make a cash payment based on the value of any of its equity interests. None of the Transferred Subsidiaries has any commitment to authorize, issue or sell any equity interests, and there are no shares of capital stock of the Transferred Subsidiaries authorized or reserved for issuance. None of the Transferred Subsidiaries’ issued and outstanding equity interests has been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of equity interests may vote have been issued by any of the Transferred Subsidiaries and are outstanding. Section 3.4 Corporate Authorization and Binding Effect. The execution, delivery and performance by Sellers of this Agreement have been duly and validly authorized by all necessary corporate action of Sellers prior to the date of this Agreement, and the execution, delivery and performance by Sellers (or any of their Affiliates that may be a party to any Transaction Document) of the Transaction Documents other than this Agreement will be duly and validly authorized by all necessary corporate action of Sellers (and, if applicable, any such Affiliate) prior to their respective execution, delivery and performance thereof. This Agreement is a valid and legally binding obligation of Sellers, and the other Transaction Documents to which Sellers (and, if applicable, any such Affiliate) will be a party at Closing will be duly executed and delivered by Sellers (and, if applicable, any such Affiliate), and assuming due authorization, execution, and delivery of the Transaction Documents by the other parties thereto, at Closing will constitute legal, valid and binding agreements of Sellers (and, if applicable, any such Affiliate), enforceable against such Sellers (and, if applicable, any such Affiliate) in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (the “Bankruptcy and Equity Exception”)). Section 3.5 Regulatory Filings; No Defaults.

-30- (a) No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by Sellers, the Bank or any of the Transferred Subsidiaries in connection with the execution, delivery or performance by Sellers (or any of their Affiliates that may be a party to any Transaction Document) of the Transaction Documents to which they are a party, or to effect the Transactions, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Schedule 3, as applicable to the Sellers or the Bank, and approval of or non- objection to such applications, filings and notices; (ii) the Third Party Consents listed in Section 3.5(a) of the Sellers’ Disclosure Schedule; (iii) applications, filings or notices pursuant to the securities or blue sky laws of the various states with respect to the Stock Sale; and (iv) such other non-Governmental Authority third party consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Subject to the receipt of the approvals and consents referred to in Schedule 3, and the Third Party Consents listed in Section 3.5(a) of the Sellers’ Disclosure Schedule, the execution, delivery and performance by each of Sellers of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not (i) conflict with, contravene, constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation, payment of any penalty or other amount, or acceleration of any obligation of such party or to a loss of any benefits to which such party is entitled under any provision of (A) Seller Holdco’s, Seller’s, the Bank’s, or any of the Transferred Subsidiaries’ Constituent Documents; (B) assuming compliance with the requirements referred to in Section 3.5(a), any applicable Law binding upon Sellers, the Bank, or any of the Transferred Subsidiaries, other than violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) assuming compliance with the requirements referred to in Section 3.5(a), any Material Contract to which the Bank or any Transferred Subsidiary is a party or any license, franchise, permit or similar authorization held by Seller Holdco, Seller, the Bank or any of the Transferred Subsidiaries, in each case other than violations, breaches, defaults, rights or loss which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any Lien on any assets of the Bank or any Transferred Subsidiary, other than any Lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) As of the date hereof, Sellers have no knowledge of any reason, with respect to themselves, that the Requisite Regulatory Approvals will not be obtained in the ordinary course and without material delay. Section 3.6 Financial Statements; No Material Adverse Effect. (a) Sellers have previously made available to Purchaser all Bank Call Reports required to be filed by the Bank with respect to the periods ended December 31, 2019, December 31, 2020, and June 30, 2021 (the financial statements contained in such Bank Call Reports, collectively, the “Financial Statements”). The Financial Statements (i) have been derived from the books and records of the Bank and its Subsidiaries, (ii) have been prepared in conformity with GAAP and/or requirements under applicable Law (including applicable

-31- regulatory accounting principles) applied on a consistent basis (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Bank and its Subsidiaries, as of the dates thereof, and their respective results of operations and cash flows for the periods then ended (except as may be indicated in the notes thereto and are subject to normal year-end audit adjustments). The carveout financial statements made available in Section 1.3 of the Dataroom (i) have been derived from the books and records of the Bank and the Transferred Subsidiaries, (ii) have been prepared in conformity with requirements under applicable Law (including applicable regulatory accounting principles) applied on a consistent basis (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Bank and the Transferred Subsidiaries (after giving effect to the Excluded Assets and Liabilities Transfer), as of the dates thereof, and their respective results of operations for the periods then ended (except as may be indicated in the notes thereto and are subject to normal year-end audit adjustments). The balance sheet as of June 30, 2021 contained in such carveout financial statements does not include any Excluded Assets and Liabilities and reflects all assets and liabilities of the Bank and the Transferred Subsidiaries (after giving effect to the Excluded Assets and Liabilities Transfer) required to be set forth on such balance sheet. (b) Except (i) as reflected or reserved against in the Financial Statements (or disclosed in the notes thereto, if applicable), as adjusted to reflect the Excluded Assets and Liabilities Transfer, (ii) for Permitted Liens, (iii) for liabilities incurred in the ordinary course of business since June 30, 2021, or (iv) for liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no liabilities of the Bank and the Transferred Subsidiaries of any sort whatsoever of a character required under GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) to be reflected or reserved against on a consolidated balance sheet or disclosed in the notes to a consolidated balance sheet of the Bank prepared in accordance with GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles). (c) The Bank and its Subsidiaries have been subject to since January 1, 2019, and continue to be subject to, a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) established and maintained by Seller. Such internal controls are designed to provide reasonable assurance regarding the reliability of the Seller’s financial reporting and the preparation of the Seller’s consolidated financial statements for external purposes in accordance with GAAP. Seller has disclosed, based on its most recent evaluation of its internal accounting controls by its chief executive officer and chief financial officer prior to the date hereof, to Seller’s auditors and audit committee (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which would adversely affect the ability of the Bank or the Transferred Subsidiaries to record, process, summarize and report financial information for inclusion in the applicable combined financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting relating to the Bank or the Transferred Subsidiaries. Since January 1, 2019, to the Knowledge of Sellers, no material complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by Sellers or the Bank and no material written complaints from employees of Sellers or the Bank regarding questionable accounting or auditing

-32- matters relating to the Bank and the Transferred Subsidiaries have been received by Sellers or the Bank. (d) The allowances for loan losses and for credit losses contained in the Financial Statements were and will be established in accordance with the practices and experiences of the Bank and the Transferred Subsidiaries, and were and will be adequate under and in accordance with the requirements of GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) to provide for possible losses on loans (including accrued interest receivable) and credit commitments (including stand-by letters of credit) outstanding as of the date of such balance sheet. The Bank adopted and fully implemented CECL effective as of January 1, 2020, other than for regulatory capital purposes. (e) Since June 30, 2021, no event, occurrence or development has occurred or circumstance arisen that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. (f) Since June 30, 2021 through the date hereof, except with respect to the Transactions or changes resulting from or related to the Contagion Event or the Contagion Event Measures, the business of the Bank and the Transferred Subsidiaries was conducted, in all material respects, in the ordinary course of business. Section 3.7 Material Contracts. (a) Section 3.7(a) of the Sellers’ Disclosure Schedule contains, as of the date of this Agreement, a list of each of the following types of Contracts (other than (A) any Benefit Plan, and (B) any Contract that is included in the Excluded Assets and Liabilities) to which Bank or any Transferred Subsidiary is a party (each, a “Material Contract”): (i) any lease of real property that provides for annual payments of $3,000,000 or more by the Bank or the Transferred Subsidiaries and that is not terminable without material payment by the Bank or the Transferred Subsidiaries upon notice of 180 days or less; (ii) any material partnership or joint venture Contract with any third party, in each case other than in connection with low-income housing tax credit investments in the ordinary course of business; (iii) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) under which the Bank or any Transferred Subsidiary has or may have a material obligation or liability, in each case other than sales of portfolios of loans and mortgages in the ordinary course of business; (iv) (A) any Contract for the borrowing of money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or (B) any Contract by which the Bank or any Transferred Subsidiary lends money or provides guarantees, in the case of each of clauses (A) and (B), (x) in the principal amount of $10,000,000 or more, (y) other than Related Party

-33- Contracts, and (z) other than in the ordinary course of business (it being understood and agreed that “in the ordinary course of business” for purposes of this clause (iii) shall include the creation of deposit liabilities, issuances of letters of credit, purchases of federal funds, borrowings from any Federal Home Loan Bank, sales of certificates of deposit, issuances of commercial papers, entry into repurchase agreements and satisfaction of legal requirements in the exercise of trust powers, in each case, in the ordinary course of business); (v) other than (A) leases of real property, (B) Extensions of Credit or (C) Derivative Contracts (in the case of each of clauses (A), (B) and (C), entered into in the ordinary course of business), any Contract that creates future payment obligations on the Bank and the Transferred Subsidiaries in excess of $15,000,000 per annum and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less; (vi) any Contract providing for the sale by the Bank or any Transferred Subsidiary of goods or services (other than any Extension of Credit, provision of credit services or other arrangements in the ordinary course of business) providing for payments to the Bank or such Transferred Subsidiary in excess of $15,000,000 per annum; (vii) any Contract pursuant to which the Bank or any Transferred Subsidiary (x) grants either directly or through Sellers or another Affiliate any license or covenant not to sue under any material Intellectual Property owned by the Bank or any Transferred Subsidiary to an unaffiliated third party, or (y) receives either directly or through Sellers or another Affiliate any license or covenant not to sue from an unaffiliated third party under any Intellectual Property that is material to the businesses of the Bank or any Transferred Subsidiary, excluding, for the purposes of clauses (x) and (y), (A) any non-exclusive licenses to customers or for software or databases that are commercially available and (B) any Contract entered into with employees or independent contractors on Sellers’ or any of their Affiliates’ standard forms that have been made available to Purchaser; (viii) any Contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the Transactions, where such increase of payment or benefit or acceleration of vesting would, either individually or in the aggregate, reasonably be expected to be material to the Bank and its Transferred Subsidiaries, taken as a whole; (ix) (A) any material exclusive dealing Contract, or (B) any Contract that (x) contains non-competition or non-solicitation covenants that materially limit the freedom of the Bank or its Affiliates (including, after the Closing, the Purchaser and its Subsidiaries) to compete in any line of business or with any Person or in any area or operate at any location, or (y) purports to materially limit or restrict the ability of the Bank or its Affiliates (including, after the Closing, the Purchaser and its Subsidiaries) to solicit clients or employees or any category of Persons, other than non-solicit arrangements in the ordinary course of business;

-34- (x) any Related Party Contract; (xi) any Collective Bargaining Agreement; and (xii) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or property of the Bank and the Transferred Subsidiaries, taken as a whole. (b) Each of the Material Contracts is valid and binding on the Bank or the Transferred Subsidiaries, as the case may be and, to the Knowledge of the Sellers, each other party thereto, and is in full force and effect, except for failures to be valid and binding or in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no default under any such Contracts by the Bank or the Transferred Subsidiaries and, to the Knowledge of Sellers, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Bank or the Transferred Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole. Sellers have made available to Purchaser a true, correct and complete copy of each Material Contract. Section 3.8 Property. (a) Section 3.8(a) of the Sellers’ Disclosure Schedule contains a complete and accurate list of all real property owned, leased or licensed by the Bank or any Transferred Subsidiary, or otherwise occupied by any of them, as of the date hereof. (b) Except in any such case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Bank and the Transferred Subsidiaries, as applicable, (i) have good and marketable fee title to all real property owned by them (other than “other real estate owned”) free and clear of all Liens, except Permitted Liens, and have a legal, valid and enforceable leasehold interest in all real property leased or licensed by them (such owned and leased real property, the “Real Property”), (ii) there are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such Real Property, and (iii) there has been no rent deferred under any lease of Real Property due to the COVID-19 pandemic or otherwise that is currently unpaid or outstanding. (c) Other than (a) properties for which the Bank or any Transferred Subsidiary is landlord or sublessor or (b) properties the Bank or any Transferred Subsidiary owns as satisfaction on a debt previously contracted, to the Knowledge of Sellers, there are no Persons in possession of any portion of any of the real property owned or leased by the Bank or any Transferred Subsidiary, and no Person other than the Bank or a Transferred Subsidiary has the right to use or occupy for any purpose any portion of any of the real property owned or leased by the Bank or a Transferred Subsidiary, except, in any such case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.9 Compliance with Laws.

-35- (a) Except as has not had, and would not, individually or in the aggregate, be reasonably be expected to have, a Material Adverse Effect, each of the Bank and the Transferred Subsidiaries: (i) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its businesses as conducted as of the date of this Agreement (collectively, “Permits”) and all such Permits are in full force and effect and are current and no suspension or cancellation of any of them is, to the Knowledge of Sellers, threatened; (ii) is and has been since January 1, 2019, in compliance with all Laws applicable to the conduct of its businesses and the ownership and use of its assets and no event has occurred or circumstance exists that (with or without notice or lapse of time) has resulted or would reasonably be expected to result in a violation of any AML Laws, Anticorruption Laws or Sanctions, the False Claims Act (31 U.S.C. 3729 et seq.) or other applicable Laws; (iii) is not and has not been since January 1, 2019, a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with, or ordered to pay any civil money penalty by, the OCC, the Federal Reserve or the FDIC or any other Governmental Authority, and nor has the Bank or any Transferred Subsidiary been advised as of the date hereof by any such Governmental Authority that it is contemplating issuing or requesting any of the foregoing, whether related to AML Laws, Anticorruption Laws, Sanctions or otherwise; and (iv) since January 1, 2019, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Law, with any applicable Governmental Authority (collectively, the “Reports”). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), the Reports complied with the applicable Laws and Government Orders enforced or promulgated by the Governmental Authority with which they were filed. (b) As of the date hereof, the Bank is “well-capitalized” (as such term is defined in the relevant regulation of the Bank’s primary bank regulator). Section 3.10 Derivative Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a “Derivative Contract”), whether entered into for the Bank’s own account, or for the account of one or more of the Transferred Subsidiaries or their respective customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time;

-36- and each Derivative Contract constitutes the valid and legally binding obligation of the Bank or one of the Transferred Subsidiaries, as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by the Bankruptcy and Equity Exception), and are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Bank nor any of the Transferred Subsidiaries, nor to the Knowledge of Sellers, any other party thereto, is in breach of any of its obligations under any Derivative Contract. Section 3.11 Litigation. Except as (i) set forth in Section 3.11 of the Sellers’ Disclosure Schedule or (ii) would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, (A) there is no, and since January 1, 2019, has not been any, Action before any Governmental Authority pending against the Bank or any Transferred Subsidiary (or Seller or any of its Affiliates, solely to the extent applicable to the business of the Bank and the Transferred Subsidiaries), and, to the Knowledge of Sellers, no such Action has been threatened, and (B) to the Knowledge of Sellers, no such Action has been threatened or commenced that is reasonably likely to impair the ability of the Sellers or their Affiliates to perform its obligations under the Transaction Documents or otherwise impede or delay the consummation of the Transactions. Section 3.12 No Brokers. Except for any fees that may be due and owing to Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and BofA Securities Japan Co., Ltd. or any of their respective Affiliates, which will be paid by Sellers or one of their Affiliates (other than the Bank or the Transferred Subsidiaries), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers, the Bank or the Transferred Subsidiaries who might be entitled to any fee or commission from Sellers, the Bank or the Transferred Subsidiaries in connection with the Transactions. Section 3.13 Employee Benefit Plans. (a) Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, each Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. (b) Section 3.13(b) of the Sellers’ Disclosure Schedule sets forth a complete and accurate list of each material Benefit Plan and each material Seller Benefit Plan. Sellers have made available to Purchaser complete and accurate copies of each material Benefit Plan (or, in the case of any Benefit Plan that is unwritten or Seller Benefit Plan, a description thereof) and the following related documents, to the extent applicable: (i) all summary plan descriptions, amendments, modifications or material supplements, (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) the most recently received IRS determination letter, (iv) the most recently prepared actuarial report or financial statement and (v) all material filings and non- routine correspondence with a Governmental Authority since January 1, 2020. (c) The IRS has issued a favorable determination letter or opinion with respect to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Bank Qualified Plans”) and the related trust, which letter or opinion has not been revoked

-37- (nor has revocation been threatened), and, to the Knowledge of Sellers, there are no existing circumstances and no events have occurred that would adversely affect the qualified status of any Bank Qualified Plan or the related trust. (d) None of the Bank and the Transferred Subsidiaries nor any Bank ERISA Affiliate has, at any time during the last six (6) years, contributed to or been obligated to contribute to (i) a Multiemployer Plan or (ii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Bank and the Transferred Subsidiaries nor any Bank ERISA Affiliate has incurred or would incur any liability that has not been satisfied in full to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan. (e) Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, with respect to each Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (iii) the present value of accrued benefits under such Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Benefit Plan’s actuary with respect to such Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or would be expected to be incurred by the Bank or any Transferred Subsidiary, and (vii) the PBGC has not instituted proceedings to terminate any such Benefit Plan. (f) Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, no Benefit Plan provides for any post- employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code. (g) Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, all contributions required to be made to any Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Bank. (h) Except as set forth in Section 3.13(h) of the Sellers’ Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, against the Benefit Plans, any

-38- fiduciaries thereof with respect to their duties to the Benefit Plans or the assets of any of the trusts under any of the Benefit Plans that would result in any liability of the Bank or any Transferred Subsidiary in an amount that would reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole. (i) Neither the execution and delivery of this Agreement nor the consummation of Transactions will (either alone or in conjunction with any other event): (i) result in any payment or benefit becoming due to any Business Employee, (ii) increase any payments or benefits payable to any Business Employee under any Benefit Plan or otherwise result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of such payments or benefits, or (iii) result in any limitation on the right of the Bank or any Transferred Subsidiary or, after the Closing, Purchaser or its Affiliates, to amend, merge, terminate, transfer or receive a reversion of assets from any Benefit Plan or related trust on or after the Effective Time. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Bank or any Transferred Subsidiary in connection with the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. (j) No Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise. (k) No Benefit Plan is maintained for the benefit of any employees or other services providers of the Bank or any Transferred Subsidiary who primarily reside or work outside of the United States. Section 3.14 Labor Matters. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the Knowledge of Sellers, threatened labor grievances or unfair labor practice claims or charges against the Bank or any Transferred Subsidiary, or any strikes or other labor disputes against the Bank or any Transferred Subsidiary. Neither the Bank nor any Transferred Subsidiary is party to or bound by any collective bargaining or similar agreement with any union, or other labor organization, or work rules or practices agreed to with any union, labor organization or employee association (“Collective Bargaining Agreement”) applicable to the Business Employees or which otherwise may create any obligation or liability for or be binding upon Purchaser or any of its Affiliates (including the Bank and the Transferred Subsidiaries, after the Closing), and there are no pending or, to the Knowledge of Sellers, threatened organizing efforts by any union or other group seeking to represent any current or former Business Employees. (b) The Bank and the Transferred Subsidiaries are and have been in compliance in all respects with all applicable Laws in effect as of the date hereof respecting employment and employment practices, terms and conditions of employment, the termination of employment, collective bargaining, employee and independent contractor classification, disability, immigration, health and safety, wages, hours and benefits, the provision of meal and rest breaks, non-discrimination in employment, the prevention or harassment and retaliation, and

-39- workers’ compensation, except in each case as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole. (c) Since January 1, 2019, (i) no allegations of sexual harassment or other sexual misconduct have been made against (A) an executive officer of the Bank or any Transferred Subsidiary, (B) a member of the board of directors of the Bank or any Transferred Subsidiary, or (C) an employee of the Bank or any Transferred Subsidiary with the title of Managing Director or above, (ii) there have been no Actions pending or, to the Knowledge of Sellers, threatened related to any allegations of sexual harassment or other sexual misconduct by (A) an executive officer of the Bank or any Transferred Subsidiary, (B) a member of the board of directors of the Bank or any Transferred Subsidiary, or (C) an employee of the Bank or any Transferred Subsidiary with the title of Managing Director or above, and (iii) neither the Bank nor any Transferred Subsidiary has entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by (A) an executive officer of the Bank or any Transferred Subsidiary, (B) a member of the board of directors of the Bank or any Transferred Subsidiary, or (C) an employee of the Bank or any Transferred Subsidiary with the title of Managing Director or above, except in each case, as would not reasonably be expected to be material to the Bank or the Transferred Subsidiaries, taken as a whole. (d) Except as would not, either individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, neither the Bank nor any Transferred Subsidiary has taken any action that would reasonably be expected to cause Purchaser and its Affiliates (including the Bank and the Transferred Subsidiaries, in each case following the Closing) to have any liability or other obligation following the Closing Date under WARN. Section 3.15 Taxes. Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole: (a) (i) All Tax Returns related to the Bank and the Transferred Subsidiaries that are required to be filed have been timely filed or will be timely filed on or before the Closing Date, taking into account any applicable extensions, and all such Tax Returns are or will be true, correct and complete, (ii) all Taxes required to be paid with respect to the Bank and the Transferred Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full, and (iii) all deficiencies asserted in writing or assessments made in writing by the relevant Taxing Authority in connection with any of the Tax Returns referred to in clause (i) have been or will be (x) timely paid in full or (y) contested in good faith. (b) The Bank and the Transferred Subsidiaries have complied with all applicable information reporting, collection, deducting and withholding requirements with respect to Taxes and, to the extent required by applicable Law, any collected, deducted or withheld Taxes have been paid to the relevant Taxing Authority. (c) Other than Permitted Liens, there are no Liens on the Bank’s or any Transferred Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax.

-40- (d) No jurisdiction in which the Bank or any Transferred Subsidiary does not file a Tax Return has asserted in writing a claim that (i) the Bank or any Transferred Subsidiary may be subject to taxation by it and (ii) Taxes related to the Bank or any Transferred Subsidiary are due or that Tax Returns of such type in such jurisdiction related to the Bank or any Transferred Subsidiary are required to be filed. (e) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Taxing Authority with respect to the Bank or the Transferred Subsidiaries that would bind the Bank in any taxable period (or portion thereof) after the Closing. Neither the Bank nor any Transferred Subsidiaries have executed any power of attorney with respect to Tax that remains in effect. (f) During the time owned, directly or indirectly, neither the Bank nor any Transferred Subsidiary (i) has been a member of an affiliated, consolidated, combined, unitary or similar Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. federal income tax returns, a group of which either Seller or the Bank or such Transferred Subsidiary was the common parent, (ii) is a party to or has any obligation under any Tax sharing, Tax indemnification, or Tax allocation agreement or similar contract or arrangement, other than any such agreement that only includes the Seller and its Affiliates or any such agreement the primary purpose of which was unrelated to tax, or (iii) has any liability for Taxes of any Person (other than the Bank or any Transferred Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, other than a group which only includes the Seller and its Affiliates. (g) Neither the Bank nor any Transferred Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of (i) any change in accounting method made before the Closing under Section 481(c) of the Code (or any similar provision of state, local or foreign Law), (ii) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) entered into prior to the Closing, (iii) installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing, (iv) prepaid amount received on or prior to the Closing, (v) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local Law) existing on or prior to the Closing, or (vi) the deferral of any Tax obligations pursuant to the Coronavirus Aid, Relief, and Economic Security Act or similar statutory relief, in each case, as a result of any action or transaction occurring prior to the Closing. (h) Neither the Bank nor any Transferred Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the three-year period immediately preceding the date of this Agreement.

-41- (i) Neither the Bank nor any Transferred Subsidiary has participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2). (j) There are no pending or threatened in writing audits, suits, claims, assessments, examinations, investigations, or other proceedings in respect of Taxes of the Bank or any Transferred Subsidiary. (k) No Transferred Subsidiary of the Bank is characterized as a “foreign” corporation for U.S. federal income tax purposes. Neither the Bank nor any Transferred Subsidiary has in effect an election pursuant to Section 965(h) of the Code. (l) Neither the Bank nor any Transferred Subsidiary has deferred any payroll or employment Taxes, or claimed any benefit or relief pursuant to the CARES Act. (m) This Section 3.15 (together with the applicable provisions of Section 3.13) contains the sole and exclusive representations made by the Bank and the Transferred Subsidiaries relating to Taxes and Tax Returns regarding the Bank and the Transferred Subsidiaries. Section 3.16 Insurance. The Bank and the Transferred Subsidiaries are insured against such risks and in such amounts as are adequate and as the management of the Bank reasonably has determined to be prudent in accordance with reasonable market practices. Except as disclosed in Section 3.16 of the Sellers’ Disclosure Schedule, each such material insurance policy is in the name of the Bank and/or one of the Transferred Subsidiaries and is in full force and effect, all premiums due and payable thereon have been paid, and none of the Bank or any Transferred Subsidiary has received written notice to the effect that any of them is in material default under any such insurance policy, and all claims thereunder have been filed in a timely fashion. There is no material claim pending under any of such policies with respect to the Bank or any Transferred Subsidiary as to which coverage has been denied or disputed by the underwriters of such policies. Section 3.17 Intellectual Property. (a) Section 3.17(a) of Sellers’ Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property owned by the Bank or any Transferred Subsidiary that is Registered, indicating, for each item, as applicable, the registration or application number and the applicable filing jurisdiction. The Bank or one of the Transferred Subsidiaries is the sole and exclusive owner of such Registered Intellectual Property, free and clear of all Liens (other than Permitted Liens), and all rights in such Registered Intellectual Property are subsisting and unexpired, and to the Knowledge of Sellers, valid and enforceable. (b) (i) The operation of the businesses of the Bank and the Transferred Subsidiaries as currently conducted do not infringe or misappropriate the Intellectual Property of any third party, (ii) no Person has asserted in a writing received by Sellers or their Affiliates, the Bank or any of the Transferred Subsidiaries since January 1, 2019, that the Bank or any Transferred Subsidiary has infringed or misappropriated the Intellectual Property of any third party and; (iii) to the Knowledge of Sellers, since January 1, 2019, no third party has infringed or

-42- misappropriated any Intellectual Property owned by the Bank or the Transferred Subsidiaries, in each case (i) through (iii), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (c) Sellers and their Affiliates have taken commercially reasonable measures to protect the confidentiality of all material trade secrets that are included in the Intellectual Property owned by the Bank or the Transferred Subsidiaries, and, to the Knowledge of Sellers, such trade secrets have not been disclosed by the Bank or any Transferred Subsidiary to any Person except pursuant to appropriate nondisclosure agreements. (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Bank and the Transferred Subsidiaries own or have a license or other right to use all Intellectual Property that is used in their respective businesses; and (ii) no material proprietary software of the Bank or the Transferred Subsidiaries (x) has had any material source code placed in escrow for the benefit of a third party or (y) that incorporates or is derived from software licensed under any “open source” license that requires the licensing or availability of source code upon its distribution or availability to a third party, has been distributed or made available to a third party (other than vendors and contractors providing services on behalf of the Bank or the Transferred Subsidiaries). (e) Notwithstanding anything to the contrary set forth herein, this Section 3.17 contains all representations and warranties provided by Sellers with respect to matters related to Intellectual Property, except for applicable portions of Section 3.7(a)(vii) and Section 3.11). Section 3.18 Privacy and Cybersecurity. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, (i) the Bank and the Transferred Subsidiaries are in compliance with all applicable Privacy Laws, the Payment Card Industry Data Security Standard and with all public-facing privacy policies that cover the Bank and the Transferred Subsidiaries; (ii) since January 1, 2019, there has been no unauthorized access, use, modification, disclosure or other misuse of the Personal Information or other information in respect of customers (including borrowers, depositors, clients and counterparties) of the Bank and the Transferred Subsidiaries in the possession or under the control of the Bank or the Transferred Subsidiaries, or other Persons performing services on behalf of the Bank or the Transferred Subsidiaries (with respect to the business of the Bank and the Transferred Subsidiaries), in each case, other than incidents that were resolved without cost, liability or the duty to notify any Person. (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, (i) the Bank and the Transferred Subsidiaries own or have a license, service agreement or other right to use all IT Assets that are used in their respective businesses, (ii) the Bank and the Transferred Subsidiaries have implemented commercially reasonable IT Asset and data security, relevant data backup and business continuity procedures with respect to all IT Assets used in the businesses of the Bank and the Transferred Subsidiaries (and all information, including Personal Information, processed thereby), (iii) the IT Assets owned or controlled by the Bank or the

-43- Transferred Subsidiaries are in good working order and operate and perform in accordance with their applicable specifications and as required in connection with the operation of the business of the Bank and the Transferred Subsidiaries as currently conducted, (iv) such IT Assets are free of defects, vulnerabilities, viruses, malware and other corruptants and (v) since January 1, 2019, there has been no material unauthorized use, access, interruption, modification or corruption of the IT Assets used by the Bank or the Transferred Subsidiaries (or any information or transactions stored or contained therein or transmitted thereby, including any information in respect of customers (including borrowers, depositors, clients and counterparties) of the Bank and the Transferred Subsidiaries). Section 3.19 Extensions of Credit. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each loan, revolving credit facility, letter of credit or other extension of credit (including guarantees) or commitment to extend credit (each, an “Extension of Credit”) in which the Bank or any Transferred Subsidiary is a creditor (i) complies with all applicable Laws, (ii) has been made, entered into or acquired by the Bank or any Transferred Subsidiary in accordance with board of director-approved loan policies, management policies and procedures or customary industry standards, as applicable, (iii) is evidenced by original promissory notes or other evidences of indebtedness, which, together with all security agreements and guarantees, are valid and legally binding obligations of the Bank or one of the Transferred Subsidiaries and the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by the Bankruptcy and Equity Exception) and (iv) is in full force and effect. (b) Section 3.19(b) of Sellers’ Disclosure Schedule sets forth a complete and accurate list of all Extensions of Credit that, as of June 30, 2021, were classified by the Bank as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch” or words of similar import. Complete and accurate copies of the currently effective lending policies and practices of the Bank and the Transferred Subsidiaries have been made available to the Purchaser. (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each outstanding Extension of Credit in which the Bank or any Transferred Subsidiary is a creditor has been solicited and originated and is administered and, if serviced by the Bank, serviced, and the relevant files are being maintained, in accordance with the relevant loan documents, the Bank’s or, if applicable, the Transferred Subsidiaries’, underwriting standards and with all requirements of applicable Laws (including those of the Small Business Administration) and applicable requirements of any government- sponsored enterprise program; and (ii) each of the Bank and the Transferred Subsidiaries has properly fulfilled its contractual responsibilities and duties in any Extension of Credit in which it acts as the lead lender or servicer and has complied with its duties as required under applicable Law. (d) The Sellers have previously delivered to the Purchaser spreadsheets containing information regarding certain categories of loans made by the Bank and the Transferred Subsidiaries as of June 30, 2021 (the “Loan Data File”) and the information

-44- contained in the Loan Data File was complete and accurate in all material respects as of such date. (e) Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, since January 1, 2020 through the date hereof, there has been (i) no written demand made to the Bank or the Transferred Subsidiaries for the repurchase of any Extensions of Credit due to the alleged breach of any representation, warranty or covenant with respect to such Extensions of Credit or due to alleged fraud relating thereto, or (ii) other than on account of an obligor’s insolvency or claimed insolvency, no claim by an obligor of any Extension of Credit asserting that the obligor is entitled to damages associated with the conduct of the Bank or any Transferred Subsidiary in connection with such Extension of Credit; provided, that in each case of clauses (i) and (ii), such Extension of Credit shall not include Excluded Assets and Liabilities. Section 3.20 Certain Loan Matters. (a) Section 3.20(a) of the Sellers’ Disclosure Schedule contains a complete and accurate list of all Extensions of Credit as of June 30, 2021, by the Bank and the Transferred Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of the Bank or any Transferred Subsidiary, and each such Extension of Credit is and was made in compliance in all material respects with all applicable Laws. (b) Except as disclosed in Section 3.20(b) of the Sellers’ Disclosure Schedule, there are no Extensions of Credit by the Bank or any Transferred Subsidiary to any employee, officer, director or other Affiliate of the Bank or any Transferred Subsidiary on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on that the borrower is paying a rate that was below market at the time the Extensions of Credit were made. Section 3.21 Trust and Other Fiduciary Businesses. The Bank has all requisite power and authority to exercise fiduciary powers under applicable Law necessary to conduct its business. Since January 1, 2019, each of the Bank and the Transferred Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, neither the Bank nor any Transferred Subsidiary nor, to the Knowledge of Sellers, any of their current or former directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account. Section 3.22 Compliance with Environmental Laws. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2019, the Bank and the Transferred Subsidiaries have been in compliance with all applicable Environmental Laws.

-45- (b) There is no Action pending or, to the Knowledge of the Sellers, threatened, in which the Bank or any Transferred Subsidiary has been or, with respect to threatened Actions would reasonably be expected to be, named as a defendant or which seek to impose, or would reasonably be expected to result in the imposition, on the Bank or any Transferred Subsidiary any liabilities or obligations in each case (i) for alleged material noncompliance with any Environmental Law or (ii) relating to any material Release into the environment of any Hazardous Substance, occurring at or on a site owned, leased or operated by the Bank or any Transferred Subsidiary, or, to the Knowledge of the Sellers, relating to any material Release into the environment of any Hazardous Substance, occurring at or on a site not owned, leased or operated by the Bank or any Transferred Subsidiary, and, to Seller’s Knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, investigation or remediation by any Governmental Authority or other Person. (c) To the Knowledge of Sellers, there has not been any material Release of any Hazardous Substance by the Bank or any Transferred Subsidiary at any location, or any material Release of any Hazardous Substance by any Person in, on, under or affecting any property currently or formerly owned, leased or operated by the Bank or any Transferred Subsidiary that requires remediation by the Bank or any Transferred Subsidiary or otherwise would reasonably be expected to result in the imposition on the Bank or any Transferred Subsidiary (or any of their respective assets or properties) of any material liability or obligation under any Environmental Law. (d) Neither the Bank nor any Transferred Subsidiary (i) is a party to any Government Order imposing any material liability or obligation under any Environmental Law or (ii) since January 1, 2019, has received any written notice, demand letter, executive or administrative order, directive or request for information from any Governmental Authority or any third party indicating that it may be in violation of, or liable under, any Environmental Law. Section 3.23 Use of Assets. Taking into account (a) the services contemplated by the Transitional Services Agreement, (b) any actions (or the effects of any action) taken (or omitted to be taken) upon the written request or instruction of, or with the written consent of, Purchaser or one of its Affiliates, and (c) any actions otherwise expressly required by this Agreement and other Transaction Documents, and subject to obtaining any Third Party Consents, immediately after the consummation of the Transactions, the Bank and the Transferred Subsidiaries will own or have the right to use, all assets, liabilities, rights and properties sufficient to conduct their respective businesses (other than any businesses that currently are or will be included in the Excluded Assets and Liabilities), in all material respects in the same manner and on the same terms as currently conducted by the Bank and the Transferred Subsidiaries; provided, however, that nothing in this Section 3.23 shall be deemed to constitute a representation or warranty as to the adequacy of amounts of cash or working capital of the Bank and the Transferred Subsidiaries (or the availability of the same) or the adequacy of employees of the Bank and the Transferred Subsidiaries (or the availability of the same). None of the Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) owns any material assets, liabilities, rights and properties necessary for the conduct of the Bank or the Transferred Subsidiaries in their respective businesses as currently conducted.

-46- Section 3.24 Escheat and Unclaimed Property. Except as would not reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole, neither the Bank nor any Transferred Subsidiary has any outstanding obligation in respect of escheat or unclaimed property Laws. Section 3.25 No Other Representations or Warranties. (a) Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Sellers nor any other Person makes any other express or implied representation or warranty on behalf of Sellers relating to Sellers, the Bank or their respective Affiliates, and Purchaser acknowledges the same. (b) PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT IN THE CASE OF FRAUD, SELLERS, THE BANK AND THEIR AFFILIATES WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY OR OBLIGATION TO PURCHASER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON RESULTING FROM THE MAKING AVAILABLE OR FAILING TO MAKE AVAILABLE TO PURCHASER OR ANY OF ITS AFFILIATES, OR ANY USE BY PURCHASER OR ANY OF ITS AFFILIATES OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PURCHASER OR ANY OF ITS AFFILIATES IN CERTAIN “DATAROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS, EXCEPT TO THE EXTENT ANY SUCH INFORMATION IS INCLUDED IN A REPRESENTATION AND WARRANTY CONTAINED IN THIS AGREEMENT (INCLUDING ANY CERTIFICATES OR OTHER INSTRUMENTS DELIVERED IN CONNECTION THEREWITH). ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER Except as set forth in the Purchaser SEC Reports filed with or furnished to the SEC by Purchaser after December 31, 2018 and prior to the date hereof, the Purchaser hereby represents and warrants to Sellers, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty) and as of the Closing Date, as follows: Section 4.1 Organization, Standing and Authority. (a) Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has made an effective election to be treated as a financial holding company under the BHC Act. Purchaser has all corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

-47- (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, Purchaser Bank (i) has been duly organized, is validly existing and, where such concept is recognized under applicable law, is in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, and (iii) is duly qualified to do business and, where such concept is recognized under applicable law, is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. The Purchaser Bank is the only subsidiary (within the meaning of the BHC Act) of the Purchaser that is a U.S. insured depository institution, and the deposit accounts of the Purchaser Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or threatened. The Purchaser Bank has, and at all times during the past three (3) years has had, a Community Reinvestment Act rating no lower than “Satisfactory.” (c) Complete and accurate copies of the Constituent Documents of Purchaser, each as in effect as of the date of this Agreement, have been made available to Sellers. Section 4.2 Capital Structure. The authorized capital stock of Purchaser consists of (i) 4,000,000,000 shares of common stock, par value $0.01 per share (the “Purchaser Common Stock”), of which 1,482,648,646 shares were issued and outstanding and 643,077,096 were held in treasury as of September 16, 2021, and (ii) 50,000,000 shares of preferred stock, par value $1.00 per share (the “Purchaser Preferred Stock,” and, together with the Purchaser Common Stock, the “Purchaser Capital Stock”), of which 239,510 shares were issued and outstanding and none were held in treasury as of September 16, 2021. All the issued and outstanding shares of Purchaser Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of Purchaser Common Stock representing the Stock Consideration, upon their due issuance and delivery as contemplated by this Agreement, will be validly issued, fully paid and non-assessable. As of September 16, 2021, except pursuant to the U.S. Bancorp 2001 Stock Incentive Plan, the U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan, the U.S. Bancorp 2015 Stock Incentive Plan, the U.S. Bancorp Executive Employees Deferred Compensation Plan, the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement), the U.S. Bancorp Outside Directors Deferred Compensation Plan, and the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (x) there are no outstanding or authorized Rights that would require Purchaser to issue, sell or otherwise cause to become outstanding any of its Purchaser Capital Stock, or to make a cash payment based on the value of any of its Purchaser Capital Stock, and (y) Purchaser does not have any commitment to authorize, issue or sell any shares of Purchaser Capital Stock or other equity interests. As of September 16, 2021, 37,023,437 shares of Purchaser Common Stock were reserved for issuance. None of Purchaser’s issued and outstanding shares of Purchaser Capital Stock have been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of Purchaser Capital Stock may vote have been issued by Purchaser and are outstanding.

-48- Section 4.3 Corporate Authorization and Binding Effect. The execution, delivery and performance by Purchaser (or any of its Affiliates that may be a party to any Transaction Document) of the Transaction Documents and the Transactions have been duly and validly authorized by all necessary corporate action of Purchaser (and, if applicable, any such Affiliate) prior to the date of this Agreement. This Agreement is a valid and legally binding obligation of Purchaser, and the other Transaction Documents to which Purchaser (and, if applicable, any such Affiliate) will be a party at Closing will be duly executed and delivered by Purchaser (and, if applicable, any such Affiliate), and assuming due authorization, execution, and delivery of the Transaction Documents by the other parties thereto, at Closing will constitute, legal, valid and binding agreements of Purchaser (and, if applicable, any such Affiliate), enforceable against Purchaser (and, if applicable, any such Affiliate) in accordance with their respective terms (except as enforceability may be limited by the Bankruptcy and Equity Exception). Section 4.4 Regulatory Filings; No Defaults. (a) No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by the Purchaser or any of its Affiliates in connection with the execution, delivery or performance by Purchaser (or any of its Affiliates that may be a party to any Transaction Document) of the Transaction Documents to which they are a party, or to effect the Transactions, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Schedule 3, as applicable to the Purchaser or its Affiliates, and approval of or non-objection to such applications, filings and notices; and (ii) such other consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. (b) Subject to the receipt of the approvals and consents referred to in Schedule 3, the execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not conflict with, contravene, constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation or acceleration of any obligation of Purchaser or to a loss of any benefits to which Purchaser is entitled under any provision of (i) Purchaser’s Constituent Documents or (ii) assuming compliance with the requirements referred to in Section 4.4(a), any applicable Law binding upon Purchaser or any of its Subsidiaries, other than violations which would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. (c) As of the date hereof, Purchaser has no knowledge of any reason, with respect to itself, that the Requisite Regulatory Approvals will not be obtained in the ordinary course and without material delay. Section 4.5 Purchaser SEC Reports; Financial Statements; No Material Adverse Effect. (a) Purchaser has filed or furnished, as applicable, on a timely basis, all Purchaser SEC Reports required to be filed or furnished by it with the SEC pursuant to the

-49- Exchange Act or the Securities Act since January 1, 2019 (the audited financial statements contained (or incorporated by reference) in such Purchaser SEC Reports for the fiscal years ended December 31, 2019 and December 31, 2020, and the unaudited financial statements contained (or incorporated by reference) in such Purchaser SEC Reports for the six (6)-month period ended June 30, 2021, collectively, the “Purchaser Financial Statements”). Each of the Purchaser SEC Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to the Purchaser SEC Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Purchaser SEC Reports did not, and any Purchaser SEC Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. (b) The Purchaser Financial Statements (i) have been derived from the books and records of Purchaser and its Subsidiaries, (ii) have been prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of Purchaser, as of the dates thereof and their respective results of operations and cash flows for the periods then ended (except that the unaudited statements may not contain footnotes and are subject to normal year- end audit adjustments). (c) Except (i) as reflected or reserved against in the Purchaser Financial Statements (or disclosed in the notes thereto, if applicable), (ii) for Permitted Liens, (iii) for liabilities incurred in the ordinary course of business since June 30, 2021, or (iv) for liabilities that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, there are no liabilities of Purchaser of a character required under GAAP to be reflected or reserved against on a balance sheet or disclosed in the notes to an audited consolidated balance sheet of Purchaser prepared in accordance with GAAP. (d) Purchaser and its Subsidiaries have established and maintained since January 1, 2019, and continue to maintain, a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s consolidated financial statements for external purposes in accordance with GAAP. Purchaser has disclosed, based on its most recent evaluation of its internal accounting controls by its chief executive officer and chief financial officer prior to the date hereof, to Purchaser’s auditors and audit committee (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which would adversely affect Purchaser’s ability to record, process, summarize and report financial information for inclusion in the applicable combined financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. Since January 1, 2019, to the knowledge of Purchaser, no material complaints from any source regarding accounting, internal accounting controls or auditing matters have been received by Purchaser and no material written complaints from

-50- Purchaser employees regarding questionable accounting or auditing matters have been received by Purchaser. (e) The allowances for loan losses and for credit losses contained in the Purchaser Financial Statements were and will be established in accordance with the practices and experiences of Purchaser and its Subsidiaries, and were and will be adequate under and in accordance with the requirements of GAAP, and the applicable Governmental Authorities to provide for possible losses on loans (including accrued interest receivable) and credit commitments (including stand-by letters of credit) outstanding as of the date of such balance sheet. Purchaser adopted and fully implemented CECL effective as of January 1, 2020, other than for regulatory capital purposes. (f) Since June 30, 2021, no event, occurrence or development has occurred or circumstance arisen that, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. (g) Since June 30, 2021, except with respect to the Transactions or changes resulting from or related to the Contagion Event or the Contagion Event Measures, through the date hereof, the business of Purchaser and its Subsidiaries was conducted, in all material respects, in the ordinary course of business. Section 4.6 Compliance with Laws. (a) As of the date hereof, Purchaser is compliant in all material respects with all Laws applicable to the conduct of its businesses that could reasonably be expected to prevent or materially delay receipt of the Requisite Regulatory Approvals. (b) As of the date hereof, the Purchaser Bank is “well-capitalized” (as such term is defined in the relevant regulation of the Bank’s primary bank regulator). Section 4.7 Litigation. Except as (i) disclosed in the Purchaser SEC Reports, and (ii) would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect, (A) there is no, and since January 1, 2020, has not been any, Action before any Governmental Authority against Purchaser or its Affiliates, and, to Purchaser’s knowledge, no such Action has been threatened, and (B) to Purchaser’s knowledge, no such Action has been threatened or commenced, that is reasonably likely to impair the ability of Purchaser to perform its obligations under the Transaction Documents or otherwise impede or delay the consummation of Transactions. Section 4.8 No Brokers. Except for any fees which may be due and owing to Goldman Sachs & Co. LLC, which will be paid by Purchaser, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or its Affiliates who might be entitled to any fee or commission from Purchaser or its Affiliates in connection with the Transactions. Section 4.9 Availability of Funds. As of the date of this Agreement, Purchaser has sufficient funds, and will at the Closing have immediately available funds in cash, to pay when due all amounts payable by it hereunder. Purchaser acknowledges that the obligations of

-51- Purchaser under this Agreement are not contingent upon or subject to any conditions regarding Purchaser’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transaction contemplated by this Agreement. Section 4.10 Investment. Purchaser is acquiring the Shares for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person. Purchaser has made, independently and without reliance on Sellers (except to the extent that Purchaser has relied on the representations and warranties of Sellers in this Agreement), its own analysis of the Shares for the purpose of acquiring the Shares. Purchaser acknowledges that the Shares are not registered pursuant to any Securities Laws and that none of the Shares may be transferred, except pursuant to a registration statement or an applicable exemption under the Securities Act. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act. Section 4.11 Offering of Securities. Neither Purchaser nor any Person acting on its behalf has taken any action (including any offering of any securities of Purchaser under circumstances which would require the integration of such offering with the issuance of shares of Purchaser Common Stock pursuant to this Agreement under the Securities Act) that could reasonably subject the offering, issuance or sale of any of the shares of Purchaser Common Stock to Sellers pursuant to this Agreement to the registration requirements of the Securities Act. Section 4.12 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser relating to Purchaser or its Affiliates, and Sellers acknowledge the same. ARTICLE 5 COVENANTS Section 5.1 Access and Reports. (a) To the extent permitted by applicable Law and as may be reasonable in light of Contagion Event Measures, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, Sellers shall, and shall cause their Affiliates to, provide to Purchaser and to Purchaser’s Representatives reasonable access upon reasonable prior notice and request, during the Bank’s normal business hours, to the officers, employees, properties, books, contracts and records of the Bank and the Transferred Subsidiaries. Purchaser shall, and shall cause its Representatives to, conduct its inspections and investigations under this Section 5.1 in a manner that will not unreasonably interfere with the conduct of the business of Seller and its Affiliates (including the Bank or the Transferred Subsidiaries). Notwithstanding the foregoing, none of the Sellers, the Bank or any of the Transferred Subsidiaries shall be required to disclose any information where disclosure (A) would reasonably be expected to result in the loss of any legal privilege or contravene any Law (including those related to confidential supervisory information), (B) would reasonably be expected to result in the disclosure of any trade secrets or competitively sensitive information of Seller or its Affiliates or of a third party to whom Seller and its Affiliates have confidentiality obligations or (C) would reasonably be expected to result

-52- in Purchaser gaining access to any information relating to the Excluded Assets and Liabilities (other than expressly contemplated by the Transaction Documents); provided that the parties shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to Purchaser to occur without contravening any of the foregoing clauses (A), (B) and (C). All information received pursuant to this Section 5.1 shall be governed by the terms of Section 5.5. (b) Following the Closing, to the extent permitted by applicable Law, Sellers may retain copies of books and records of the Bank and the Transferred Subsidiaries and, with respect to any books and records for which Sellers do not retain copies, the Purchaser agrees to provide (or cause its Affiliates to provide) the Sellers with reasonable access to such books and records and other documents that the Purchaser acquires pursuant to this Agreement and, to the extent permitted by applicable Law and as may be reasonable in light of Contagion Event Measures, reasonable access upon reasonable prior notice and request, during normal business hours, to its assets, properties and employees, in each case, to the extent that such access is reasonably required by Sellers or any of their Affiliates to (x) defend, prosecute, appeal or cooperate with any judicial, arbitral or regulatory proceeding, audit or investigation to which Sellers or any of their Affiliates is a party and which relates to the Bank or any Transferred Subsidiary or otherwise to the business and affairs thereof prior to the Closing, (y) prepare financial statements or regulatory filings of Sellers in respect of periods ending on or prior to the Closing Date, or (z) comply with the terms of this Agreement, any other Transaction Document, any applicable Law or request of any Governmental Authority; provided that all books, records, information and materials of the Bank and the Transferred Subsidiaries, including customer lists (collectively, and together with any reports, analyses, compilations, memoranda, notes and any other writings that contain, reflect or are based upon such information, “Confidential Information”), shall be subject to the confidentiality provisions of Section 5.5 and no Confidential Information may be made available to Sellers’ Representatives or to any of Sellers’ Affiliates or their respective Representatives unless such Person agrees to maintain the confidentiality of the Confidential Information pursuant to Section 5.5 (and, in any event, Sellers shall be liable for any failure of such Affiliates or Representatives to act in accordance with Section 5.5); provided, further, that neither the Purchaser nor any of its Affiliates shall be required to provide such access to the extent that doing so (A) would reasonably be expected to result in the loss of any legal privilege, contravene any Law or fiduciary obligations (including those related to confidential supervisory information), or (B) would reasonably be expected to result in the disclosure of any trade secrets or competitively sensitive information of Purchaser or its Affiliates or of a third party to whom Purchaser or its Affiliates have confidentiality obligations; provided that the parties shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to the Sellers to occur without contravening such privilege or applicable Law. The Purchaser agrees to (or to cause its relevant Affiliates (including the Bank after the Closing) to) retain and preserve all books and records and all other documents that it or they acquire pursuant to this Agreement, in compliance with all applicable Law. (c) At or prior to the Closing, to the extent that any books and records of the Bank and the Transferred Subsidiaries are in the possession of Sellers or any of their Affiliates

-53- (other than the Bank and the Transferred Subsidiaries) and not also in the possession of the Bank or the Transferred Subsidiaries, Sellers shall, and shall cause their Affiliates to, use reasonable best efforts to effect the physical and/or electronic transfer of such books and records to the Bank (in each case, at Sellers’ cost and expense); provided that if any such books and records are not transferred to the Bank on or prior to the Closing, Sellers and their Affiliates shall continue to use reasonable best efforts to transfer such books and records to the Bank following the Closing; and provided, further, that to the extent any such books and records contain material regarding the Excluded Assets and Liabilities or does not pertain or relate to the assets, liabilities, properties, business, conduct, personnel and/or operations of the Bank or the Transferred Subsidiaries, such material may be redacted from such books and records. Section 5.2 Conduct of the Business. (a) Except as (i) set forth in Section 5.2(a) of the Sellers’ Disclosure Schedule or (ii) as is necessary and commercially reasonable in response to a Contagion Event or Contagion Event Measures, subject to Sellers providing Purchaser with advance notice and obtaining Purchaser’s prior written consent in respect of any such action (unless it is not reasonably practicable under the circumstances to provide such prior notice and obtain prior consent, in which case Sellers shall provide notice to Purchaser as soon as reasonably practicable), from the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Sellers shall cause the Bank and the Transferred Subsidiaries to (1) carry on their businesses in the ordinary course of business in all material respects; (2) use commercially reasonable efforts to preserve their present business organizations and relationships; and (3) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of their customers, clients and others with whom business relationships exist; provided, that this Section 5.2(a) shall not apply to the Excluded Assets and Liabilities. (b) Except as set forth in Section 5.2(b) of the Sellers’ Disclosure Schedule or to the extent required to effect the Excluded Assets and Liabilities Transfer, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, except as (A) otherwise expressly required by this Agreement, (B) consented to in writing in advance by Purchaser (which consent shall not be unreasonably conditioned, withheld or delayed), or (C) required by applicable Law, Sellers shall cause the Bank and the Transferred Subsidiaries not to: (i) amend the Bank’s or any Transferred Subsidiaries’ Constituent Documents or permit any waiver or grant any consent under their respective Constituent Documents; (ii) (A) merge or consolidate with any other Person, (B) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any other Person or any division thereof or any assets, securities or property, other than (x) acquisitions of securities under the Bank’s or an applicable Transferred Subsidiary’s investment portfolio consistent with the Bank’s or an applicable Transferred Subsidiary’s investment policy in effect as of the date hereof, (y) as may be deemed necessary or advisable by it in the exercise of its rights in connection with an Extension of Credit, or (z) acquisitions in the ordinary course of business, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization, restructuring or other reorganization;

-54- (iii) issue, transfer, award, grant or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional Shares or Rights or any additional shares of capital stock of the Bank, or any Transferred Subsidiary, or any Rights relating to the same, or for which the Bank or any Transferred Subsidiary would have any liability; (iv) (A) directly or indirectly adjust, split, combine or reclassify, subdivide or otherwise amend the terms of, purchase or otherwise acquire, any shares of its stock or debt securities or any Rights related to the same, (B) declare or pay any noncash dividend or make any other noncash distribution in respect of any of the Bank’s capital stock, or (C) declare or pay any cash dividend or make any other cash distribution in respect of any of the Bank’s capital stock after the Estimated Closing Balance Sheet Date (other than the Special Dividend Transaction); (v) pay, discharge, settle or compromise any Action or threatened Action, other than any payment, discharge, settlement or compromise in the ordinary course of business that (A) does not create negative precedent for other pending or potential proceedings, actions or claims, (B) does not involve monetary damages or other settlement that would exceed $5,000,000 individually or $20,000,000 in the aggregate in excess of reserves as they existed on June 30, 2021, (C) does not involve injunctive relief or any other non-monetary relief (other than other non-monetary relief in the ordinary course of business), or (D) relates to the Excluded Assets and Liabilities; (vi) (A) make any new Extension of Credit (x) in an amount in excess of $50,000,000 to a single borrower or group of related borrowers, (y) where the borrower’s senior funded debt to EBITDA ratio is more than 5.0 or the loan to value ratio is in excess of supervisory limits, in each case as computed by the Bank in the ordinary course of business, and (z) where the borrower’s interest coverage ratio, as computed by the Bank in the ordinary course of business, is less than 1.1 or (B) make any renewed Extension of Credit that is classified as “special mention” or “criticized” or words of similar imports by the Bank in the ordinary course of business (for the avoidance of doubt, it being understood that the restrictions under this Section 5.2(b)(vi) shall not apply to any Extension of Credit that currently is or that will be included in the Excluded Assets and Liabilities); provided that, promptly following the date hereof the parties shall agree on a process for seeking any approvals required as a result of the foregoing covenant; provided, further, that, at a minimum such process shall include an obligation on the part of Purchaser to consent or provide written notice of objection to any such new or renewed Extension of Credit in writing within two (2) Business Days from the date the applicable Transferred Subsidiary provides Purchaser with written notice of such new Extension of Credit together with the related credit approval memo and other materials used by the applicable Transferred Subsidiary for internal approval purposes (and any failure to so respond shall be deemed to be consent to the applicable new or renewed Extension of Credit); (vii) other than (x) in the ordinary course of business (it being understood and agreed that “in the ordinary course of business” for purposes of this clause (vii) shall include the creation of deposit liabilities, issuances of letters of credit,

-55- purchases of federal funds, borrowings from any Federal Home Loan Bank, sales of certificates of deposit, issuances of commercial papers, entry into repurchase agreements and satisfaction of legal requirements in the exercise of trust powers, in each case, on terms and in amounts consistent with past practice) or (y) for any Excluded Assets and Liabilities, (A) subject any material asset of the Bank or of any Transferred Subsidiary to a Lien or permit, allow or suffer to exist any Lien in respect thereof, other than Permitted Liens; or (B) incur any liability for borrowed money (or guarantee any indebtedness for borrowed money), issue any debt securities, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (other than a Transferred Subsidiary); (viii) dispose of any material assets (without limiting Section 5.2(b)(xii), other than Intellectual Property) to any person other than a Transferred Subsidiary, including existing branches of the Bank, except in the ordinary course of business or pursuant to Contracts in force as of the date of this Agreement; (ix) other than as required by the terms of any Benefit Plan existing as of the date hereof, (A) increase the compensation or benefits of any Business Employee, other than the payment of incentive compensation for completed performance periods based upon corporate performance, the performance of such employee and, if applicable, such employee’s business, in each case determined in accordance with the terms of the applicable Benefit Plan and in the ordinary course of business consistent with past practice, (B) enter into any change-in-control, retention, employment, severance, termination or other similar agreement or arrangement with any Business Employee, or increase or commit to increase the change-in-control, severance or termination pay or benefits payable to any Business Employee, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation to any Business Employee other than incentive compensation payments contemplated by clause (A) above, (D) enter into, establish, adopt, terminate or amend any Benefit Plan or any plan, program, arrangement, practice or agreement that would be a Benefit Plan if it were in existence on the date hereof, except for de minimis administrative amendments that would not increase the benefits provided thereunder or the cost thereof to the Bank and the Transferred Subsidiaries, (E) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Benefit Plan, with respect to any Business Employee, (F) hire any Business Employee, other than as permitted under Section 5.10(e), (G) terminate the employment of any Business Employee with the title of Managing Director or above, other than for cause or pay any severance, termination pay or benefits to any employee without obtaining an effective comprehensive general release of claims against the Bank and the Transferred Subsidiaries, (H) transfer the employment of any Business Employee to Sellers or any of their Affiliates (other than the Bank or any Transferred Subsidiary), or transfer the employment of any employee, officer, director, or natural person independent contractor of Sellers or any of their Affiliates (other than the Bank or any Transferred Subsidiary) to the Bank or its Affiliates (other than as permitted under Section 5.10(e)), (I) grant to any Business Employee any right to reimbursement, indemnification, or payment for any Taxes incurred under Section 409A or 4999 of the Code, or (J) recognize any union, labor organization or

-56- employee association as the representative of any Business Employees, or enter into, establish or adopt any Collective Bargaining Agreement; (x) other than the capital expenditures (A) pre-approved by Purchaser in writing or capital expenditures necessary for safety and soundness purposes or (B) made with respect to the businesses that currently are or will be included in the Excluded Assets and Liabilities (to the extent all payment obligations thereunder are taken into account in the Estimated Closing TBV and Closing TBV), undertake or authorize any capital expenditures not contemplated by the budget set forth on in Section 5.2(b)(x) of the Sellers’ Disclosure Schedule that are, in the aggregate, in excess of $30,000,000 per annum; (xi) change any method of financial accounting or accounting practice or policy, except as may be required from time to time by GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) (without regard to any optional early adoption date); (xii) except for non-exclusive license in the ordinary course of business and expiration of Intellectual Property at the end of its natural term, sell, assign, transfer, dispose of, abandon, allow to expire or license any material Intellectual Property owned by the Bank or any Transferred Subsidiary; (xiii) (A) make, change or revoke any material Tax election, (B) change any material method of Tax accounting, (C) change any material Taxable year or period, (D) enter into any material closing agreement with respect to Taxes, (E) file any material amended Tax Return, (F) settle or compromise any material Tax claim or assessment, or (G) surrender any material claim for a refund of Taxes, in each case except to the extent such action (1) solely relates to the Seller’s consolidated, combined, affiliated or unitary Tax returns and (2) would not reasonably be expected to have the effect of materially increasing the Tax liability of Purchaser for any period ending after the Closing Date; (xiv) make application for the opening, relocation or closing of any, or open, relocate or close any, branch or automated banking facility of the Bank, other than those pending as of the date of this Agreement and set forth in Section 5.2(b)(xiv) of the Sellers’ Disclosure Schedule, or permit the revocation or surrender by the Bank or any Transferred Subsidiary of its certificate of authority to maintain any such facility, except as may be required by any Governmental Authority; (xv) enter into any material new line of business or change in any material respect its lending, underwriting, risk and asset liability management and other banking, operating, and servicing policies, except (A) as required by applicable Law, (B) as otherwise may be requested by a Governmental Authority, (C) as necessary for safety and soundness purposes, or (D) as solely related to the Excluded Assets and Liabilities; (xvi) except (A) in the ordinary course of business or (B) as solely related to the Excluded Assets and Liabilities, (x) amend, modify or change any investment practices of the Bank or any Transferred Subsidiary or (y) make any change

-57- in any material respect to the investment portfolio of the Bank or any Transferred Subsidiary in terms of duration, credit, quality or type of interests, except as required by applicable Law; (xvii) except in the ordinary course of business, (A) materially amend, waive, modify or consent to the termination of any Material Contract, (B) enter into any Contract that would have been a Material Contract if in effect as of the date hereof, or (C) enter into any Contract with any Affiliate or engage in any transaction with any Affiliate (other than solely by and among the Bank and the Transferred Subsidiaries); (xviii) knowingly take any action (including a business acquisition, sale or other strategic transaction) that, or fail to take any action if such failure, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions, or impair the Sellers’ ability to perform their obligations under this Agreement or consummate the Transactions; (xix) make any change that, to the Sellers’ Knowledge, will have an ongoing material adverse effect on the operation or security of any IT Assets owned or controlled by the Bank or any Transferred Subsidiary, except as required by applicable Law; (xx) knowingly take any action that is intended or reasonably likely to result in any of the conditions set forth in ARTICLE 6 not being satisfied; or (xxi) authorize, announce an intention, or enter into any agreement or commitment with respect to any of the foregoing. (c) During the period through the Closing Date or earlier termination of this Agreement, except as (A) otherwise expressly contemplated by the Transaction Documents, (B) consented to in writing in advance by Seller Holdco (which consent shall not be unreasonably withheld, conditioned or delayed), or (C) required by applicable Law, Purchaser shall not, and shall cause its Subsidiaries not to: (i) amend the Constituent Documents of Purchaser or any Subsidiary in a manner that would impair Purchaser’s ability to perform its obligations under the Transaction Documents or consummate the Transactions on a timely basis; (ii) adjust, split, combine or reclassify any capital stock of Purchaser or make, declare or pay any extraordinary dividend on any capital stock of Purchaser, in each case unless the Stock Consideration is equitably adjusted (which may be effected upon notice by Purchaser to Sellers) to provide Sellers the same economic effect as contemplated by this Agreement prior to such event; (iii) knowingly take any action (including a business acquisition, sale or other strategic transaction) that, or fail to take any action if such failure, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions Agreement, or impair Purchaser’s ability to perform

-58- its obligations under this Agreement or consummate the transactions contemplated hereby; (iv) knowingly take any action that is intended or reasonably likely to result in any of the conditions set forth in ARTICLE 6 not being satisfied; or (v) authorize, announce an intention, or enter into any formal or informal agreement or commitment with respect to any of the foregoing. Section 5.3 Efforts; Regulatory Filings and Other Actions. (a) During the period from the date hereof continuing through the Closing, Sellers and the Purchaser and their respective Subsidiaries shall cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with the other party in connection with the foregoing, including, to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, waivers, Permits and other authorizations of all Governmental Authorities (and the expiration or termination of all statutory waiting periods in respect thereof) required to consummate the Transactions, including those described in Schedule 3 attached hereto (the “Requisite Regulatory Approvals”), and shall make all necessary filings in respect thereof as promptly as practicable (and in any event (x) with respect to the Federal Reserve Approval and the OCC Approval, within fifteen (15) days of the date of this Agreement, subject to the timely receipt from Sellers of all necessary financial information, (y) with respect to the FDIC Approval and the Special Dividend Approval, within fifteen (15) days of Purchaser’s agreement to a final form of the P&A Agreement that is substantially complete so as to enable a filing to occur and (z) with respect to the JFSA Approval, within 90 days of Purchaser’s agreement to a final form of the P&A Agreement that is substantially complete so as to enable a filing to occur). In furtherance of the foregoing, the Purchaser and Sellers shall, and shall cause their respective Affiliates to, use their reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent that would restrain, prevent or delay the Closing; provided, however, that notwithstanding any other provision of this Agreement that may be to the contrary, Purchaser and Sellers, respectively, shall not be required to take any action, or commit to take any action, or agree to any condition or restriction, that would, individually or in the aggregate, reasonably be expected to result in (A) a Purchaser Material Adverse Effect, in the case of Purchaser, or (B) a material adverse effect on Sellers and their Affiliates, taken as a whole, in the case of Sellers (in the case of each of clause (A) and clause (B), measured on a pro forma basis giving effect to the Transactions). (b) Each party shall, subject to applicable Law, (i) permit counsel for the other party a reasonable opportunity to review in advance any proposed filing, application, correspondence or other written communication to any Governmental Authority in connection with the Transactions (except where such communication (x) is made to a Governmental Authority other than in respect of a Requisite Regulatory Approval, and (y) relates to the businesses that currently are or will be included in the Excluded Assets and Liabilities Transfer and the transfer of which in connection with the Excluded Assets and Liabilities Transfer is not

-59- subject to a Requisite Regulatory Approval), (ii) consider in good faith the views of the other party or its counsel with respect to any such filing, application, correspondence or other written communication, and (iii) provide counsel for the other party with copies of all filings, applications or other written submissions made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the Transactions (except where such communication (x) is made to a Governmental Authority other than in respect of a Requisite Regulatory Approval, and (y) relates to the businesses that currently are or will be included in the Excluded Assets and Liabilities Transfer and the transfer of which in connection with the Excluded Assets and Liabilities Transfer is not subject to a Requisite Regulatory Approval), in each case in such a manner as may be reasonable under the circumstances during a Contagion Event; provided, however, that materials may be excluded or redacted as necessary (A) to comply with applicable Law, or (B) to address reasonable privilege or confidentiality concerns. Each party agrees that it will use reasonable best efforts to (1) keep the other party apprised of the status of matters relating to all applications and notices to Governmental Authorities related to the Transactions and developments related thereto, and (2) give the other party reasonable advance notice of, and except as may be impermissible due to the anticipated discussion of a party’s confidential supervisory information, allow the other party to participate in, any substantive meetings or discussions held with any Governmental Authority (other than routine or local supervisory team meetings or discussions) concerning such applications or notices to Governmental Authorities related to the Transactions (and give due consideration in good faith to any reasonable request of the other party with respect to any such participation); provided that such participation is not objected to by such Governmental Authority. The parties covenant and agree not to extend any waiting period associated with any Requisite Regulatory Approval or enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other party hereto. (c) The parties further covenant and agree that (i) with respect to any threatened or pending preliminary or permanent Government Order that would adversely affect the ability of the parties hereto to consummate the Transactions, to use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any Action is commenced after the date hereof challenging any of the parties’ rights to consummate the Transactions, the parties shall use their reasonable best efforts, and take all reasonable actions necessary and appropriate, to contest such Action. (d) Each party represents, warrants and agrees that any information furnished by it for inclusion in any regulatory application will to its Knowledge be true and complete in all material respects as of the date so furnished. (e) Sellers shall, and shall cause their Affiliates (including the Bank and the Transferred Subsidiaries) to, use reasonable best efforts to obtain all Third Party Consents as soon as practicable; provided; that, without Purchaser’s consent, the Bank and the Transferred Subsidiaries shall not offer or grant any accommodation (financial or otherwise) to any third party in connection therewith unless Sellers fully bear all such obligations (whether by being taken into account in the Closing Balance Sheet or being treated as a Transaction Expense).

-60- (f) As promptly as practicable following the date of this Agreement, Seller shall cause each Transferred Subsidiary that is registered as an investment adviser (each, an “Adviser Subsidiary”) with the SEC under the Investment Advisers Act of 1940, as amended, to send a notice to each Advisory Client informing such Advisory Client of the transactions contemplated by this Agreement and use their respective reasonable best efforts to seek the consent of each such Advisory Client, in accordance with the requirements of its Advisory Contract and applicable Law, to the “assignment” (as defined in the Investment Advisers Act of 1940, as amended) of such Advisory Contract resulting from the change in ownership of the Adviser Subsidiaries upon the consummation of the transactions contemplated hereby (it being understood that, except to the extent the applicable Advisory Contract or Law requires consent to such assignment to be obtained in writing, the implied or “negative” consent of the applicable Advisory Client to such assignment shall be deemed sufficient). For purposes of the foregoing, “Advisory Client” means any Person to which an Adviser Subsidiary provides investment advisory services pursuant to an Advisory Contract; and “Advisory Contract” means any agreement between an Adviser Subsidiary and any Person pursuant to which an Adviser Subsidiary agrees to provide investment advisory services to such Person. (g) The Sellers shall provide Purchaser with a reasonable opportunity to review and comment upon any notice or consent letter and other material correspondence sent to third parties to obtain the Third Party Consents or the consents of the Advisory Clients contemplated by Section 5.3(e) or Section 5.3(f), respectively, prior to the distribution of such correspondence and shall consider in good faith reasonable comments made by Purchaser with respect thereto. Section 5.4 Notice of Changes. To the extent permitted by applicable Law, each party hereto shall keep the other party apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of any material notices or other communications received by such party or, to the Knowledge of such party, its Representatives from any third party or any Governmental Authority with respect to the consummation of the Transactions. Each party shall give prompt notice to the other party of any development or combination of developments that, individually or in the aggregate, is reasonably likely to (i) cause it to fail to comply with or satisfy in any material respect any covenant, condition or agreement under this Agreement or (ii) prevent, materially delay or materially impair its ability to consummate the Transactions; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or any remedies for any breach of the representations, warranties, covenants or agreements herein. Each party shall give prompt notice to the other party of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, (x) with respect to Sellers, the Bank or any Transferred Subsidiary, (A) to result in any Material Adverse Effect, (B) to result in a breach of any of Sellers’ representations or warranties herein either on such date or on the Closing Date or any of their covenants hereunder; (C) to result in the failure of the satisfaction of the conditions to Closing or make the satisfaction of any of the foregoing impossible or unlikely; or (D) to prevent, materially delay or materially impair the ability of Sellers, the Bank or any Transferred Subsidiary to consummate the Transactions; and (y) with respect to Purchaser, (A) to result in any Purchaser Material Adverse Effect, (B) to result in a breach of any of Purchaser’s representations or warranties herein either on such date or on the

-61- Closing Date or any of its covenants hereunder; (C) to result in the failure of the satisfaction of the conditions to Closing or make the satisfaction of any of the foregoing impossible or unlikely; or (D) to prevent, materially delay or materially impair the ability of Purchaser to consummate the Transactions. Section 5.5 Confidentiality. Each of Sellers and Purchaser acknowledges that the information provided to it, its Affiliates or their Representatives (the “Receiving Party”) by the other party, such party’s Affiliates or their Representatives (the “Disclosing Party”) prior to the Effective Time in connection with this Agreement is subject to the Confidentiality Agreements. As of the Effective Time, the Confidentiality Agreements shall terminate. Following the Effective Time, all confidential information relating to the Disclosing Party and its Affiliates which was provided or conveyed to or obtained by Receiving Party in accordance with the applicable Confidentiality Agreement and any other information that the Disclosing Party furnished or furnish to the Receiving Party, or that the Bank and the Transferred Subsidiaries have maintained after the Closing or that the Sellers or any of their Affiliates retains or receives pursuant to Section 5.1, including any technical, scientific, trade secret or other proprietary information of a Disclosing Party (including the Bank and the Transferred Subsidiaries) with which the Receiving Party came or comes into contact in the course of the negotiation and consummation of the Transactions or retains or receives pursuant to Section 5.1, whether before or after the date of the applicable Confidentiality Agreement, together with any reports, analyses, compilations, memoranda, notes and any other writings prepared by a Disclosing Party that contain, reflect or are based upon such information, shall be and continue to be kept confidential by the Receiving Party for a period of two (2) years following the Closing Date, except (i) pursuant to a Government Order, as required in any Action, or as otherwise required by applicable Law or administrative process (in which case the Receiving Party shall provide the Disclosing Party prompt notice thereof to the extent legally permissible and practical and shall cooperate with the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy); (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.5 or the applicable Confidentiality Agreement; and (iii) to the extent that such information is or has become known to the Person receiving such information on a non-confidential basis from a source who to the Knowledge of such Receiving Party is not breaching any contractual, legal or fiduciary obligation or applicable Law by making such disclosure (in the case of information relating to the Bank or the Transferred Subsidiaries, this clause (iii) shall apply only to the extent that Sellers come to know such information after the Closing Date), and such Receiving Party shall not use, and shall cause its Affiliates not to use, the information described in this Section 5.5 in connection with the conduct of its or its Affiliates’ businesses or for any other purpose, except as required for financial or tax reporting or by applicable Law or as necessary to enforce the Receiving Party’s or the Bank’s and the Transferred Subsidiaries’ (following the Closing) rights and remedies under this Agreement or the other Transaction Documents; provided, however, that following the Closing, the Purchaser shall be deemed to be the Disclosing Party, and Sellers shall be deemed to be the Receiving Party, for purposes of all information of or relating to the Bank and the Transferred Subsidiaries (except to the extent such information relates to the Excluded Assets and Liabilities), and, accordingly, after the Effective Time, Purchaser shall not be subject to any of the confidentiality restrictions set forth in this Section 5.5 with respect to such information of or relating to the Bank and the Transferred Subsidiaries.

-62- Section 5.6 Publicity. During the period from the date of this Agreement continuing through the Closing, Purchaser and Sellers shall, and shall cause their respective Affiliates to, consult with each other before issuing any press release or public statement or making any other public disclosure (including any broad-based employee communication) related to this Agreement and the Transactions and shall not issue any such press release or public statement or make any other such public disclosure without the prior written consent of Purchaser or Sellers, as the case may be, which shall not be unreasonably withheld, delayed or conditioned; provided that nothing in this Section 5.6 shall be deemed to prohibit Purchaser or Sellers or any of their respective Affiliates from making any disclosure necessary in order to satisfy its disclosure obligations imposed by applicable Law or any stock exchange or self- regulatory organization so long as it makes a good faith attempt to provide the other party with prior notice of any such disclosure and address any comments or concerns raised by the other party in good faith. Section 5.7 Non-Compete; Non-Solicitation. (a) During the period beginning on the Closing Date and ending on the second (2nd) anniversary thereof (the “Non-Compete Term”), Sellers and their Controlled Affiliates shall not, directly or indirectly, own an equity interest in, or manage, operate or control, any Person engaged in or otherwise engage in the Restricted Banking Business in the Restricted Territory (a “Competing Banking Business”). (b) Sellers have delivered to Purchaser a list of the Restricted Customers and a list of the Excluded Customers, in each case, prior to the date of this Agreement. Such lists shall be updated by Sellers and delivered to Purchaser within two (2) Business Days prior to the Closing Date to reflect the then-current lists of Restricted Customers and Excluded Customers; provided that such lists shall be delivered in preliminary form to Purchaser for review at least twenty (20) Business Days prior to the Closing Date. During the Non-Compete Term, Sellers and their Controlled Affiliates shall not, directly or indirectly, solicit any Restricted Customers for financial products or services in the Restricted Territory. (c) For the avoidance of doubt, notwithstanding the foregoing, nothing in this Section 5.7 shall prohibit or in any way limit the following: (i) the provision of services or products by any Person other than Sellers or any of their Controlled Affiliates; (ii) the provision of services or products by Sellers or any of their Affiliates, directly or through trading platforms, to (A) the Excluded Customers or (B) any other customers of Sellers or any of their Affiliates (other than the Restricted Customers) that have a bona fide non-U.S. banking relationship with Sellers or any of their Affiliates, which may involve the provision of products or services that are incidental to the non-U.S. banking relationship through branches or offices of Sellers or any depository institution Affiliate of Sellers (which, for the avoidance of doubt, may have branches or offices in the Restricted Territory);

-63- (iii) Sellers or any of their Affiliates from acquiring, owning or holding any of the outstanding securities of an entity, whether or not in the United States; provided that (x) Sellers or any of their Affiliates shall not be presumed to control such entity under the BHC Act and the Federal Reserve’s regulations and guidance thereunder and (y) with respect to any entity that is a “bank” or “bank holding company” as defined in the BHC Act (other than any entity in which Sellers or any of their Affiliates have an investment as of the date of this Agreement which is, as of the date hereof, or which becomes, after the date hereof, a bank or bank holding company, as so defined), Sellers or any of their Affiliates shall not acquire, own or hold, five percent (5%) or more of the outstanding securities of such entity; (iv) Sellers or any of their Affiliates from acquiring, owning, holding or exercising rights of ownership with respect to a security solely in a fiduciary, custodial or agency capacity or otherwise for the benefit of or on behalf of clients or other unaffiliated beneficiaries; (v) Sellers or any of their Affiliates from, directly or indirectly, acquiring (whether by merger, consolidation or otherwise) a Person that operates or engages in a Competing Banking Business in the Restricted Territory if such Competing Banking Business represents no more than ten percent (10%) of such Person’s business (measured, for purposes of this clause (v), based on the percentage of total assets of the Competing Banking Business in the Restricted Territory relative to the overall consolidated total assets of the Person acquired as of the end of the most recent fiscal quarter prior to the date of entering into the agreement providing for the applicable acquisition); or (vi) Sellers and their Affiliates from undertaking general advertising or marketing campaigns not targeting Restricted Customers. (d) Following the Closing, Sellers shall not, and Sellers shall cause their Controlled Affiliates not to, use any customer lists of the Bank or any Transferred Subsidiary in connection with the operation of their businesses. (e) For the avoidance of doubt, this Section 5.7 (other than subsection (d)) shall not apply to any Controlled Affiliate if the Sellers cease to control, directly or indirectly, such Affiliate. (f) If any provision contained in this Section 5.7 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.7, but this Section 5.7 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that, if any of the restrictions or covenants contained in this Section 5.7 are held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, the parties shall construe and interpret or reform this Section 5.7 to provide for a covenant having the maximum enforceable geographical area, time

-64- period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. (g) Nothing in this Agreement shall require any party or any of its Affiliates to terminate any instruments, accounts or agreements of or with any customer or client in effect as of the date hereof, or prohibit or otherwise limit any of them from either accepting or making deposits and withdrawals to and from such accounts or performing their respective binding obligations in effect on the date hereof and as of the Closing Date under such instruments or agreements. Section 5.8 Employee Non-Solicitation. (a) Neither Sellers nor any of their Controlled Affiliates shall, directly or indirectly, solicit for employment or employ (i) any Covered Continuing Employee during the period beginning on the Closing Date and ending on the date that is two (2) years after the Closing Date and (ii) any Continuing Employee who is not a Covered Continuing Employee during the period beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date; provided, however, that nothing herein shall be deemed to prohibit any of Sellers or their Controlled Affiliates (or any of their Controlled Affiliates) from conducting any general solicitation or general recruitment effort conducted by a third party and not targeted at any such Continuing Employees or prohibit the solicitation or employment of any Continuing Employee that was terminated by Purchaser or any of its Affiliates (including, after Closing, the Bank and the Transferred Subsidiaries). From the date of this Agreement through the Closing Date, neither Sellers nor any of their Controlled Affiliates shall, directly or indirectly, solicit for employment or employ at Sellers or any of their Controlled Affiliates (other than the Bank and the Transferred Subsidiaries) any Business Employee; provided, however, that nothing herein shall be deemed to prohibit any of Sellers or their Controlled Affiliates (or any of their Controlled Affiliates) from conducting any general solicitation or general recruitment effort conducted by a third party and not targeted at any such Business Employees. (b) During the period beginning on the Closing Date and ending on the date that is twelve (12) months after the Closing Date, neither Purchaser nor any of its Controlled Affiliates (including, after Closing, the Bank and the Transferred Subsidiaries) shall, directly or indirectly, solicit for employment any employee of Sellers or any of their Controlled Affiliates (including the Excluded Employees) of whom Purchaser or any of its Controlled Affiliates was made aware, or with whom Purchaser or any of its Controlled Affiliates came into contact, in connection with the Transactions; provided, however, that nothing herein shall be deemed to prohibit any of Purchaser or any of its Controlled Affiliates from conducting any general solicitation or general recruitment effort conducted by a third party and not specifically targeted at any such employee of Sellers or their Controlled Affiliates (including the Excluded Employees) or prohibit the solicitation or employment of any such employee that was terminated by Sellers or any of their Affiliates. Section 5.9 Taxes. (a) Indemnification. From and after the Closing,

-65- (i) Seller and its Affiliates (other than the Bank and the Transferred Subsidiaries) shall pay or cause to be paid and hereby agree to indemnify and hold the Purchaser Indemnified Parties harmless from and against (1) any Excluded Taxes, (2) any reduction in the balance of the net deferred Tax asset that was included in TBV, which shall be determined by comparing the balance of the net deferred Tax asset actually included in TBV with a determination of the hypothetical balance of such net deferred Tax asset immediately following the filing of any Tax Returns relating to the Seller Tax Period (and the Seller portion of any Straddle Period), (3) any reduction in the net deferred Tax asset which was included in TBV by reason of any Tax Proceeding; and (4) any incremental Taxes incurred by Purchaser or any of its Affiliates due to the disallowance in any Tax Proceeding of the net deferred Tax asset included in TBV. (ii) Purchaser shall pay or cause to be paid and hereby agrees to indemnify and hold Seller and its Affiliates harmless from and against any Purchaser Indemnified Taxes. Seller shall be entitled to any refunds of Taxes (whether in the form of cash received or a credit against Taxes otherwise payable) received by the Bank or any Transferred Subsidiary in respect of the Seller Tax Period, except to the extent the entitlement to such refund (A) was reflected as an asset in the Closing TBV or (B) arises as a result of a carryback to any Seller Tax Period of any net operating loss, capital loss or other Tax attribute arising in a Purchaser Tax Period (or, in the event of a Straddle Period, the netting of such Tax attributes arising in a Purchaser Tax Period against income or gain arising in a Seller Tax Period). (iii) In the case of any Taxes that are payable for a Straddle Period, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes not based on net income or on receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period and (B) in the case of any Taxes based on net income or on receipts (e.g., sales and use Taxes), be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. To the extent any item of income, gain, loss, deduction or credit of the Bank or any Transferred Subsidiary is attributable to an interest in an entity or arrangement classified as a partnership or other “flow-through” entity for Tax purposes, such entity or arrangement shall be treated for purposes of this Agreement as if its taxable year ended on the Closing Date and any such items of income, gain, loss, deduction or credit of each such entity through the Closing Date shall be considered to be attributable to the portion of the taxable period ending on the Closing Date. Notwithstanding the foregoing, the amount of items of depreciation and low income housing tax credits allocated to the portion of a Straddle Period prior to the Closing Date shall be the total amount of such items arising in such Straddle Period multiplied by a fraction, the numerator of which shall be the number of days prior to the Closing Date in the taxable year and the denominator of which shall be the total number of days in the taxable year that includes the Closing Date. For purposes of this Section 5.9(a)(iii), any Taxes arising out of the ordinary course of business on the Closing Date but after the Effective Time shall be deemed to take place on the first day following the Closing Date.

-66- (iv) For the avoidance of doubt, no Person shall be entitled to recover more than once with respect to the same amount (i.e. no double-counting). (b) Tax Returns. Seller shall, at its own expense, be responsible for preparing and filing (i) all Tax Returns of the Bank and the Transferred Subsidiaries (including, for this purpose, the Excluded Subsidiaries) for all periods ending on or prior to the Closing Date that are required to be filed on or prior to the Closing Date (taking into account any applicable extensions) (“Bank Tax Returns”) and (ii) all Tax Returns that include the Bank or any Transferred Subsidiary, on the one hand, and Seller or any of its Affiliates other than the Bank and the Transferred Subsidiaries or the Excluded Subsidiaries, on the other hand (“Combined Tax Returns” and, together with the Bank Tax Returns, “Seller Tax Returns”). All Seller Tax Returns shall be prepared on a basis consistent with the past practices of Seller or its applicable Affiliate except to the extent (i) failure to do so would not adversely affect Purchaser or any of its Affiliates (including the Bank and the Transferred Subsidiaries) or (ii) otherwise required by a change in Law. Seller shall deliver, or cause to be delivered, to Purchaser each Seller Tax Return (other than any Combined Tax Returns) at least thirty (30) calendar days prior to the due date thereof (taking into account any extensions thereof) and shall reflect on the filed return any reasonable comments received from Purchaser in writing within twenty (20) calendar days following the date such Tax Returns are delivered by Seller to Purchaser. Seller shall file or cause to be filed all Seller Tax Returns and shall pay or cause to be paid any Taxes shown as due on such Seller Tax Returns. Purchaser shall prepare and file all Tax Returns of the Bank and the Transferred Subsidiaries that are not Seller Tax Returns (“Purchaser Tax Returns”) for periods ending on or prior to the Closing Date that are required to be filed after the Closing Date (taking into account any applicable extensions) and pay or cause to be paid any Taxes shown as due on such Tax Returns (subject to Purchaser’s right to indemnification for Excluded Taxes). Purchaser Tax Returns for any Seller Tax Period or Straddle Period shall be prepared in a manner consistent with the past practices of the relevant entity except to the extent (i) failure to do so would not adversely affect Seller or any of its Affiliates (including the Bank and the Transferred Subsidiaries), (ii) otherwise required by a change in Law, or (iii) Purchaser reasonably determines that a material position reflected on such Tax Return is not more likely than not to succeed, provided, that Purchaser shall provide Seller at least twenty (20) days to provide a written tax opinion, in form and substance reasonably acceptable to Seller, of a nationally recognized law firm or accounting firm experienced in Tax matters, concluding that for such position is more likely than not to succeed, and Purchaser agrees notwithstanding the provisions of Section 5.9(c) to file such Tax Return in a manner consistent with such written tax opinion. No later than two (2) Business Days prior to the due date (taking into account extensions) for Purchaser filing any Tax Return pursuant to this Section 5.9(b), Seller shall, or shall cause its Affiliates to, pay to Purchaser an amount equal to any Excluded Taxes shown as due and payable with respect to such Tax Return. (c) Seller Review of Tax Returns. With respect to any Purchaser Tax Return reflecting more than a de minimis amount of Excluded Taxes, Purchaser shall provide Seller with copies of such Tax Return promptly after Purchaser has prepared such Tax Return but in no event later than thirty (30) calendar days prior to the due date (taking into account extensions) for filing such Tax Return, provided, that in the case of any Tax Return required to be filed on a monthly basis, Purchaser shall provide Seller with copies of such Tax Return reasonably in advance of the due date therefor. If Seller disputes any items shown on any such Tax Return

-67- affecting Excluded Taxes, Seller shall notify Purchaser within twenty (20) calendar days after receiving such Tax Return. Purchaser and Seller shall negotiate in good faith and use commercially reasonable efforts to resolve any disputed items prior to the due date (taking into account extensions) for filing such Tax Return. In the event that Purchaser and Seller are unable to resolve any disputed items prior to the due date for filing such Tax Return, (i) Purchaser shall be permitted to file such Tax Return reflecting Purchaser’s position with respect to any disputed items, (ii) as promptly as practicable following the filing of such Tax Return, Seller and Purchaser shall cause a mutually selected independent accounting firm to resolve such dispute (the costs and expenses of which shall be borne equally by the parties), and (iii) to the extent necessary, Purchaser shall file an amended Tax Return to reflect the resolution of such disputed items by the independent accounting firm. No later than two (2) Business Days prior to the due date (taking into account extensions) for Purchaser filing any Tax Return pursuant to this Section 5.9(c), Seller shall, or shall cause its Affiliates to, pay to Purchaser an amount equal to any Excluded Taxes shown as due and payable with respect to such Tax Return. (d) Transfer Taxes. All Transfer Taxes shall be borne and paid fifty percent (50%) by Purchaser, on the one hand, and fifty percent (50%) by Seller, on the other hand. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Returns to the other party. Purchaser and Seller shall, and shall cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. (e) Tax Sharing Agreements. Effective as of no later than one day prior to the Closing, any and all Tax sharing or allocation agreements or arrangements to which the Bank or any Transferred Subsidiary is a party (other than any customary Tax indemnification provisions contained in commercial Contracts not primarily related to Taxes (such as financing Contracts with Tax gross-up obligations or leases with Tax escalation provisions)) shall be terminated, such that none of Purchaser or any of its Affiliates (including, after the Closing, the Bank and the Transferred Subsidiaries) shall have any further liability thereunder. The parties to any such terminated agreement or arrangement shall, immediately prior to such termination, pay all amounts accrued and owing, if any, thereunder. (f) Timing of Indemnity Payments. Except as otherwise provided in Section 5.9(a), Section 5.9(b) or Section 5.9(c), any payment required to be made pursuant to this Section 5.9 shall be made within ten (10) days after Purchaser makes written demand upon Seller (but, in the case of any payment required to be made to a Taxing Authority, shall not be required to be made sooner than two (2) Business Days prior to the due date thereof). (g) Cooperation in Tax Proceedings. (i) Purchaser and Seller will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns of, and any Tax Proceeding relating to the Bank or any Transferred Subsidiary (including, for this purpose, the Excluded Subsidiaries). Cooperation includes (A) the retention and (at the other party’s request) the provision of records and information in such party’s

-68- possession that are reasonably relevant to the filing of any such Tax Returns or Tax Proceeding and (B) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Section 5.9(g). Notwithstanding anything to the contrary in this Agreement, and unless required by applicable Laws, neither Seller nor any of its Affiliates shall be required to provide any Person with any Tax Return or copy of any Tax Return of a consolidated, combined, affiliated or unitary group that includes Seller and its Affiliates, except, in each case, for materials or portions thereof (including associated schedules and work papers) that relate solely to the Bank and the Transferred Subsidiaries or pro forma Tax Returns of the Bank and the Transferred Subsidiaries that show information relating solely to the Bank and the Transferred Subsidiaries. (ii) Each of Seller and Purchaser agrees (A) to retain all books and records of the Bank and the Transferred Subsidiaries (including, for this purpose, the Excluded Subsidiaries) with respect to Tax matters pertinent to the Bank and the Transferred Subsidiaries (including, for this purpose, the Excluded Subsidiaries) relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, (B) to abide by all record retention agreements entered into with any Governmental Authority and (C) to give the other party reasonable written notice before transferring, destroying or discarding any books and records and, if the other party so requests, allow such other party to take possession of the books and records. (iii) Purchaser and Seller further agree, and agree to cause their respective Affiliates, to, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Bank or any Transferred Subsidiary or any other Person as may be reasonably necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby. (iv) Without limiting the foregoing provisions of this Section 5.9(g), if any claim or demand for Taxes that could reasonably be expected to give rise to a claim for indemnification under Section 5.9(a) is asserted by any Governmental Authority, the party first receiving notice of such claim or demand shall notify the other party of such claim or demand promptly; provided, however, that the failure of Purchaser to give such prompt notice shall not relieve Seller of any of its indemnification obligations, except to the extent that Seller is actually prejudiced by such failure. The Controlling Party shall, at its own expense, control any such Tax Proceeding of or with respect to the Bank or any Transferred Subsidiary (including, for this purpose, the Excluded Subsidiaries) for any taxable period ending on or before the Closing Date (other than a Tax Proceeding described in Section 5.9(g)(v)) for which Seller may be obligated to indemnify Purchaser under Section 5.9(a); provided that, (A) the Controlling Party shall provide the Non- Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (B) the Controlling Party shall allow the Non-Controlling Party to consult in good faith at the Non-Controlling Party’s expense on the positions taken in such Tax Proceeding, (C) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only Person affected by such Tax Proceeding, (D) the Non-

-69- Controlling Party and its representatives shall have the right to participate in such Tax Proceeding, assist in the preparation of any written materials in such Tax Proceeding and attend any meetings or telephone conversations with the applicable Governmental Authority, in each case, at the Non-Controlling Party’s expense, and (E) the Controlling Party shall not settle or compromise any such Tax Proceeding, if such settlement or compromise would reasonably be expected to increase the liability for Taxes (including under this Agreement) by more than a de minimis amount or reduce any Tax attributes of the Non-Controlling Party or any of its Subsidiaries by more than a de minimis amount, without obtaining the prior written consent of the Non-Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.9(g)(iv), the “Controlling Party” with respect to a Tax Proceeding shall mean Purchaser unless Seller is reasonably expected to bear a greater liability under Section 5.9(a) as a result of such Tax Proceeding and provides prompt written notice to Purchaser of its intent to control such Tax Proceeding, and the “Non-Controlling Party” shall mean whichever of Seller or Purchaser is not the Controlling Party. Whether or not Seller chooses to defend or prosecute any claim it is entitled to defend or prosecute hereunder, all of the parties shall reasonably cooperate in the defense or prosecution thereof. (v) Notwithstanding anything to the contrary in this Agreement, (A) Seller shall have the exclusive right to control in all respects, and neither Purchaser nor any of its Affiliates shall be entitled to participate in, any Tax Proceeding with respect to (I) any Tax Return of Seller or any of its Subsidiaries (other than the Bank and the Transferred Subsidiaries) and (II) any Tax Return of an affiliated, consolidated, combined, unitary or similar group that includes Seller or any of its Subsidiaries (other than the Bank and the Transferred Subsidiaries) and (B) Purchaser shall have the exclusive right to control in all respects, and neither Seller nor any of its Affiliates shall be entitled to participate in, any Tax Proceedings with respect to (I) any Tax Return of Purchaser or any of its Subsidiaries (other than the Bank and the Transferred Subsidiaries) and (II) any Tax Return of an affiliated, consolidated, combined, unitary or similar group that includes Purchaser or any of its Subsidiaries. (vi) Except as otherwise provided in this Section 5.9(g), Purchaser shall have the exclusive right to control all Tax Proceedings with respect to the Bank and the Transferred Subsidiaries, provided that in no event may Purchaser settle or compromise any Tax Proceeding to the extent such resolution would reasonably be expected to increase Seller’s liability for Excluded Taxes under Section 5.9(a) by more than a de minimis amount without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed). (h) Purchase Price Adjustment. Any amounts paid pursuant to this Section 5.9 or Section 8.1 shall be treated as an adjustment to the Closing Purchase Price for all income Tax purposes to the extent permitted by applicable Law. (i) 338 Election. Purchaser and Seller agree to evaluate in good faith whether to join in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, or foreign law) (a “338 Election”) with respect to Purchaser’s

-70- purchase of the stock of the Bank pursuant to this Agreement; provided that nothing in this Section 5.9(i) shall be construed to require either party to agree to make such an election. (j) Survival and Coordination. Anything to the contrary in this Agreement notwithstanding, (i) indemnification with respect to Taxes and the procedures relating thereto shall be governed exclusively by this Section 5.9, and the provisions of ARTICLE 8 shall not apply, and (ii) the covenants and agreements contained in this Section 5.9 and the representations and warranties set forth in Section 3.15 shall survive until thirty (30) days following the expiration of the full period of all statutes of limitations (giving effect to any extensions thereof), provided that any right to indemnification for breach of covenant, agreement, representation or warranty in respect of which indemnification may be sought under this Section 5.9 shall survive the time at which it would otherwise terminate pursuant to this Section 5.9(j) if notice of the right to indemnification or of the breach or inaccuracy giving rise to such right of indemnification shall have been given prior to such time. Section 5.10 Employee Matters. (a) Purchaser agrees that Purchaser shall provide, or shall cause to be provided, with respect to each Business Employee who continues to remain employed with the Bank and the Transferred Subsidiaries following the Effective Time (each, a “Continuing Employee”), (i) during the period commencing at the Effective Time and ending on the one (1) year anniversary of the Closing Date, (x) base salary or base wage, as applicable, which is no less favorable than that provided by the Bank and the Transferred Subsidiaries immediately prior to the Effective Time to each such Continuing Employee, (y) total compensation opportunities (other than base salary or base wage, as applicable, which are subject to the foregoing clause (x)), subject to the achievement of applicable performance metrics, which are no less favorable in the aggregate than the total compensation opportunities (other than base salary or base wage, as applicable, which are subject to the foregoing clause (x)), subject to the achievement of applicable performance metrics, provided by the Bank and the Transferred Subsidiaries immediately prior to the Effective Time to each such Continuing Employee, and (z) subject to the applicable Continuing Employee’s execution and non-revocation of a release of claims, severance benefits that are no less favorable than the severance benefits provided by the Bank and the Transferred Subsidiaries immediately prior to the Effective Time to each such Continuing Employee as such benefits are set forth on Section 5.10(a) of the Sellers’ Disclosure Schedule, and (ii) during the period commencing at the Effective Time and ending on December 31 of the calendar year in which the Effective Time occurs, other benefits (including, but not limited to, pension, welfare and paid time off benefits) that are substantially comparable in the aggregate to those provided by the Bank and the Transferred Subsidiaries immediately prior to the Effective Time to each such Continuing Employee. (b) To the extent permitted by applicable Law, for purposes of vesting, benefit accrual, vacation and sick time credit and eligibility to participate under the employee benefit plans, programs and policies of Purchaser and its Subsidiaries which may provide benefits to any Continuing Employee after the Effective Time (the “New Plans”) and the Benefit Plans, each Continuing Employee shall be credited with his or her years of service with Sellers, the Bank and the Transferred Subsidiaries and their respective predecessors or Affiliates before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time,

-71- to credit for such service under any similar Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, or (ii) with respect to (A) benefit accrual, including level of pay credits, under any New Plan that is an employee pension benefit plan, (B) any New Plan that is a frozen benefit plan or provides grandfathered benefits, (C) any New Plan that is a retiree medical plan or arrangement or (D) any equity incentive awards granted by Purchaser. In addition, and without limiting the generality of the foregoing, Purchaser shall use commercially reasonable efforts to cause (x) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Benefit Plan in which such Continuing Employee participated immediately before the Effective Time, and (y) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Benefit Plan. Purchaser shall use commercially reasonable efforts to cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Benefit Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Effective Time, Purchaser and its Subsidiaries shall honor (or pay) any paid time off accrued by each Business Employee prior to the Effective Time. (c) Purchaser hereby acknowledges that a “change in control” or “change of control” or term or concept of similar import for the Benefit Plans identified in Section 5.10(c) of the Sellers’ Disclosure Schedule will occur upon the Effective Time. (d) With respect to any monthly, quarterly, semi-annual, or annual bonus or commission plan of the Bank or any Transferred Subsidiary set forth on Section 3.13(b) of the Sellers’ Disclosure Schedule (each, a “Bonus Plan”): (i) With respect to any performance periods for which the Closing Date does not occur prior to the end of such performance period, Sellers will provide (or will cause their applicable Affiliate to provide) each Business Employee who participates in a Bonus Plan with a bonus or commission (as applicable) award (including, for the avoidance of doubt, any portion of such award that is required to be deferred pursuant to the terms of the applicable Bonus Plan), determined based on actual achievement of the applicable performance goals, as reasonably determined in good faith and consistent with past practice by Sellers. Such awards shall be (x) paid at the time that such Bonus Plan payments are payable to Business Employees or Continuing Employees, as applicable, in the ordinary course of business consistent with past practice pursuant to the terms of the applicable Bonus Plan, but no later than the earlier of forty-five (45) days following the Closing Date and seventy-five (75) days following the end of the applicable performance period; provided, that, if payment has not occurred prior to the Closing Date, the

-72- aggregate amount of such awards (including the aggregate amount of the deferred portion thereof) shall be accrued on the Estimated Closing Balance Sheet and Closing Balance Sheet, as applicable, of the Bank or a Transferred Subsidiary, and (y) subject to the applicable terms of the applicable Bonus Plan, including any requirement regarding continued employment to receive the bonus or commission (as applicable) thereunder, and any requirement that a portion of the award be deferred; provided, that if the Closing Date occurs prior to June 1, 2022, Purchaser (and not the Sellers) shall provide the deferred portion of the award in respect of the annual performance period ending March 31, 2022 as determined by Sellers in accordance with the foregoing in the form of Purchaser equity and/or long term cash (as elected by Purchaser in its sole discretion) with equal value (as reflected in the accrual on the Estimated Closing Balance Sheet and Closing Balance Sheet, as applicable, of the Bank or a Transferred Subsidiary as described in the foregoing clause (x)). (ii) With respect to any performance periods for which the Closing Date does occur prior to the end of such performance period, Purchaser will provide (or will cause its applicable Affiliate to provide) each Continuing Employee who participates in a Bonus Plan with a bonus or commission (as applicable) award (including, for the avoidance of doubt, any portion of such award that is required to be deferred pursuant to the terms of the applicable Bonus Plan), determined as the sum of: (A) with respect to the portion of such performance period elapsed from the first day of such performance period to the Closing Date, a pro-rated portion of the bonus or commission, as applicable, with such amount determined based on actual achievement of the applicable performance goals through the Closing Date, as reasonably determined in good faith and consistent with past practice by Sellers as soon as practicable following the Closing Date (the “Pre- Closing Portion”); provided, that the aggregate amount of the Pre-Closing Portion, including the aggregate amount of the deferred portion thereof, shall be accrued on the Estimated Closing Balance Sheet and Closing Balance Sheet, as applicable, of the Bank or a Transferred Subsidiary, and (B) with respect to the portion of such performance period elapsed from the Closing Date through the end of such performance period, a pro- rated portion of the bonus or commission, as applicable, determined by Purchaser or its applicable Affiliate in accordance with Section 5.10(a)(ii) above. Such awards shall be (x) paid at the time that such Bonus Plan payments are payable to Continuing Employees in the ordinary course of business consistent with past practice pursuant to the terms of the applicable Bonus Plan and (y) subject to the applicable terms of the applicable Bonus Plan, including any requirement regarding continued employment to receive the bonus or commission (as applicable) thereunder, and any requirement that a portion of the award be deferred; provided, that Purchaser shall make any deferred portion of the award in the form of Purchaser equity and/or long term cash (as elected by Purchaser in its sole discretion) with equal value (with respect to the deferred portion of the Pre-Closing Portion, as reflected in the accrual on the Estimated Closing Balance Sheet and Closing Balance Sheet, as applicable, of the Bank or a Transferred Subsidiary as described in clause (A) of the first sentence of this Section 5.10(d)(ii)). (iii) Sellers and Purchaser shall cooperate in good faith to provide such information reasonably required to calculate bonuses in accordance with this Section 5.10(d).

-73- (e) No later than December 31, 2021, Sellers and the Purchaser shall cooperate in good faith to mutually agree on the Business Employees to be added to or removed from Schedule 1 (with the approximate final number as of December 31, 2021 as set forth on such Schedule 1), which shall thereafter represent the complete list of Business Employees. Any change to Schedule 1 thereafter (other than the removal of a Business Employee as a result of a voluntary resignation, due to such Business Employee’s death or disability, or termination for cause or the hiring of a Business Employee below the level of Director to replace a Business Employee who resigns or is terminated (with such newly hired Business Employee having substantially similar terms of employment as the Business Employee being replaced)) may only be made with mutual agreement between Sellers and the Purchaser. Sellers shall take all actions necessary to cause all Excluded Employees to cease employment or services, as applicable, with the Bank and the Transferred Subsidiaries prior to the Effective Time. (f) Prior to the Effective Time, Sellers shall take all commercially reasonable actions necessary (i) to cause all Excluded Employees (and their eligible dependents) to cease participating in the Benefit Plans (other than the Bank 401(k) Plan) no later than immediately prior to the Effective Time, (ii) for all of the liabilities and obligations and, where applicable, assets (including pursuant to any related trusts, except as otherwise set forth in Section 5.10(f)(iv)) under the Benefit Plans set forth on Section 5.10(f)(ii) of the Sellers’ Disclosure Schedule, other than the liabilities and obligations and, where applicable, assets with respect to the Continuing Employees, to be assumed by employee benefit plans, programs and policies of Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) no later than immediately prior to the Effective Time, such that, from and after the Effective Time, the Bank and the Transferred Subsidiaries and such Benefit Plans shall have no such liabilities or obligations other than those with respect to the Continuing Employees (and their eligible dependents), provided, that the portion of the assets that shall be assumed by Sellers or their Affiliates pursuant to this Section 5.10(f)(ii) shall be determined based on the proportion of the aggregate liabilities under the applicable Benefit Plan that is assumed by Sellers or their Affiliates or as otherwise required by law (including, without limitation, under Section 414(l) of the Code and Section 4044 of ERISA), provided, that, with respect to the MUFG Union Bank, N.A. Retirement Plan, (x) the liabilities, obligations and assets with respect to the Continuing Employees shall be transferred to a retirement plan and trust newly established at the Bank or a Transferred Subsidiary (“Continuing Employee Retirement Plan”) and the liabilities, obligations and assets with respect to the Excluded Employees (and their eligible dependents) shall remain with the MUFG Union Bank, N.A. Retirement Plan, and (y) Sellers shall take any and all actions required to transfer the sponsorship of the MUFG Union Bank, N.A. Retirement Plan and the MUFG Union Bank, N.A. Retirement Plan Trust to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) effective immediately prior to and contingent upon the occurrence of the Effective Time (unless the Sellers and Purchaser agree otherwise in good faith), (iii) to transfer the sponsorship of the Benefit Plans set forth on Section 5.10(f)(iii) of the Sellers’ Disclosure Schedule, and any associated trust, to the Bank or a Transferred Subsidiary, no later than immediately prior to the Effective Time; provided, that Seller (or its applicable Affiliates, other than the Bank and the Transferred Subsidiaries) shall assume or retain, as applicable, all liabilities and obligations for all worker’s compensation, short- and long-term disability, medical, prescription drug, dental, vision, life insurance, accidental death and dismemberment or other welfare benefit claims incurred by Excluded Employees prior to the Effective Time that are (and to the extent) covered under the terms of such Benefit Plan;

-74- provided, further, that for this purpose, a claim shall be deemed to be incurred (w) in the case of workers’ compensation and short- and long-term disability benefits (including related health benefits), at the time of the injury, sickness or other event giving rise to the claim for such benefits, (x) in the case of medical, prescription drug, dental or vision benefits, at the time that professional services, equipment or prescription drugs covered by such Benefit Plan are obtained, (y) in the case of life insurance benefits, upon death, and (z) in the case of accidental death and dismemberment, at the time of the accident, and notwithstanding the foregoing, in the case of a hospital stay or similar confinement that begins prior to the Effective Time and ends on or after the Effective Time, Seller (or its applicable Affiliate, other than the Bank and the Transferred Subsidiaries) shall be responsible for the cost of all professional services, equipment, and prescription drugs provided during such hospital stay or similar confinement in accordance with the terms and conditions of such Benefit Plan, and (iv) to transfer the sponsorship of the Benefit Plans set forth on Section 5.10(f)(iv) of the Sellers’ Disclosure Schedule to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) no later than immediately prior to the Effective Time. (g) Prior to the Effective Time, Sellers shall take any and all actions required to transfer the sponsorship of the Bank’s 401(k) Plan and the Bank’s 401(k) Plan Trust (together, the “Bank 401(k) Plan”) to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) effective immediately prior to and contingent upon the occurrence of the Effective Time. As soon as practicable following the Effective Time, Sellers and their Affiliates shall make its employer matching contribution to the Bank 401(k) Plan in respect of the Business Employees, pro-rated to reflect the portion of the plan year completed prior to the Closing. Prior to the Effective Time and thereafter (as applicable), the Bank and the Purchaser shall take any and all actions as may be required, including amendments to the Bank 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Purchaser (the “Purchaser 401(k) Plan”) to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Bank 401(k) Plan to the Purchaser 401(k) Plan. Each Continuing Employee shall become eligible to participate in the Purchaser 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 5.10(b)); it being agreed that it is intended that there shall be no gap in eligibility for participation in a tax-qualified defined contribution plan (giving effect to the service crediting provisions of Section 5.10(b)). (h) Within thirty (30) days following the Closing Date, Purchaser shall (or shall cause its applicable Affiliate to) grant each Continuing Employee who held (i) an equity award in respect of American Depositary Receipts (“ADRs”) representing American Depositary Shares, representing shares of common stock in Mitsubishi UFJ Financial Group, Inc., granted pursuant to Seller’s Stock Bonus Plan or (ii) a cash-based long-term incentive award, in each case, a portion of which is unvested as of immediately prior to the Closing (after giving effect to any acceleration of vesting that would occur in connection with the Closing) and is forfeited in connection with the Closing (any such unvested and forfeited portion, a “Forfeited Seller Award”) a cash- or equity-based (such form as determined by Purchaser in its sole discretion) incentive award (a “Replacement Award”) in an amount equal to the value of the corresponding Forfeited Seller Award. The value of the Forfeited Seller Award shall be (x) in the case of a

-75- Forfeited Seller Award that was an equity award, calculated by multiplying the number of ADRs subject to such Forfeited Seller Award (including ADRs underlying dividend equivalents) multiplied by the closing price of an ADR on the trading day immediately preceding the Closing Date, and (y) in the case of a Forfeited Seller Award that was a cash award, equal to the cash amount thereof. Each Replacement Award will vest based on the applicable Continuing Employee’s continued employment with Purchaser and its Affiliates on the same vesting date(s) and in accordance with the same terms and conditions (other than the achievement of performance goals) as applied to the corresponding Forfeited Seller Award and will vest upon a termination of employment after the Closing Date to the same extent provided in the terms and conditions of the corresponding Forfeited Seller Award. The aggregate amount of the Replacement Awards will be included in the calculation of TBV as a liability of the Bank (and, for purposes of calculation of the Estimated Closing TBV, shall be calculated based on: (A) in the case of a Forfeited Seller Award that was an equity award, (i) the number of ADRs subject to the Forfeited Seller Awards assuming, solely for this purpose, that the Closing Date occurred on the Estimated Closing Balance Sheet Date, and (ii) the closing price of an ADR on the trading day immediately preceding the Estimated Closing Balance Sheet Date, and (B) in the case of a Forfeited Seller Award that was a cash award, the cash amount thereof assuming, solely for this purpose that the Closing Date occurred on the Estimated Closing Balance Sheet Date). Promptly following the date of this Agreement, Sellers shall provide Purchaser with all information necessary to implement the commitments to grant Replacement Awards as set forth in this Section 5.10(h). (i) The parties agree to cooperate in good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under WARN as a result of the transactions contemplated by this Agreement. At the Closing, Seller shall provide to Purchaser a complete and accurate list of all “employment losses” within the business, as that term is defined by WARN, which occurred within the 90 calendar days preceding the Closing, which list shows the name, date of separation, reason for separation, and facility or operating union of each employee who suffered an employment loss in such period. Purchaser or its applicable Affiliate (including the Bank and the Transferred Subsidiaries following the Closing) shall be responsible for providing any notice (or pay in lieu of notice) required pursuant to WARN with respect to a “mass layoff” or “plant closing” (each as defined by WARN) involving Business Employees that occurs after the Closing Date. Seller shall be responsible for providing any such notice (or pay in lieu of notice) with respect to a “mass layoff” or “plant closing” (each as defined by WARN) occurring prior to or on the Closing Date, and prior to, on or after the Closing Date with respect to any Excluded Employees. (j) The provisions of this Section 5.10 are solely for the benefit of the parties to this Agreement, and nothing in this Agreement, whether express or implied, is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise be treated as an amendment or modification of any Benefit Plan, New Plan or other benefit plan, agreement or arrangement, (ii) limit the right of Sellers, the Bank, Purchaser or their respective Subsidiaries or Affiliates to amend, terminate or otherwise modify any Benefit Plan, New Plan or other benefit plan, agreement or arrangement following the Effective Time, (iii) interfere or restrict in any way the rights of Purchaser or any of its Affiliates to discharge or terminate the services of any Continuing Employee or other

-76- Person for any reason whatsoever, with or without cause, or (iv) create any third-party beneficiary or other right (A) in any Person, including any current or former employee of the Bank or any Transferred Subsidiary, any participant in any Benefit Plan, New Plan or other benefit plan, agreement or arrangement (or any dependent or beneficiary thereof) or (B) to continued employment with Sellers, the Bank, any Transferred Subsidiary or Subsidiary of Purchaser or any of their respective Affiliates. Section 5.11 Intellectual Property. (a) Except as expressly provided in this Section 5.11(a), Purchaser, on behalf of itself and its Affiliates (which, for the avoidance of doubt, shall include throughout this Section 5.11(a) the Bank and the Transferred Subsidiaries following the Closing), acknowledges and agrees that neither Purchaser nor any of its Affiliates is purchasing, acquiring, licensing or otherwise obtaining any right, title or interest in, (i) any Intellectual Property owned by Sellers or any of their Affiliates (except for the Intellectual Property owned by the Bank and the Transferred Subsidiaries as of immediately prior to Closing), (ii) any Mark registered in the name of either of the Sellers or any of their Affiliates (other than the Bank or any Transferred Subsidiary), or (iii) the names “Mitsubishi”, “MUFG”, “BTMU”, “Intrepid”, “UFJ”, “MUTB”, “Diamond”, “BOT” or “Bank of Tokyo” or any Internet domain name, social media handle, Mark, word or name including, confusingly similar to or embodying any of such names or the Marks set forth in subsection (ii), or any translations or confusingly similar derivation, variation or adaptation of any of the foregoing, in each case, whether alone or in combination with any other words, name or Marks, and whether registered or unregistered, including the Marks set forth in Section 5.11(a) of the Sellers’ Disclosure Schedule (collectively, the “Seller Marks”), and that to the extent the Bank or any Transferred Subsidiary has or acquires any such rights, title or interest, Sellers shall cause the Bank and the Transferred Subsidiaries to assign all such rights, title and interest to Sellers effective as of the Closing. (b) Without limiting the foregoing, as promptly as reasonably practicable following the Closing (and in any event prior to the end of the Transition Period), Purchaser shall, and shall cause the Bank and the Transferred Subsidiaries to, (i) cease and discontinue all uses of the Seller Marks and (ii) eliminate from, revise, paint over or otherwise obscure any Seller Marks on any signage, inventory, and other public-facing materials (including any publicly distributable documents and other digital or physical public-facing materials bearing a Seller Mark) that are in the possession or under the control of Purchaser or any of its Affiliates after the Closing; provided, that notwithstanding the foregoing, effective as of the Closing Date, Sellers (on behalf of themselves and their Affiliates) hereby grant to the Bank and the Transferred Subsidiaries, during the Transition Period, a limited, non-exclusive, non- transferable, non-sublicensable (except to service providers in connection with the provision of services to the Bank and the Transferred Subsidiaries), royalty-free license to use the Seller Marks in the operation of the businesses of the Bank and the Transferred Subsidiaries as such Seller Marks were used therein as of immediately prior to the Closing. The Bank and the Transferred Subsidiaries shall use and display any Seller Marks licensed pursuant to this Section 5.11(b) only in a form and manner that does not violate applicable Law and that is consistent in all material respects with the use or display of such Seller Marks in connection with the businesses of the Bank and the Transferred Subsidiaries immediately prior to the Closing and solely in association with goods or services of a quality equal to or greater than the quality of the

-77- goods and services offered by the businesses of the Bank and the Transferred Subsidiaries prior to the Closing. Purchaser acknowledges and agrees that neither the Bank nor any Transferred Subsidiary shall, after the Closing, use (except for use in accordance with the foregoing license), adopt, register or apply for registration of any Seller Mark. Notwithstanding the foregoing, Purchaser and its Affiliates (including the Bank and the Transferred Subsidiaries) may use the Seller Marks at all times after Closing (i) as required by applicable Law; (ii) subject to Section 5.6, in a neutral, non-trademark manner to describe the historical relationship between the Bank and the Transferred Subsidiaries on the one hand, and the Sellers and its Affiliates (other than the Bank and the Transferred Subsidiaries) on the other hand, which reference is factually accurate; and (iii) subject to Section 5.6, in historical legal documents and materials that are not visible to the public, in each case (i) through (iii), provided that Purchaser and its Affiliates shall not modify or edit the appearance of the Seller Marks in connection with such uses. (c) As promptly as reasonably practicable following the Closing (and in any event prior to the end of the Transition Period), Seller shall, and shall cause its Affiliates to, (i) cease and discontinue all uses of the Bank Marks and (ii) eliminate from, revise, paint over or otherwise obscure any Bank Marks on any signage, inventory, and other public-facing materials (including any publicly distributable documents and other digital or physical public-facing materials bearing a Bank Mark) that are in the possession or under the control of the Sellers or any of their Affiliates after the Closing; provided, that notwithstanding the foregoing, effective as of the Closing Date, Purchaser (on behalf of itself and its Affiliates) hereby grants to the Sellers and their Affiliates, during the Transition Period, a limited, non-exclusive, non- transferable, non-sublicensable (except to service providers in connection with the provision of services to the Sellers and their Affiliates), royalty-free license to use the Bank Marks in the operation of the businesses of the Sellers and their Affiliates as such Bank Marks were used therein as of immediately prior to the Closing. Prior to Closing, the Sellers shall provide Purchaser with reasonable details regarding the anticipated use of such Bank Marks during the Transition Period. The Sellers and their Affiliates shall use and display any Bank Marks licensed pursuant to this Section 5.11(c) only in a form and manner that does not violate applicable Law and that is consistent in all material respects with the use or display of such Bank Marks in connection with the businesses of the Sellers and their Affiliates immediately prior to the Closing and solely in association with goods or services of a quality equal to or greater than the quality of the goods and services offered by the businesses of the Sellers and their Affiliates prior to the Closing. Sellers acknowledge and agree that neither the Sellers nor any of their Affiliates shall, after the Closing, use (except for use in accordance with the foregoing license), adopt, register or apply for registration of any Bank Mark. Notwithstanding the foregoing, Sellers and their Affiliates may use the Bank Marks at all times after Closing (i) as required by applicable Law; (ii) subject to Section 5.6, in a neutral, non-trademark manner to describe the historical relationship between the Bank and the Transferred Subsidiaries on the one hand, and the Sellers and its Affiliates (other than the Bank and the Transferred Subsidiaries) on the other hand, which reference is factually accurate; and (iii) subject to Section 5.6, in historical legal documents and materials that are not visible to the public, in each case (i) through (iii), provided that Sellers and their Affiliates shall not modify or edit the appearance of the Bank Marks in connection with such uses. (d) Effective upon the Closing Date, Sellers shall cause the Bank and the Transferred Subsidiaries to assign to Sellers (or an Affiliate of Sellers designated by Sellers) all

-78- (i) Shared Software; and (ii) Intellectual Property (other than Marks and Shared Software) that is owned by the Bank or any of the Transferred Subsidiaries and primarily used in, or primarily related to, the businesses of the Seller and its Affiliates (other than the Bank and the Transferred Subsidiaries, but including (A) the businesses conducted by the Bank and the Subsidiaries described in Schedule 4 attached hereto, and (B) the Excluded Assets and Liabilities) (collectively, “Excluded IP”). (e) Effective upon the Closing Date, Sellers shall cause the Seller to assign to the Bank all of its right, title and interest in and to (i) the Highmark Registrations on a form reasonably acceptable to the parties and (ii) all Intellectual Property (other than Marks and Shared Software) that is owned by Sellers or their Affiliates (other than the Bank or Transferred Subsidiaries) and exclusively used in, or exclusively related to, the businesses of the Bank and the Transferred Subsidiaries (other than the (A) the businesses conducted by the Bank and the Subsidiaries described in Schedule 4 attached hereto, and (B) the Excluded Assets and Liabilities). (f) Effective upon the Closing Date, the Sellers, on behalf of themselves and their Affiliates, hereby grant to Purchaser and its Affiliates a personal, irrevocable, perpetual, worldwide, fully-paid-up, royalty-free and non-transferable (except as set forth in Section 8.4, to an Affiliate or in connection with a merger, reorganization or one or more sales of any of the Banks’ or the Transferred Subsidiaries’ current businesses or lines of business), non- sublicensable (except to service providers in connection with the provision of services to the Purchaser and its Affiliates), non-exclusive license to use and exercise all rights in Intellectual Property under the Retained Shared IP to make, have made, sell, offer for sale, import, use and otherwise exploit, provide, distribute or dispose of (in each case, directly or indirectly) all goods or services offered or used by the businesses of the Bank and the Transferred Subsidiaries prior to the Closing, and natural evolutions thereof, and to practice and have practiced any method or process in connection therewith. (g) Effective upon the Closing Date, Purchaser, on behalf of itself and its Affiliates (including the Bank and the Transferred Subsidiaries), hereby grants to the Sellers and their Affiliates a personal, irrevocable, perpetual, worldwide, fully-paid-up, royalty-free and non- transferable (except as set forth in Section 8.4, to an Affiliate or in connection with a merger, reorganization or one or more sales of any of the Sellers’ or their Affiliates’ retained businesses or lines of business), non-sublicensable (except to service providers in connection with the provision of services to Sellers and their Affiliates), non-exclusive license to use and exercise all rights in Intellectual Property under the Transferred Shared IP to make, have made, sell, offer for sale, import, use and otherwise exploit, provide, distribute or dispose of (in each case, directly or indirectly) all goods or services offered or used by the businesses of the Sellers and its Affiliates (excluding the Bank and Transferred Subsidiaries) prior to the Closing, and natural evolutions thereof, and to practice and have practiced any method or process in connection therewith. (h) To the extent either Party does not have a tangible embodiment of any Intellectual Property to be owned by it or its Affiliates after Closing or licensed to it or its Affiliates pursuant to Section 5.11(f) and Section 5.11(g), the other Party shall deliver a copy of such tangible embodiment, at the first Party’s reasonable expense for licensed Intellectual

-79- Property, promptly following a written request from the first Party, provided that the other Party has a tangible embodiment of such Intellectual Property in its possession or control. Section 5.12 Intercompany Items. Except as set forth in Section 5.12 of the Sellers’ Disclosure Schedule, prior to the Closing, Sellers shall take, or cause to be taken, all such actions necessary so that (a) all Related Party Contracts are terminated (except as necessary to effectuate the delivery of services under the Transitional Services Agreement or Reverse Transitional Services Agreement) and (b) all outstanding Intercompany Receivables or Intercompany Payables shall have been settled or paid; provided that the parties hereby agree to work in good faith to agree upon mutually acceptable procedures for the settlement or payment of (i) such amounts in a tax-efficient manner and (ii) any trailing activities. Section 5.13 Insurance. Following the Closing Date, the Bank and the Transferred Subsidiaries shall no longer be insured under any insurance policy of Sellers or any of their Affiliates, which are identified in Section 3.16 of the Sellers’ Disclosure Schedule. Section 5.14 Excluded Assets and Liabilities Transfer. (a) Prior to the Closing and on the terms and conditions contained in the Excluded Assets and Liabilities Purchase and Assumption Agreement attached as Annex A hereto, with any changes or modifications thereto mutually agreed by Sellers and Purchaser (the “P&A Agreement”), Sellers shall cause Bank and the Transferred Subsidiaries to transfer to Sellers and their Affiliates (other than the Bank or the Transferred Subsidiaries), as designated by the Sellers, and Sellers shall, or cause their Affiliates to, purchase and assume the assets and liabilities described in Schedule 4 (such assets and liabilities, collectively, the “Excluded Assets and Liabilities” and such transfer or transfers, together with such other transactions described in the Excluded Assets and Liabilities Purchase and Assumption Agreement, the “Excluded Assets and Liabilities Transfer”). Purchaser and Seller shall work in good faith to finalize the form of P&A Agreement (including the schedules thereto) within thirty (30) days of the date of this Agreement. Subject to the preceding sentence, Seller shall deliver to Purchaser for its review substantially complete drafts of the schedules to the P&A Agreement within fifteen (15) days of the date of this Agreement. (b) Sellers, the Bank and their Affiliates shall undertake the matters contemplated by this Section 5.14 in a manner that does not, in any way prevent or impair in any material respect the consummation of the Transactions. Section 5.15 Special Dividend Transaction. Immediately prior to the Closing, and subject to the satisfaction or written waiver of all of the conditions to Closing set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions; provided that such conditions would be satisfied if the Closing were to then occur), Bank shall dividend or distribute to Seller, or repurchase a portion of its Shares from Seller for, the Special Dividend Amount for which the Special Dividend Approval has been obtained (such transaction, the “Special Dividend Transaction”). Sellers shall cause the Bank to use reasonable best efforts to obtain the Special Dividend Approval for the declaration and payment of a dividend by the Bank that would result in there not being any Excess Capital; provided that if such dividend is not approved by the

-80- OCC, Sellers shall continue to cause the Bank to use reasonable best efforts to obtain approval for the maximum amount of dividend by the Bank that is reasonably capable of being approved by the OCC. In the event there is expected to be any Excess Capital, then Sellers shall cause the Bank to hold, as of the Closing, cash and cash equivalents that are no less than the Excess Capital Amount. Section 5.16 Excess Capital. If there is any Excess Capital: (a) On or prior to the fifth anniversary of the Closing Date (or the next Business Day if such day is not a Business Day), the Purchaser shall deliver to Seller an amount equal to the Excess Capital (the “Excess Capital Amount”); provided that in no event shall the Excess Capital Amount exceed $5,000,000,000. Purchaser shall have the right to deliver all or any portion of the Excess Capital Amount at any time and from time to time prior to the fifth anniversary of the Closing Date. The foregoing shall be an unsecured payment obligation of Purchaser that is not transferrable or assignable by Seller. (b) Purchaser shall use its reasonable best efforts to deliver at least $1,000,000,000 of the Excess Capital Amount (or, if the Excess Capital Amount is less than $1,000,000,000, all of the Excess Capital Amount) at the time of the conversion of the Bank’s systems to the Purchaser’s systems (or within three months thereafter). (c) The payments contemplated by clauses (a) and (b) above shall be made to one or more accounts which have been designated by Seller in writing at least three (3) Business Days prior to the payment thereof. (d) Subject to the receipt by Seller of any Excess Capital Amount, Seller shall deliver to Purchaser a receipt confirming that Seller has received such amount. Section 5.17 Release. At or prior to the Closing, subject to Section 5.12 and the provisions of the Transitional Services Agreement, Reverse Transitional Services Agreement, and any other Contract that may be entered into among the parties following the Closing, (a) the Bank and the Transferred Subsidiaries shall execute releases acquitting, releasing and discharging Sellers, any of their Affiliates or Representatives (including the directors of the Bank) from any and all liabilities to the Bank and the Transferred Subsidiaries that exist as of the Closing Date or that arise in the future from events or occurrences taking place prior to or as of the Closing Date (provided that the foregoing shall not apply to the extent that any such Person is a Purchaser Indemnified Party exercising rights under Section 8.1), and (b) Sellers shall execute releases acquitting, releasing and discharging the Bank and the Transferred Subsidiaries and their respective Representatives from any and all liabilities to Sellers or its Affiliates (other than the Bank and the Transferred Subsidiaries) that exist as of the Closing Date or that arise in the future from events or occurrences taking place prior to or as of the Closing Date and from any obligations under Contracts to which Sellers or any of their Affiliates (other than the Bank and the Transferred Subsidiaries) is a party (x) under which the Bank and the Transferred Subsidiaries are provided with services, property or other assets that are used in the conduct of their respective businesses, (y) that contain any exclusive dealing or third party referral arrangements imposed on the Bank or the Transferred Subsidiaries, or any non-competition or non-solicitation covenants that purport to limit the freedom from and after the Closing of the

-81- Bank and the Transferred Subsidiaries to compete in any line of business or with any Person or in any area, or (z) for which there are any costs or expenses that would be incurred by the Bank and the Transferred Subsidiaries from and after the Closing in connection with the termination of such Contracts. Section 5.18 Further Assurances. Before, at and after the Closing, consistent with the terms and conditions hereof, Sellers and Purchaser shall, and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause their Affiliates to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a party may reasonably require in order to carry out any of the Transactions. Following the Closing, the parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by applicable Law with respect to the Transactions. Section 5.19 Removal; Resignations. On or prior to the Closing Date, Sellers will deliver to Purchaser evidence of the removal of, or executed resignations of, each director and/or officer of the Bank and each Transferred Subsidiary who is an employee of Sellers or any of their Affiliates (other than solely the Bank or any Transferred Subsidiary) from his or her position as director and/or officer of the Bank and/or each applicable Transferred Subsidiary, effective as of the Effective Time. Section 5.20 D&O Indemnification and Insurance. (a) Except with respect to any case involving fraud, from and after the Effective Time, in the event of any threatened or actual Action in the U.S., whether civil, criminal or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Bank or any Transferred Subsidiary, or who is or was serving at the request of the Bank or any Transferred Subsidiary as a director or officer or agent of another Person, is, or is threatened to be, made a party or witness based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, (i) the fact that such Person is serving or did serve in any such capacity, (ii) this Agreement or the Transactions, whether asserted or arising before or after the Effective Time, (iii) any liability or obligation of the Bank or any Transferred Subsidiary, or (iv) any action or failure to take action by any such director, officer or agent in his or her capacity as such occurring in whole or in part prior to the Effective Time, the Bank shall, and Purchaser shall cause the Bank to, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law, each such Person against any Losses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any such matter or investigation to the fullest extent permitted by applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), judgments, fines and amounts paid in settlement in connection with any such threatened or actual Action in the United States. Such Persons shall reasonably cooperate with the Purchaser, the Bank and their Subsidiaries in the defense of any such threatened or actual Action, and none of Purchaser, the Bank or the Transferred Subsidiaries shall have any liability hereunder in respect of any compromise or settlement of any Action effected without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed).

-82- (b) Without limiting the indemnification and other rights provided in Section 5.20(a), all rights to indemnification and all limitations on Losses existing in favor of the directors, officers and employees of the Bank and the Transferred Subsidiaries as provided in their respective Constituent Documents as in effect as of the date of this Agreement or in any indemnification agreement in existence on the date of this Agreement with the Bank or any Transferred Subsidiary shall continue in full force and effect to the fullest extent permitted by Law and shall be honored by the Bank and the Transferred Subsidiaries or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto. At Closing, or as soon as practicable after Closing, the Purchaser shall, and shall cause the Bank, to use its reasonable best efforts to obtain a “tail” insurance policy with respect to directors’ and officers’ liability insurance that covers for a period of six (6) years from the Effective Time the individuals serving as directors and officers of the Bank or any Transferred Subsidiary immediately prior to the Effective Time for acts or omissions occurring prior to the Effective Time, with coverage and amounts appropriate for the size and scope of the Bank and the Transferred Subsidiaries in amounts consistent with the coverage existing as of the Closing, with respect to acts or omissions occurring prior to the Closing that were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Purchaser or the Bank be required to expend for such insurance policy an annual premium amount in excess of two-hundred fifty percent (250%) of the annual premiums currently paid by the Bank for such insurance. Section 5.21 Other Offers. None of the Sellers, their Affiliates, the Bank or any Transferred Subsidiary shall, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Shares, or substantially all the assets, of the Bank (an “Acquisition Proposal”) (other than acquisition of “other real estate owned” property held by the Bank in the ordinary course of its business in accordance with past practices), or otherwise disclose any non-public information or afford access to the properties, books or records of the Bank to any person or entity who has indicated an intention to make or has made an Acquisition Proposal. Section 5.22 Other Transaction Documents. On the Closing Date, Purchaser (or the Purchaser Bank) and Sellers shall cause to be executed and delivered (i) a Transitional Services Agreement, substantially in the form attached hereto as Annex B (the “Transitional Services Agreement”), (ii) a Reverse Transitional Services Agreement, substantially in the form attached hereto as Annex C (the “Reverse Transitional Services Agreement”), and (iii) a Registration Rights Agreement, substantially in the form attached hereto as Annex D (the “Registration Rights Agreement”), in each case with any changes or modifications thereto mutually agreed by Sellers and Purchaser. Section 5.23 Treatment of Bank Indebtedness. At and after the effective time of the Bank Merger, for any debt of the Bank or any Transferred Subsidiary set forth on Section 5.23 of the Sellers’ Disclosure Schedule, Purchaser, Purchaser Bank or another Subsidiary of Purchaser shall, to the extent permitted thereunder and required thereby, defease, repay or assume the due and punctual performance and observance of the covenants to be performed by the Bank under the definitive documents governing such indebtedness, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes governed thereby. In

-83- connection therewith, prior to the Effective Time, Purchaser and the Sellers shall, and shall cause the their respective Subsidiaries to, cooperate and use reasonable best efforts to (a) execute and deliver any supplemental indentures, officer’s certificates or other documents, and (b) provide any opinion of counsel to the trustee thereof, in each case, required to make such defeasance, repayment or assumption effective as of the effective time of the Bank Merger or Closing, as may be elected by Purchaser in accordance with the definitive documents governing such indebtedness. Section 5.24 Updated Financial Information. (a) From the date of this Agreement until the Closing Date or the termination of this Agreement pursuant to ARTICLE 7, and subject to Section 5.24(c), Seller will provide to Purchaser (i) at the same time that it receives such materials from the Bank, copies of all future monthly managerial financial packages of the type included in Section 1.3 of the Dataroom and (ii) as promptly as practicable, but in no event later than the thirtieth (30th) day following the end of the relevant quarter-end month, copies of all future Bank Call Reports. Each of the quarterly unaudited consolidated financial statements contained in the Bank Call Reports delivered pursuant to the foregoing clause (ii) will fairly present in all material respects the consolidated financial position of the Bank and its Subsidiaries, as of the dates thereof, and their respective results of operations and cash flows for the periods then ended, in each case, in conformity with GAAP and/or requirements under applicable Law (including applicable regulatory accounting principles) applied on a consistent basis (except as may be indicated in the notes thereto). (b) If requested by Purchaser, and subject to Section 5.24(c), Sellers will prepare Carveout Financial Statements as promptly as practicable after January 1, 2022. Sellers shall keep Purchasers reasonably informed on a current basis regarding the preparation of such Carveout Financial Statements. For purposes of this Agreement, “Carveout Financial Statements” means (a) a consolidated balance sheet for the Bank and the Transferred Subsidiaries (taking into account the Excluded Assets and Liabilities Transfer) as of December 31, 2021, and the related consolidated statements of comprehensive income for the year ended December 31, 2021, and (b) a consolidated balance sheet for Bank and the Transferred Subsidiaries (taking into account the Excluded Assets and Liabilities Transfer) as of the end of each fiscal quarter subsequent to December 31, 2021, and the related consolidated statements of income for the fiscal year-to-date period then ended. The Carveout Financial Statements will be prepared on a consistent basis as the carveout financial statements included in Section 1.3 of the Dataroom. If Purchaser is required to file financial statements related to the acquired business of the Bank and the Transferred Subsidiaries after the Closing for SEC reporting purposes (including pursuant to Item 9.01 of Form 8-K), then at the request of Purchaser, prior to Closing, Sellers shall, and shall cause the Bank and the Transferred Subsidiaries to, assist the Purchaser with the preparation of the financial statements and financial information required by the applicable requirements of Regulation S-X promulgated by the SEC, including by facilitating the audit or review, as required, of such financial statements and financial information by the Bank’s independent auditors in accordance with applicable Law and auditing standards; provided that Purchaser shall reimburse Seller for all reasonable, documented out-of-pocket expenses of the Bank’s independent auditors in connection with such audit or review.

-84- (c) Notwithstanding the foregoing, none of the Sellers, the Bank or any of the Transferred Subsidiaries shall be required to disclose any information when disclosure (A) could result in the loss of any legal privilege or contravene any Law (including those related to confidential supervisory information), (B) could result in the disclosure of any trade secrets or competitively sensitive information of Seller or its Affiliates or of a third party to whom Seller and its Affiliates have confidentiality obligations or (C) could result in Purchaser gaining access to any information solely relating to the Excluded Assets and Liabilities; provided that the parties shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to Purchaser to occur without contravening any of the foregoing clauses (A), (B) and (C). All information received pursuant to this Section 5.24 shall be governed by the terms of Section 5.5. Section 5.25 Certain Commercial Arrangements. Sellers and Purchaser agree that, following the date hereof, they will make good faith efforts towards executing and delivering, as of the Closing, Contracts that would implement the proposed business relationships, including (1) financial service arrangements for Japanese corporate and individual clients to provide services that are similar to such services as provided by Sellers and the Bank prior to Closing; (2) collaboration in transaction banking services; (3) collaboration in financial technology business; and (4) other areas as mutually agreed to by the parties, in each case, on mutually acceptable terms taking into account each party’s risk appetite and expected economic returns. Section 5.26 Transition. (a) Promptly after the date hereof, Seller and Purchaser shall each appoint three (3) representatives (or another number of representatives as otherwise agreed to by Seller and Purchaser) as their respective transition representatives (each, a “Transition Representative”). Commencing on and following their respective appointment, and in all cases subject to applicable Law, the Transition Representatives shall be responsible for the development and implementation of a transition plan describing milestones, responsible parties, and timelines for the integration and migration planning of the businesses of the Bank and the Transferred Subsidiaries, on the one hand, and the businesses of the Purchaser and its Subsidiaries, on the other hand, effective as of the Closing Date or such later date as may be determined by Purchaser (the “Transition Plan”), including the scope of services to be provided pursuant to the Transitional Services Agreement and the Reverse Transitional Services Agreement, respectively, and the process and timeline for identifying such services, which plan shall be completed prior to the Closing Date. In all cases subject to applicable Law, the Transition Representatives and any other appropriate personnel shall meet (in person or virtually) in accordance with the governance and procedural terms established therefor to discuss the progress of the development and implementation of the Transition Plan and mutually agree in good faith on any necessary modifications to the Transition Plan to ensure that the Transition Plan is implemented in an orderly manner. (b) The parties shall agree to take such actions set forth on Section 5.26(b) of the Sellers’ Disclosure Schedule.

-85- Section 5.27 Additional Covenant. Sellers agree to take such actions set forth in Section 5.27 of Sellers’ Disclosure Schedule. ARTICLE 6 CONDITIONS TO CLOSING Section 6.1 Conditions to the Obligations of Purchaser and Sellers. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions: (a) No Prohibitions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Government Order permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions; (b) Required Approvals. All Requisite Regulatory Approvals set forth in Schedule 3 hereto shall have been obtained, and any applicable waiting periods relating thereto shall have expired or been terminated early; (c) Excluded Assets and Liabilities Transfer. The Excluded Assets and Liabilities Transfer shall have been consummated pursuant to this Agreement, subject to Section 2.7 hereof; and (d) Special Dividend Transaction. The Special Dividend Transaction shall have been consummated; provided that the Estimated Closing TBV shall not be less than the Target Closing TBV and shall not be more than the Maximum Closing TBV. Section 6.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions: (a) Representations and Warranties. (i) Each of the Sellers’ Fundamental Warranties shall be true and correct in all but de minimis respects on and as of the date hereof and the Closing Date; and (ii) other than the Sellers’ Fundamental Warranties, the representations and warranties of Sellers contained in ARTICLE 3 of this Agreement (not giving effect to any “material” or “Material Adverse Effect” or other similar qualifiers) shall be true and correct as of the Closing Date (except for any such representations and warranties that are made as of another specific date which shall be required to be so true and correct only as of such date), except where the failures of such representations and warranties in clause (ii) to be true and correct as of such dates has not had, individually or in the aggregate, a Material Adverse Effect; (b) Covenants. All the covenants and agreements required by this Agreement to be complied with and performed by either of Sellers, the Bank or any Transferred Subsidiary on or before the Closing Date shall have been duly complied with and performed in all material respects;

-86- (c) Deliverables. Purchaser shall have received all certificates, documents, evidence and agreements required to be delivered to it at the Closing under the Agreement, all in form and substance reasonably satisfactory to Purchaser; (d) Officer’s Certificate. Purchaser shall have received a certificate, signed on behalf of Sellers by a duly authorized officer of Seller Holdco and dated the Closing Date, (i) certifying that the conditions set forth in Section 6.2(a) through Section 6.2(c) have been satisfied; and (e) Additional Condition. The condition set forth in Section 6.2(e) of Sellers’ Disclosure Schedule. Section 6.3 Conditions to the Obligations of Sellers. The obligation of Sellers to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions: (a) Representations and Warranties. (i) Each of the Purchaser’s Fundamental Warranties shall be true and correct in all but de minimis respects on and as of the date hereof and the Closing Date; and (ii) other than the Purchaser’s Fundamental Warranties, the representations and warranties of Purchaser contained in ARTICLE 4 of this Agreement (not giving effect to any “material” or “Purchaser Material Adverse Effect” or other similar qualifiers) shall be true and correct as of the Closing Date (except for any such representations and warranties that are made as of another specific date which shall be required to be so true and correct only as of such date), except where the failures of such representations and warranties in clause (ii) to be true and correct as of such dates has not had, individually or in the aggregate, a Purchaser Material Adverse Effect; (b) Covenants. All the covenants and other agreements required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects; (c) Deliverables. Sellers shall have received all certificates, documents, evidence and agreements required to be delivered to it at the Closing pursuant to Section 2.2(c); (d) Officer’s Certificate. Sellers shall have received a certificate, signed on behalf of Purchaser by a duly authorized officer of Purchaser and dated the Closing Date, to the effect that the conditions set forth in Section 6.3(a) through Section 6.3(c) have been satisfied; and (e) Opinion of Counsel. Sellers shall have received a written opinion of counsel with respect to the validity and due authorization of the shares of Purchaser Common Stock comprising the Stock Consideration and other customary matters with respect to the due incorporation and valid existence of Purchaser and such shares being legally issued, fully paid and non-assessable; and (f) NYSE Listing. The shares of Purchaser Common Stock that shall be issuable pursuant to this Agreement have been authorized for listing on the NYSE, subject to official notice of issuance.

-87- ARTICLE 7 TERMINATION Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of Purchaser and Seller Holdco; (b) by Purchaser or Seller Holdco by giving written notice to the other party if (i) any Governmental Authority that must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and non-appealable or (ii) any Governmental Authority of competent jurisdiction shall have issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the Transactions; (c) by Purchaser or Seller Holdco by giving written notice to the other party if the Closing shall not have occurred on or before the Outside Date, unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party or its Affiliates in this Agreement; provided that, at the option of either party (if such party would be permitted to terminate this Agreement pursuant to this Section 7.1(c)), the Outside Date may be extended, by giving written notice to the other party, to December 31, 2022 in the event that the Requisite Regulatory Approvals have not yet been obtained and are reasonably capable of being obtained during such extension period; (d) by Purchaser by giving written notice to the Seller Holdco, if Sellers have breached any of their covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 6.2 to not be satisfied, and such breach is not cured within 45 days following written notice of such breach to Seller Holdco or cannot, by its nature, be cured prior to the Outside Date; provided that Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; or (e) by Seller Holdco by giving written notice to the Purchaser, if Purchaser has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 6.2(e) to not be satisfied, and such breach is not cured within 45 days following written notice to Purchaser of such breach or cannot, by its nature, be cured prior to the Outside Date; provided that Seller Holdco is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement. Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and none of Sellers, Purchaser, any of their respective Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the Transactions, except (i) Section 5.5 (Confidentiality) and ARTICLE 8 (General Provisions) shall survive any termination of this Agreement, and (ii) termination will not relieve any party from liability for any willful and material breach prior to

-88- such termination. For purposes of this Section 7.2, a willful and material breach means a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge or reasonable expectation that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement. ARTICLE 8 GENERAL PROVISIONS Section 8.1 Survival of Representations and Warranties; Indemnification. (a) The representations and warranties of the parties shall survive until the date that is eighteen (18) months following the Closing Date, provided that the Sellers’ Fundamental Warranties and the Purchaser’s Fundamental Warranties shall survive until the expiration of the applicable statute of limitations, and provided, further, that survival of the representations and warranties set forth in Section 3.15 shall be governed by Section 5.9(j). Except as provided in Section 5.9(j), the covenants and agreements contained in this Agreement shall survive the Effective Time until fully performed in accordance with their respective terms, provided that the covenants and agreements contained in this Agreement that by their terms apply or are to be performed entirely prior to the Effective Time shall only survive until the end of the period specified in the immediately preceding sentence. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if (and to the extent) prior to such time notice of the breach giving rise to such right of indemnity shall have been given in accordance with this Section 8.1 to the party against whom indemnity is sought, in which case such breach shall survive until final resolution of such claim (or, if earlier, the latest date permitted by applicable Law). (b) Effective at and after the Closing and subject to the other provisions of this Section 8.1, Seller Holdco hereby agrees to indemnify Purchaser and its Affiliates (including the Bank and the Transferred Subsidiaries) and their respective Representatives (collectively, the “Purchaser Indemnified Parties”) against and agrees to hold each of them harmless from, and reimburse any Purchaser Indemnified Party for, any and all Losses suffered by a Purchaser Indemnified Party as a result of or relating to: (i) any breach or inaccuracy of any Sellers’ Fundamental Warranty or the certificate delivered at Closing in respect thereof determined without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein; (ii) any breach or inaccuracy of any representation and warranty made by Sellers set forth in this Agreement or the certificate delivered at Closing in respect thereof (other than the Sellers’ Fundamental Warranties and the representations and warranties set forth in Section 3.15 (which matters are addressed in Section 5.9)) without giving effect to any limitations as to materiality or “Material Adverse Effect” set forth therein (other than in Section 3.6(f));

-89- (iii) any breach, failure, nonfulfillment or default by Sellers in the performance of or compliance with any of the covenants or agreements made or to be performed by Sellers pursuant to this Agreement; (iv) any Transaction Expenses that were not (A) paid in full at or prior to the Closing or (B) borne entirely by Sellers or any of its Affiliates (other than the Bank and the Transferred Subsidiaries); (v) the Excluded Assets and Liabilities (including the Excluded Subsidiaries) and the Excluded Employees; (vi) the matters set forth on Section 8.1(b)(vi) of Sellers’ Disclosure Schedule; and (vii) the matters set forth on Section 8.1(b)(vii) of Sellers’ Disclosure Schedule. Notwithstanding any other provision to the contrary, Seller Holdco shall not be required to indemnify or hold harmless any Purchaser Indemnified Party against, or reimburse any Purchaser Indemnified Party for, any Losses pursuant to Section 8.1(b)(ii) (A) with respect to any claim (or series of claims arising from similar or related underlying facts, events or circumstances) unless such claim (or series of claims arising from similar or related underlying facts, events or circumstances) involves Losses in excess of $200,000 (nor shall any such claim (or series of claims arising from similar or related underlying facts, events or circumstances) that does not meet such $200,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Purchaser Indemnified Parties’ Losses for which Seller Holdco has responsibility under Section 8.1(b)(ii)), and (B) until the aggregate amount of the Purchaser Indemnified Parties’ Losses exceeds $80,000,000 (such amount, the “Basket”), after which Seller Holdco shall be obligated for all such Losses of the Purchaser Indemnified Parties in excess of the amount of the Basket, subject to the immediately next sentence. Notwithstanding any other provision to the contrary, (A) the cumulative aggregate indemnification obligation of Seller Holdco under Section 8.1(b)(ii) shall not exceed $800,000,000 (the “Cap”), (B) the cumulative aggregate indemnification obligation of Seller Holdco under Section 8.1(b)(ii), Section 8.1(b)(vi) and Section 8.1(b)(vii) shall not exceed $1,200,000,000, and (C) the cumulative aggregate indemnification obligation of Seller Holdco under Section 8.1(b)(i) and (b)(ii) shall not exceed the Purchase Price (as adjusted hereunder), other than in respect of Losses arising as a result of fraud. (c) Effective at and after the Closing and subject to the other provisions of this Section 8.1, Purchaser hereby indemnifies Seller Holdco and its Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against and agrees to hold each of them harmless from, and reimburse any Seller Indemnified Party for, any and all Losses suffered by a Seller Indemnified Party as a result of or relating to: (i) any breach or inaccuracy of any Purchaser’s Fundamental Warranty or the certificate delivered at Closing in respect thereof determined without

-90- giving effect to any limitations as to materiality or “Purchaser Material Adverse Effect” set forth therein; (ii) any breach or inaccuracy of any representation and warranty made by Purchaser set forth in this Agreement or the certificate delivered at Closing in respect thereof (other than the Purchaser’s Fundamental Warranties) determined without giving effect to any limitations as to materiality or “Purchaser Material Adverse Effect” set forth therein; or (iii) any breach, failure, nonfulfillment or default by Purchaser in the performance of or compliance with any of the covenants or agreements made or to be performed by Purchaser pursuant to this Agreement. Notwithstanding any other provision to the contrary, Purchaser shall not be required to indemnify or hold harmless any Seller Indemnified Party against, or reimburse any Seller Indemnified Party for, any Losses pursuant to Section 8.1(c)(ii) (A) with respect to any claim (or series of related claims arising from similar or related underlying facts, events or circumstances) unless such claim (or series of related claims arising from similar or related underlying facts, events or circumstances) involves Losses in excess of $200,000 (nor, subject to the foregoing, shall any such item that does not meet such $200,000 threshold be applied to or considered for purposes of calculating the aggregate amount of the Seller Indemnified Parties’ Losses for which Purchaser has responsibility under Section 8.1(c)(ii)), and (B) until the aggregate amount of the Seller Indemnified Parties’ Losses exceeds the Basket, after which Purchaser shall be obligated for all such Losses of the Seller Indemnified Parties in excess of the amount of the Basket, subject to the immediately next sentence. Notwithstanding any other provision to the contrary, the cumulative aggregate indemnification obligation of Purchaser under Section 8.1(c)(ii) shall not exceed the Cap, and the cumulative aggregate indemnification obligation of Purchaser under Section 8.1(c)(i) and (c)(ii) shall not exceed the Purchase Price (as adjusted hereunder), other than in respect of Losses arising as a result of fraud. (d) If a Purchaser Indemnified Party or a Seller Indemnified Party (each, an “Indemnified Party”) believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Section 8.1, such Indemnified Party shall assert its claim for indemnification by giving written notice thereof (a “Claim Notice”) to Seller Holdco (if indemnification is sought from Seller Holdco) or Purchaser (if indemnification is sought from Purchaser) (in either such case, the “Indemnifying Party”) (i) if the event or occurrence giving rise to such claim for indemnification is, or relates to, a claim, suit, action or proceeding brought by a Person not a party to this Agreement or affiliated with any such party (a “Third Party”), promptly following receipt of notice of such claim, suit, action or proceeding by such Indemnified Party, or (ii) if the event or occurrence giving rise to such claim for indemnification is not, or does not relate to, a claim, suit, action or proceeding brought by a Third Party, promptly after the discovery by the Indemnified Party of the circumstances giving rise to such claim for indemnity; provided, however, that any failure or delay in providing such notice shall not release the Indemnifying Party from any of its obligations under this Section 8.1 except to the extent the Indemnifying Party is prejudiced by

-91- such failure or delay. Each Claim Notice shall describe the claim in reasonable detail including (i) the legal and factual basis of the claim, (ii) an estimate of the amount of Losses which are, or are to be, the subject of the claim and (iii) such other information as is reasonably necessary to enable the Indemnifying Party to assess the merits of the claim (in each case in (i), (ii) and (iii), to the extent then known or reasonably ascertainable). (e) If any claim or demand by an Indemnified Party under this Section 8.1 relates to an action or claim filed or made against an Indemnified Party by a Third Party (each, a “Third Party Claim”), the Indemnifying Party may, at its option, assume and control the defense of such Third Party Claim (including, subject to the remainder of this Section 8.1(e), any negotiation relating thereto and the settlement or compromise thereof) at its sole cost and expense and with its own counsel (which counsel shall be reasonably acceptable to the Indemnified Party); provided, however, that an Indemnifying Party shall not have the right to assume and control the defense of any criminal or regulatory action or claim, any claim seeking material non-monetary remedies or any claim where the portion of the claim for which the Indemnified Party would not be indemnified is reasonably likely to exceed the portion of the claim for which it would be indemnified. The parties shall cooperate in the defense of such Third Party Claim, and, unless and until the Indemnifying Party shall have so assumed the defense of such Third Party Claim, the reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Party in connection with the defense, settlement or compromise of such claim or action shall be a Loss subject to indemnification hereunder to the extent provided herein. Any Indemnified Party shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, and the reasonable out-of-pocket costs and expenses incurred by the Indemnified Party’s separate counsel in connection with the defense, settlement or compromise of such claim or action shall be a Loss subject to indemnification hereunder provided (i) the Indemnifying Party is not entitled to assume and control the defense of such Third Party Claim pursuant to this Section 8.1(e) or shall have failed within forty-five (45) days after receipt of a Claim Notice in respect of such Third Party Claim to assume the defense of such Third Party Claim or to notify the Indemnified Party in writing that it will assume the defense of such Third Party Claim; (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party at the Indemnifying Party’s expense; (iii) the Indemnified Party’s counsel shall have concluded that there is or would reasonably be expected to be a conflict of interest or one or more legal defenses or counterclaims available to such Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party such that it would be inappropriate or inadvisable in the reasonable judgment of Indemnified Party’s counsel for the same counsel to represent both the Indemnified Party and the Indemnifying Party; or (iv) the Indemnifying Party ceases to diligently defend such claims. (f) No Indemnifying Party shall be liable to indemnify any Indemnified Party for any compromise or settlement of any action or claim effected without the prior written consent of the Indemnifying Party, but said consent shall not be unreasonably withheld or delayed, and if settled with the consent of the Indemnifying Party, or if there be final judgment for the plaintiff in any such action that the Indemnified Party is required to pay by the court at the time paid, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Loss by reason of such settlement or judgment, subject to the terms and conditions of this Section 8.1. If the Indemnifying Party shall assume the defense of any claim

-92- in accordance with the provisions of this Section 8.1, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of such claim unless (i) the relief consists solely of monetary damages to be paid entirely by the Indemnifying Party (or a liability insurer thereof) (other than the Basket, if any, to be paid by the Indemnified Party), (ii) the settlement includes no admission or finding of any violation of Law or admission of wrongdoing by the Indemnified Party, and (iii) the settlement includes a provision whereby the plaintiff or claimant releases the Indemnified Parties from all liability with respect thereto. Each Indemnified Party shall make available to the Indemnifying Party all information reasonably available to such Indemnified Party relating to such action or claim the provision of which would not, in the reasonable judgment of the Indemnified Party, violate or jeopardize any applicable attorney-client or other privilege. In addition, the parties shall render to each other such assistance as may reasonably be requested in order to help ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other parties reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. (g) Purchaser and, after the Closing, the Bank shall take and shall cause its Affiliates to use commercially reasonable efforts to mitigate any Loss for which any of them could be entitled to indemnification under this Section 8.1 upon becoming aware of any event which would reasonably be expected to, or does actually, give rise thereto, including incurring costs to the extent necessary to remedy the breach which gives rise to such Loss (which costs, for the avoidance of doubt, shall be considered Loss). (h) The amount which the Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Section 8.1 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Loss, net of any deductibles or other expenses incurred in connection therewith. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnifying Party in respect of Loss and shall subsequently receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such net insurance proceeds or other net amounts actually received. In calculating the amount of any Loss, there shall be deducted an amount equal to any net Tax benefit actually realized (including the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by the Indemnified Party claiming such Loss in the taxable year in which such Loss occurred (determined on a “with and without” basis). (i) With respect to the indemnification obligation set forth in this Section 8.1, in no event shall (i) the Indemnifying Party have any liability to the Indemnified Party or any of its Affiliates for any consequential, indirect, speculative, incidental, special or punitive damages, except to the extent awarded by a court of competent jurisdiction in connection with a Third Party Claim or is reasonably foreseeable, (ii) the Indemnified Party or any of its Affiliates be entitled to recover from the Indemnifying Party under this Section 8.1 more than once in respect of the same Loss; or (iii) the Indemnifying Party be liable for any Loss which is contingent unless and until such contingent Loss becomes an actual liability and is due and payable.

-93- (j) Effective at and after the Closing, the indemnification provided in this Section 8.1 shall be the exclusive remedy available to any party hereto with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, or otherwise in respect of the transactions contemplated by this Agreement or any claims relating to this Agreement or any certificate delivered pursuant hereto, except (i) in the case of fraud or willful misconduct, or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with Section 8.5, (ii) with respect to Taxes (the indemnification for which shall be governed exclusively by Section 5.9), (iii) with respect to the failure of Purchaser to pay the Excess Capital Amount in full within the period provided for in Section 5.16, or (iv) as otherwise expressly provided in this Agreement. Section 8.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 8.3 Entire Agreement. The Transaction Documents and the Confidentiality Agreements represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all other oral or written agreements heretofore made. Section 8.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any attempted or purported assignment in contravention of this provision shall be null and void. Section 8.5 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, including, for the avoidance of doubt, a breach of Section 5.5, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or equity. Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email or other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument. Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of

-94- delivery, (c) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) when transmitted to the email address set out below, as applicable (provided, that no “error” message or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. Whenever notice is given hereunder under clauses (a), (b) or (c) of this Section 8.7, a copy of such notice shall be sent via email to the addresses of the recipient parties below. If to Sellers, to: Mitsubishi UFJ Financial Group, Inc. 2-7-1, Marunouchi, Chiyoda-ku Tokyo, Japan 100-8330 Attention: Hiroshi Kawano Email: hiroshi_3_kawano@mufg.jp and Mitsubishi UFJ Financial Group, Inc. 2-7-1, Marunouchi, Chiyoda-ku Tokyo, Japan 100-8330 Attention: Morito Emi Email: morito_emi@mufg.jp with a copy to (which shall not constitute notice): Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: H. Rodgin Cohen Donald J. Toumey C. Michelle Chen Email: Cohenhr@sullcrom.com Toumeyd@sullcrom.com Chenc@sullcrom.com If to Purchaser, to: U.S. Bancorp 800 Nicollett Mall Minneapolis, Minnesota 55402 Attention: Adam C. Graves Email: adam.graves@usbank.com with a copy to (which shall not constitute notice):

-95- U.S. Bancorp 800 Nicollett Mall Minneapolis, Minnesota 55402 Attention: James L. Chosy Email: james.chosy@usbank.com and a copy to (which shall not constitute notice): Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Lee Meyerson Ravi Purushotham Email: lmeyerson@stblaw.com RPurushotham@stblaw.com Section 8.8 Provisions Separable. (a) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability, of such provision, or the application thereof, in any other jurisdiction. (b) Without limiting generality of the foregoing, the parties acknowledge and agree that (i) the covenants and agreements set forth in Section 5.7 and Section 5.8 were a material inducement to the parties to enter into this Agreement and to perform their respective obligations hereunder, and (ii) if any portion of any provisions in Section 5.7 or Section 5.8 is held invalid or unenforceable, the remaining provisions of Section 5.7 and Section 5.8 will remain in full force and effect to the maximum extent permitted by Law. Section 8.9 Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 5.20, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the parties hereto and their successors or permitted assigns. Section 8.10 Expenses. Except as otherwise specifically provided in the Transaction Documents, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby (it being understood and agreed

-96- that all such expenses incurred by or on behalf of the Bank, any Transferred Subsidiary or the Excluded Subsidiaries shall be the responsibility of the Sellers). Section 8.11 Deadlines. If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the Business Day immediately following the original expiration date of such action. Section 8.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. Section 8.13 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and wholly to be performed in such State. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. [Remainder of page left intentionally blank]

[Signature Page to the Share Purchase Agreement] IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the date first above written. MITSUBISHI UFJ FINANCIAL GROUP, INC. By: Name: Title: MUFG AMERICAS HOLDINGS CORPORATION By: Name: Title: U.S. BANCORP By: Name: Title:

SCHEDULE 3 Requisite Regulatory Approvals 1. U.S. bank regulatory approvals or non-objection notices in respect of the Stock Sale and the Bank Merger, including from (a) the Federal Reserve (the “Federal Reserve Approval”) and (b) the OCC (the “OCC Approval”). 2. U.S. and non-U.S. bank regulatory approvals or non-objection notices in respect of the Excluded Assets and Liabilities Transfer, including from (a) the FDIC (the “FDIC Approval”), (b) the JFSA (the “JFSA Approval”). 3. U.S. bank regulatory approvals or non-objection notices in respect of the Special Dividend Transaction, including from the OCC (the “Special Dividend Approval”). 4. U.S. and non-U.S. approvals or non-objections, if and as applicable, with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar competition laws of other jurisdictions. 5. The approval or non-objections in respect of a change of control of UnionBanc Investment Services, LLC, including from the Financial Industry Regulatory Authority, and any filings required to comply with state and insurance securities authorities, in respect of UnionBanc Investment Services, LLC, as a result of the change of control contemplated hereby. 6. The expiration or termination of all statutory waiting periods in respect of the Requisite Regulatory Approvals or filings described in Paragraphs 1 through 5 above.